As filed with the U.S. Securities and Exchange Commission on March 14, 2011

1940 Act File No. 811-22458

U.S SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

☒	Registration Statement under the Investment Company Act of 1940

☒	Amendment No. 1

PERSIMMON GROWTH PARTNERS
INVESTOR FUND

(Exact Name of Registrant as Specified in Charter)

1777 Sentry Hall Parkway West
Gwynedd Hall, Suite 102
Blue Bell, PA 19422
(Address of Principal Executive Offices)

(877) 502-6840
(Registrant’s Telephone Number, including Area Code)

Gregory S. Horn
Persimmon Growth Partners Investor Fund
1777 Sentry Hall Parkway West
Gwynedd Hall, Suite 102
Blue Bell, PA 19422
(877) 502-6840
 (Name and Address of Agent for Service)

 COPY TO:

Todd Cipperman, Esq.
Cipperman & Company, LLC
500 E. Swedesford Road, Suite 104
Wayne, PA 19087

CROSS REFERENCE SHEET

PART A

Item No.	Caption	Location
1.	Outside Front Cover Page	Outside Front Cover Page
2.	Cover Pages and Other Offering Information	Inside Front Cover and Outside Back Cover Pages
3.	Fee Table and Synopsis	Fees and Expenses
4.	Financial Highlights	Financial Highlights
5.	Plan of Distribution	Investment Objective and Approach -- Plan of Distribution and Use of Proceeds, How to Purchase Shares, Suitability
6.	Selling Shareholders	Not Applicable
7.	Use of Proceeds	Investment Objective and Approach -- Plan of Distribution and Use of Proceeds
8.	General Description of the Registrant	The Investor Fund, Investment Objective and Investment Approach, Risk Factors
9.	Management	Investor Fund’s Board of Trustees and Its Professionals
10.	Capital Stock, Long-Term Debt, and Other Securities	The Offering
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents of the Statement of Additional Information	Table of Contents of SAI
PART B
Item No.	Caption	Location
14.	Cover Page of SAI	Cover Page
15.	Table of Contents	Table of Contents of Statement of Additional Information
16.	General Information and History	The Investor Fund
17.	Investment Objective and Policies	Investment Objective and Investment Approach

18.	Management	Investor Fund’s Board of Trustees and Its Professionals
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Advisory and Other Services	The Investor Fund’s Board of Trustees and Its Professionals, The Investor Fund’s Board of Trustees and Its Professionals – The Adviser
21.	Portfolio Managers	The Investor Fund’s Board of Trustees and Its Professionals, The Investor Fund’s Board of Trustees and Its Professionals – The Adviser
22.	Brokerage Allocation and Other Practices	The Investor Fund’s Professionals – Brokerage, Special Information Regarding the Master Fund/Investor Fund Investment Structure
23.	Tax Status	Tax Considerations, Certain ERISA Considerations
24.	Financial Statements	Not Applicable
PART A -- INFORMATION REQUIRED IN A PROSPECTUS
PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the prospectus and statement of additional information that follows.

Number: _______

PERSIMMON GROWTH PARTNERS INVESTOR FUND

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

March 14, 2011

A PRIVATE OFFERING OF SHARES OF BENEFICIAL INTEREST

THE SHARES OFFERED PURSUANT TO THE TERMS OF THIS MEMORANDUM ARE HIGHLY SPECULATIVE AND INVOLVE CERTAIN RISKS.  SEE THE DISCUSSION HEREIN CAPTIONED “CERTAIN RISK FACTORS.”

This memorandum (the “Memorandum”) concisely sets forth the information about Persimmon Growth Partners Investor Fund (the “Investor Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Investor Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Investor Fund.  Portions of the Investor Fund’s Statement of Additional Information dated March 14, 2011 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum.  The Statement of Additional Information can be obtained without charge by calling (877) 502-6840 or by by writing to the Investor Fund at the address shown below.

The Table of Contents of the SAI appears at page 42 of this Memorandum.

Because the Investor Fund is not publicly offered, the Investor Fund does not make available its SAI or its annual or semi-annual reports on its website.  Such reports and other reports filed by the Investor Fund are available at the SEC’s website (www.sec.gov) for no charge.

Persimmon Growth Partners Investor Fund
1777 Sentry Parkway West
Gwynedd Hall, Suite 102
Blue Bell, PA  19422

The Investor Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  Persimmon Capital Management, LP, a Delaware limited partnership (the “Adviser”), is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that serves as the investment manager to the Investor Fund.

The Investor Fund seeks to achieve positive consistent annual performance by investing in Persimmon Growth Partners Fund, L.P. (the “Master Fund”), which in turn invests in a diverse group of hedge fund partnerships and other pooled investment vehicles (collectively, “Investment Funds”) managed by hedge fund investment managers (“Managers”).  The Investor Fund is an investment vehicle formed to provide investors with the opportunity to invest in a diversified portfolio of largely non-correlated hedge funds employing various hedged Long/Short Equity Strategies.  See “INVESTMENT OBJECTIVE, INVESTMENT STRATEGY, AND INVESTMENT RESTRICTIONS.”  The investment goal of the Investor Fund is to seek to generate high absolute returns while exhibiting volatility below that of the domestic equity markets.  There is no guarantee that these returns can be achieved and the Investor Fund cannot guarantee that its investment objective will be achieved or that its strategy will be successful.  Investing in the Investor Fund involves a risk of significant loss.  See “CERTAIN RISK FACTORS”.

The Investor Fund is designed to be highly complementary to traditional U.S. equity portfolios.

This Memorandum relates to an offering (the “Offering”) of shares of beneficial interest (“Shares”) in the Investor Fund.  The Shares will generally be offered as of the first business day of each calendar month or at such other times as may be determined by the Adviser, in each case subject to any applicable sales charge and other fees, as described herein.  The Shares are issued at net asset value per Share.  Prospective investors who seek to invest in the Investor Fund should carefully read and retain this Memorandum.  Shares may be purchased or withdrawn, and will be offered for purchase exclusively to a limited number of accredited investors, as described herein.  See “INVESTOR ELIGIBILITY” in the Summary below.

In making an investment decision, investors must rely upon their own examination of the Investor Fund and the terms of the Offering, including the merits and risks involved.

The Shares will not be listed on any securities exchange and the Investor Fund will not knowingly permit a secondary market to develop. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as described below. Although the Investor Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for Shares or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Investor Fund does not constitute a complete investment program.

The Investor Fund has not designated an underwriter or distributor.  However, the Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Investor Fund. These payments will be made out of the Adviser’s and/or affiliates’ own assets and will not represent an additional charge to the Investor Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Investor Fund over other investment options. See “DISTRIBUTION ARRANGEMENTS” in the Summary below. The Investor Fund will sell Shares only to investors who certify that they are “Accredited Investors.” See “INVESTOR ELIGIBILITY” in the Summary below. The minimum initial investment in the Investor Fund by any investor is $50,000.  However, the Investor Fund, in its sole discretion, may accept investments below this minimum.  Pending the closing of the initial offering or any subsequent offering, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB N.A., the Investor Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Investor Fund on behalf of such investor. Any interest earned on escrowed amounts will be credited to the Investor Fund.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Investor Fund.

You should rely only on the information contained in this Memorandum. The Investor Fund has not authorized anyone to provide you with different information.

The date of this Memorandum is March 14, 2011.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY OTHER FEDERAL OR STATE SECURITIES LAWS.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  THE SECURITIES OFFERED HEREBY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND, WHERE REQUIRED, UNDER THE LAWS OF OTHER JURISDICTIONS, UNLESS SUCH PROPOSED SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

GENERAL NOTICES

THIS IS A PRIVATE OFFERING MADE PURSUANT TO APPLICABLE FEDERAL AND STATE “PRIVATE PLACEMENT” EXEMPTIONS.  THE SHARES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND, ONCE ACQUIRED, WILL NOT BE FREELY TRANSFERABLE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL.  THIS MEMORANDUM CONSTITUTES AN OFFER ONLY IF DELIVERY OF THIS MEMORANDUM IS PROPERLY AUTHORIZED.  THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PERSONS INTERESTED IN THE PROPOSED SALE OF THE SHARES, AND ANY DISTRIBUTION OR REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADVISER, IS PROHIBITED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM.

THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSTRUED AS INVESTMENT, LEGAL OR TAX ADVICE.  A NUMBER OF FACTORS MATERIAL TO A DECISION WHETHER TO INVEST IN THE SHARES HAVE BEEN PRESENTED IN THIS MEMORANDUM IN SUMMARY OR OUTLINE FORM ONLY IN RELIANCE ON THE FINANCIAL SOPHISTICATION OF THE OFFEREES.  EACH PROSPECTIVE INVESTOR IS URGED TO SEEK INDEPENDENT INVESTMENT, LEGAL AND TAX ADVICE CONCERNING THE CONSEQUENCES OF INVESTING IN THIS INVESTOR FUND.

SHARES ARE AVAILABLE ONLY TO PERSONS WILLING AND ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT.  THE INVESTMENTS IN THE INVESTOR FUND ARE SPECULATIVE, ILLIQUID AND INVOLVE A HIGH DEGREE OF RISK.   SEE “CERTAIN RISK FACTORS.”  THE INVESTMENTS ARE SUITABLE AS AN INVESTMENT ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR’S PORTFOLIO.

THIS MEMORANDUM IS BEING GIVEN TO THE RECIPIENT SOLELY FOR THE PURPOSE OF EVALUATING AN INVESTMENT IN THE SHARES DESCRIBED HEREIN.  IT MAY NOT BE REPRODUCED OR DISTRIBUTED TO ANYONE ELSE (OTHER THAN THE IDENTIFIED RECIPIENT'S PROFESSIONAL ADVISERS.)  THE RECIPIENT, BY ACCEPTING DELIVERY OF THIS MEMORANDUM AGREES TO RETURN IT AND ALL RELATED DOCUMENTS TO THE FUND IF THE RECIPIENT DETERMINES NOT TO SUBSCRIBE FOR SHARES.

THE INVESTOR FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE SHARES.

THE ADVISER WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN THEIR POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN SHARES.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES AND THE RIGHTS AND LIABILITIES OF THE INVESTOR FUND, THE INVESTOR FUND’S BOARD OF TRUSTEES AND THE SHAREHOLDERS WILL BE GOVERNED BY THE INVESTOR FUND’S DECLARATION OF TRUST AND THE SUBSCRIPTION AGREEMENT BETWEEN EACH SHAREHOLDER AND THE INVESTOR FUND. THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN SHARES.

SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

DISCUSSIONS IN THIS MEMORANDUM BELOW AS THEY RELATE TO CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ARE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES.  SUCH DISCUSSIONS WERE WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS MEMORANDUM, AND ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

STATE LAW NOTICES REQUIRED BY STATE LAW

FOR CALIFORNIA RESIDENTS:

THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

FOR FLORIDA RESIDENTS:

THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE INVESTOR IN A TRANSACTION EXEMPT UNDER §517.061 OF THE FLORIDA SECURITIES ACT.  THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA.  IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE INVESTOR TO THE FUND, AN AGENT OF THE FUND, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH INVESTOR, WHICHEVER COMES LATER.

ATTENTION RESIDENTS OF GEORGIA:

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE ‘GEORGIA SECURITIES ACT OF 1973’, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

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SUMMARY

The following is a summary of the terms and conditions of an investment in the Investor Fund.  This summary is not intended to be complete and is qualified in its entirety by the information appearing elsewhere herein and in the Investor Fund’s Declaration of Trust.  The description of any document is qualified by reference to such document.

The Investor Fund
The Investor Fund is a Delaware statutory trust formed on or about June 2, 2010.  The Investor Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  Its Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Investor Fund is currently offering Shares (the “Shares”) in the Investor Fund through private placement which will be offered to a limited number of accredited investors (the “Investors”).  Investors purchasing Shares become shareholders (collectively, the “Shareholders”) of the Investor Fund.

The Investor Fund generally invests all of its assets in Persimmon Growth Partners Fund, L.P. (the “Master Fund”), under a master/feeder structure.  In addition, the Investor Fund may periodically make short-term investments in cash, cash equivalents and U.S. Government securities.

Investment Objective, Investment Strategy, and Investment Restrictions
Investment Objective. The Investor Fund seeks positive consistent annual performance by deploying its net investable assets in the Master Fund, which in turn invests in hedge fund partnerships and other pooled investment vehicles (collectively, “Investment Funds”) managed by hedge fund investment managers (“Managers”).  Rather than invest in securities or Investment Funds directly, the Investor Fund seeks to achieve its investment objective by using the “master fund/feeder fund” structure. Under that structure, the Investor Fund invests its assets in another investment company (the Master Fund) having the same investment objective and substantially the same investment policies as the Investor Fund.  The Adviser also serves as the investment adviser for the Master Fund. The purpose of this arrangement is to achieve greater operational efficiencies and to provide certain tax characteristics for target Shareholders. The Investor Fund’s investment experience will correspond directly to the investment experience of the Master Fund.

Investment Strategy.  The Investor Fund invests all or substantially all of its assets in the Master Fund, which is an actively managed portfolio comprised of diversified hedged strategies employed by Investment Funds that seek to achieve high absolute returns while maintaining a focus on capital preservation.  The Master Fund allocates its assets over a highly select group of Investment Funds that employ Long/Short Equity Strategies.

The Master Fund has adopted an approach under which the Adviser selects Investment Funds according to the Investor Fund’s stated investment objectives and each Manager’s own unique investment style.  Multiple Investment Funds are used to provide a prudent level of diversification to mitigate manager specific, security, and investment style specific risk.  The Adviser believes it is possible to identify Investment Funds that can annually deliver consistent absolute returns while exhibiting volatility in line with the domestic equity markets.  The Adviser will evaluate, select and monitor the activities of such Investment Funds.  The Investor Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Investor Fund's outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Investor Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Investor Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Investor Fund, whichever is less.

Investment Restrictions As a matter of fundamental policy, the Investor Fund may not:

(1)           invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Investor Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(2)           invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.  This restriction does not apply to the Investor Fund's investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(3)           issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Investor Fund will not issue senior securities representing indebtedness, except that the Master Fund may borrow money from banks for temporary or emergency purposes or borrow in an amount not to exceed 10% of the Master Fund’s total assets in connection with repurchases of, or tenders for, Interests.

(4)           underwrite securities of other issuers, except insofar as the Investor Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities received pursuant to an “in kind” distribution.

(5)           make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Investor Fund's investment policies.

(6)           purchase or sell commodities or commodity contracts, except, subject to the Adviser’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(7)           purchase or sell real estate or interests therein, however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

The Master Fund has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Investor Fund.

Leverage.  The Investor Fund may employ leverage in an amount not to exceed 10% of the total assets of the Investor Fund solely to meet repurchase requests and for cash management purposes.  The Investment Funds may use leverage for investment purposes.

There is no guarantee that the Adviser will be successful in identifying Investment Funds that generate superior investment performance.  For more details, see “INVESTMENT OBJECTIVE, INVESTMENT STRATEGY, AND INVESTMENT RESTRICTIONS.”

Except as described herein, the Adviser is not required to follow fixed guidelines with respect to the Investment Funds selected and the allocation of the Master Fund’s assets.  The Adviser may also invest the assets of the Investor Fund and the Master Fund in cash, money market funds, U.S. government securities and repurchase agreements. The investment objective of the Investor Fund is non-fundamental.  Thus, it may be changed without a vote of a majority of the Investor Fund’s outstanding Shares.  Furthermore, except as otherwise indicated, the Investor Fund’s investment policies and restrictions are not fundamental and may be changed without a vote of the Shareholders.

THE INVESTOR FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS.  MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES.  NO ASSURANCE CAN BE GIVEN THAT THE INVESTOR FUND’S INVESTMENT OBJECTIVE WILL BE REALIZED.

Board of Trustees
The Board of Trustees of the Investor Fund (the “Board”) has overall responsibility for the management and supervision of the operations of the Investor Fund.  The Board of Directors of the Master Fund (the “Master Fund’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Master Fund.  The Investor Fund and the Master Fund have the same Board members.  Under the Investor Fund’s Declaration of Trust, the number of Trustees is fixed from time to time by the Board. The number of trustees is currently set at four. In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders.  The Board may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within 60 days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board.

Adviser
The Adviser, Persimmon Capital Management, LP, a Delaware limited partnership, serves as the adviser of the Investor Fund pursuant to an investment advisory agreement (the “Investment Advisory Agreement”).  The Adviser also serves as the Adviser to the Master Fund.   The Adviser is registered as an investment adviser with the Securities and Exchange Commission.  The Adviser is also an unregistered commodity trading advisor that has filed for an exemption from registration pursuant to Rule 4.13(a)(8) of the CEA.

The Adviser will evaluate and select Investment Funds which have compiled proven track records with respect to specific investment strategies.  The Adviser will also monitor the performance and operations of the Managers and the Investment Funds selected, as well as any changes in the Managers’ organizations or business operations that could influence the Investment Funds’ future performance.  The Adviser is authorized to adjust the percentage of the Master Fund that is allocated to any Investment Fund, and may select additional or replacement Investment Funds.  See “INVESTOR FUND’S BOARD OF TRUSTEES AND PROFESSIONALS – The Adviser.”

Administrator
The Investor Fund has appointed JD Clark & Company (the “Administrator”), to provide the Investor Fund with additional administrative services pursuant to an Administrative Services Agreement.  The Administrator will determine the Net Asset Value (as defined herein) of the Investor Fund (based upon information furnished by the Master Fund, the Managers, and/or the Investment Funds), as well as to provide certain administrative services and to maintain accounting and financial records of the Investor Fund.  See “INVESTOR FUND’S BOARD OF TRUSTEES AND PROFESSIONALS – The Administrator.”

Custodian
The Investor Fund has appointed UMB N.A. (the “Custodian”), custodian to the Fund.  The Investor Fund will pay to the Custodian customary asset-based fees, per trade fees, as well as out of pocket expenses.  The Investor Fund may also custody assets with other institutions or hold assets directly.  See “INVESTOR FUND’S BOARD OF TRUSTEES AND PROFESSIONALS - Custodian.”

Use of Proceeds	The net proceeds of this Offering will be invested in accordance with the policies set forth above. The Investor Fund may hold cash or invest in cash equivalents for short-term investments.

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Plan of Distribution
Shares will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the Offering.  Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing account with the Investor Fund’s Custodian until the next closing.

The Adviser and/or its affiliates may make payments to certain selling or shareholder servicing agents for the Investor Fund (“Servicing Payments”) in connection with the sale and distribution of shares of the Investor Fund or for services to the Investor Fund and its investors. These Servicing Payments, which may be significant, are paid by the Adviser and/or its affiliates out of their respective revenues, which generally come directly or indirectly from fees paid by the Investor Fund.  In return for these Servicing Payments, the Investor Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Investor Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund’s transfer agent.  The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from advisers and distributors, as well as how your financial consultant is compensated.

Limited Liquidity for Investors
The Investor Fund is a closed-end investment company designed primarily for long-term investors.  Shares will not be traded on any securities exchange or other market.  With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers.  Furthermore, such limited liquidity for Shareholders will generally be subject to or controlled by decisions made by the Master Fund’s Board of Directors.

Investor Eligibility
Investors in the Investor Fund must be “Accredited Investors” within the meaning of Regulation D under the Securities Act of 1933, as amended and will be required to meet other suitability requirements as set forth in the subscription documents. The foregoing suitability standards represent the minimum suitability requirements for prospective investors in the Investor Fund and satisfaction of these standards does not necessarily mean that an investment in the Investor Fund is a suitable investment for a prospective investor.  See “SUITABILITY” in the Statement of Additional Information.

Special Risks of Fund of Funds Structure
The Investment Funds will not be registered as investment companies under the Investment Company Act and, therefore, the Investor Fund and the Master Fund will not have the protections of the Investment Company Act with regard to these investments.  Each Investment Fund will pay any performance-based allocations or fees for which they are obligated irrespective of the performance of the other Investment Funds and the Master Fund and Investor Fund generally.  Accordingly, an Investment Fund with positive performance may be entitled to receive a performance allocation or fee from the Master Fund, and thus indirectly from the Investor Fund and its Shareholders, even if the Master Fund’s overall investment return is negative.

Special Risks of Master/Feeder Structure
The Master Fund may accept investments from other investors (including other feeder funds), in addition to the Investor Fund.  Because each feeder fund can set its own transaction minimums, feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than another feeder fund.  Smaller feeder funds may be harmed by the actions of larger feeder funds.  For example, a larger feeder fund will have more voting power than the Investor Fund over the operations of the Master Fund.  If other feeder funds tender for a significant portion of their shares in a repurchase offer, the assets of the Master Fund will decrease.  This could cause the Investor Fund’s expense ratio to increase to the extent contributions to the Master Fund do not offset the cash outflows.

Limited Ability to Examine or Verify the Valuations Provided by the Underlying Investment Funds
The Master Fund will value interests in the Investment Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board.  The net asset value for the Master Fund (and thus for the Investor Fund) is comprised of the net asset value of the Investment Funds in which the Master Fund invests, less the expenses and liabilities of the Master Fund and the Investor Fund, and other assets in which the Master Fund and/or the Investor Fund invests.  Special situations affecting the calculation of net asset value may arise from time to time.  Prospective Shareholders should be aware that, generally, the Investor Fund, the Master Fund, the Adviser and the Administrator will not be able to examine or verify the valuations provided by the Investment Funds.  Absent bad faith or manifest error, the determination of net asset value of the Master Fund and the Investor Fund is conclusive and binding on all Shareholders. Prospective Shareholders should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund's net asset value (and thus the  Investor Fund’s net asset value) if the judgments of  the Board of Trustees, the Adviser, or investment advisers to the Investment Funds should prove incorrect. Managers to the Investment Funds only provide determinations of the net asset value of Investment Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Master Fund more frequently.

Illiquidity of Holdings
The Investor Fund invests substantially all of its available capital in the Master Fund, which in turn invests substantially all of its available capital in the securities of the Investment Funds.  These investments in the Investment Funds are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Master Fund may not be able to resell some of its securities holdings for extended periods.

Control by a Limited Number of Shareholders
A substantial majority of the Master Fund’s interests are held by a few investors.  As a result, these investors may be deemed to have the ability to determine the outcome of matters submitted to a vote of investors in the Master Fund, including the election of directors. In this regard, the Investor Fund held approximately 94.55% of the Master Fund’s outstanding interest as of December 31, 2010 .  In addition, investments by Gregory Horn, members of his family, and entities controlled by Mr. Horn and his family members held approximately 5.15% of the Master Fund’s outstanding interests as of December 31, 2010.

How to Purchase Shares
Shares will be offered at an offering price  based upon net asset value calculated as of the close of business on the date of purchase to a limited number of  “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Unless waived by the Investor Fund, investors must subscribe for Shares in an amount that equals or exceeds $50,000.  Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000.  The Investor Fund’s closings are expected to occur on the first business day of each month.  The Investor Fund may accept or reject any subscription in whole or in part.

Subscription materials for initial investments must be received in proper form by the Administrator at least five (5) Business Days prior to the relevant investment date and subsequent investment requests must be received in proper form by the Administrator at least four (4) Business Days prior to the relevant investment date.  Payment must be delivered either by check (ten (10) business days in advance) or wire (four (4) business days in advance).  See “HOW TO PURCHASE SHARES.”

The term “Business Day” refers to any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

The Offering	The term “Offering” refers to the offer and sale of Shares in the Investor Fund.

Calculation of Net Asset Value
The Administrator will calculate the net asset value as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (defined below), unless the calculation of the net asset value has been suspended.  The Master Fund will value interests in the Investment Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Trustees.

The net asset value for the Investor Fund is comprised of the net asset value of the Master Fund in which the Investor Fund invests, less the expenses and liabilities of the Master Fund and the Investor Fund, and other assets in which the Investor Fund invests. Similarly, the net asset value for the Master Fund is comprised of the net asset value of the Investment Funds in which the Master Fund invests, less the expenses and liabilities of the Master Fund, and other assets in which the Fund invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Master Fund, the Adviser, and the Administrator will not be able to examine or verify the valuations provided by the Investment Funds.  Absent bad faith or manifest error, the determination of net asset value of the Investor Fund and the Master Fund is conclusive and binding on all Shareholders of the Investor Fund and Members of the Master Fund.

The Investor Fund’s net asset value per Share is based on the net asset value of the Investor Fund and is determined by dividing the net asset value of the Investor Fund by the number of Shares outstanding.  Except as otherwise provided, the net asset value per Share will be determined by the Administrator and published or made available at the office of the Investor Fund at the end of each Allocation Period based on the price availability of the underlying investments, subject to reasonable delays (i.e., delays the Master Fund may encounter in receiving the net asset value of the Investment Funds).

Distributions and Reinvestment
The Investor Fund declares daily and distributes annually substantially all of its net investment income.  Net capital gains, if any, are distributed at least annually. Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Investor Fund on the record date thereof unless a Shareholder has elected to receive cash.

Certain Fees and Expenses
Management Fee. The Adviser receives an annual management fee (the “Management Fee”) that is equal to half of one percent (0.50%) of the Net Asset Value attributable to the Shares during the relevant calendar year.  The Adviser also receives a management fee from the Master Fund equal to one percent (1.00%) of the Master Fund’s net asset value, unless waived by the Adviser in its sole discretion. The Management Fee will be calculated and accrued monthly, and paid quarterly, in arrears, as of the close of trading on the last Business Day of each calendar quarter for its management services.  Payment of the Management Fee is due as of the last Business Day of each calendar quarter and is payable by the Investor Fund within ten (10) days thereafter.

In addition to the Management Fee charged by the Adviser, each Manager will generally charge an asset-based fee and some or all of the Managers will receive incentive-based allocations.  The asset-based fees of the Managers are expected to range from 0% to 3.5% and the incentive-based allocations of the Managers are expected to range from 10% to 35% of net profits.  See “FEES AND EXPENSES.”

Management fees are paid by the Investor Fund and the Master Fund to the Adviser.  Advisory and incentive-based fees for the Managers are paid by the Investment Funds.  The Master Fund bears the costs of the custody and valuation of its securities, trading costs, research and due diligence-related expenses, insurance premiums and administrative, legal and accounting fees.  The projected annual operating expenses of the Investor Fund are described below under “FEES AND EXPENSES.”

Administration Fee.  For its administrative duties, the Administrator is entitled to a monthly asset-based administration fee (the “Administration Fee”) which will be in accordance with reasonable and customary administration fees.

Organizational Expenses.  The Adviser is entitled to reimbursement from the Investor Fund for any and all amounts expended by it on behalf of the Investor Fund in connection with the Investor Fund’s organization.  Such organizational costs and expenses will be treated in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), although the Adviser may elect to modify its treatment of costs and expenses.

Ongoing Costs.  The Investor Fund will be responsible for all ongoing costs and expenses associated with its administration and operation.  Such costs may include but will not be limited to the Management Fee, fees and expenses payable with respect to the Master Fund, compensation and fees payable to the Managers and Investment Funds, fees, including interest, owed in respect of borrowed monies, custodian fees and expenses, research and due diligence-related expenses, insurance premiums, taxes and governmental fees, investment related travel expenses, printing costs and all accounting (as well as audit and tax related) and legal fees in relation to the affairs of the Investor Fund.

Redemption Fee, Redemptions, and Repurchases of Shares
Redemption Fee.  Except as provided below, each Shareholder’s initial investment in the Investor Fund is subject to a redemption fee.  The amount of the redemption fee is calculated as a percentage of redemption proceeds as follows:

5%, if redeemed on or before the end of the  3rd calendar month after the issuance of such Shares,

4%, if redeemed after the end of the  3rd calendar month and on or before the end of the  6th calendar month after the issuance of such Shares,

3%, if redeemed after the end of the  6th calendar month and on or before the end of the 9th calendar month after the issuance of such Shares, and

2%, if redeemed after the end of the 9th calendar month and on or before the end of the 12th calendar month after the issuance of such Shares.

For example, if a Shareholder initially purchased Shares on September 1, 2011, the Shareholder would be subject to a 3% redemption fee, in any repurchase offering commenced after March 1, 2012 and before June 1, 2012.

x

In computing the periods with respect to the redemption fees, a Shareholder who was a Partner in the Master Fund and became a Shareholder in the Investor Fund on account of the Plan of Reorganization dated as of June 5, 2010 will have the period of time such investor was a Partner in the Master Fund immediately prior to the transactions set forth in the Plan of Reorganization count toward satisfying the relevant periods.

No Right of Redemption.  No Shareholder or other person holding a Share has the right to require the Investor Fund to redeem that Share or portion thereof.  There is no public market for Shares, and none is expected to develop.  Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Shares by the Investor Fund, as described below.

Repurchases of Shares.  The Board of Trustees may, from time to time and in their sole discretion, cause the Investor Fund to repurchase Shares from Shareholders pursuant to written tenders by Shareholders at times and on terms and conditions as they establish.  In determining whether the Investor Fund should offer to repurchase Shares, the Board of Trustees will consider the recommendation of the Adviser.  The Adviser generally recommends to the Board of Trustees that the Investor Fund offer to repurchase Shares from Shareholders four times each year. The Board will recommend the repurchase of Shares from Shareholders of the Investor Fund only if the Master Fund makes an offer to repurchase.

Restrictions on Transfers of Shares	With very limited exceptions, Shares are not transferable. Persons who purchase Shares (“Shareholders”) have no right to require the Investor Fund to permit a transfer of their Shares.

Certain Risk Factors	Prospective investors should carefully consider the risks described in this Memorandum. See “CERTAIN RISK FACTORS”.

Certain Risk Factors; Potential Conflicts of Interest
The Investor Fund has only a limited operating history.  Investment in the Investor Fund is speculative and involves a high degree of risk.  Past performance of the Investor Fund, the Master Fund, the Managers or any Investment Funds managed by such persons is no guarantee of the future performance of the Investor Fund or any such party.  There is no assurance that the Investor Fund will be profitable.  An investment in the Investor Fund shall be viewed only as part of an overall investment program.  No assurance can be given that the Investor Fund’s objectives will be achieved.  The Investor Fund’s performance depends upon the performance of the Managers and their Investment Funds and the Adviser’s ability to select Managers and their Investment Funds and effectively allocate and reallocate the Investor Fund’s assets among them.  The risks of an investment in the Investor Fund include, but are not limited to, the speculative nature of the Managers’ strategies and the charges that the Investor Fund will incur regardless of whether any profits are earned. See “CERTAIN RISK FACTORS”.  The Adviser may directly or indirectly manage the assets of other funds that in some respects compete with the Investor Fund for certain investments.  The Investor Fund is also subject to certain conflicts of interest.  See “POTENTIAL CONFLICTS OF INTEREST” in the Statement of Additional Information.

Voting Rights
Because the Investor Fund invests in the Master Fund, it may be asked to vote on certain Master Fund matters (such as changes in certain Master Fund investment restrictions).  When necessary, the Investor Fund will hold a meeting of its Shareholders to consider the Master Fund matter and then vote its interest in the Master Fund in proportion to the votes cast by its Shareholders.  The Investor Fund can withdraw from the Master Fund at any time.  Shareholders are entitled to one vote for each full Share held. Fractional Shares may be voted proportionately.

Fiscal Year	The Investor Fund’s fiscal year will end on March 31 of each year.

Functional Currency	The Investor Fund’s functional currency (i.e., the currency in which it maintains its books and records and its financial statements) is the U.S. dollar.

Certain Tax Considerations and Delayed Tax Reporting
The tax aspects of an investment in the Investor Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Investor Fund.

For the Investor Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Master Fund must receive information on a timely basis from the Investment Funds.  An Investment Fund’s delay in providing this information could delay the Master Fund's preparation of tax information for Members, including the Investor Fund. As explained below, a delay in the receipt of such information might have an effect on the Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Liability and Borrowings
The Investor Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Code. In order to qualify as such, the Investor Fund must, among other things, (a) distribute with respect to each taxable year at least 90% of the sum of the Investor Fund’s taxable net investment income, its net tax-exempt income, and the excess, if any of net short-term capital gains over net long-term capital losses for such year (the “Distribution Test”), and (b) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Investor Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Investor Fund’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Investor Fund controls and which are engaged in the same, similar or related trades or businesses ((i) and (ii) together, the “Diversification Test”). By so qualifying, the Investor Fund will not be subject to federal income taxes to the extent that its net investment income, net realized short-term capital gains and net realized long-term capital gains are distributed in a timely manner to Shareholders.

The Investor Fund may make short-term investments in U.S. Government securities prior to the end of each fiscal quarter in an amount such that the Investor Fund’s total assets will meet the Diversification Test, and then sell such U.S. Government securities immediately following the end of each such fiscal quarter. The Investment Company Act provides that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets, including indebtedness (the “Asset Coverage Requirement”).  This borrowing and any other borrowing of the Investor Fund would be subject to the Asset Coverage Requirement. In the event that the asset coverage declines to less than the Asset Coverage Requirement, the Investor Fund may be required to sell a portion of its investments at a time when it may be disadvantageous to do so.  Money borrowed under this line of credit will be subject to interest costs that may or may not be recovered by appreciation of or income from the securities purchased.

The Investor Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate.  In the event that the Investor Fund incurs debt to fund repurchases of Shares, the Asset Coverage Requirement and the foregoing risks would be applicable to such borrowing, except that since the proceeds from the borrowing will be used for repurchases of Shares, no securities will be purchased with such proceeds to offset the expenses of the borrowing.

If the Investor Fund fails to qualify as a regulated investment company that is accorded special tax treatment in any taxable year, the Investor Fund will be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to Shareholders as ordinary income. If the Investor Fund fails to meet the Diversification Test as of its first fiscal quarter end, the Investor Fund will not be able to qualify at a later date. In addition, if the Investor Fund should fail to meet the Diversification Test as of any other fiscal quarter end, the Investor Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment. The Investor Fund must receive timely and accurate information from the Master Fund, which in turn must receive timely and accurate information from the Investment Funds, in order for the Investor Fund to satisfy the Distribution Test. Although the Investor Fund intends to estimate the amount of distributions it needs to make to satisfy the Distribution Test in any taxable year if the Investment Funds delay providing such information to the Master Fund or provides inaccurate information, the Investor Fund may not satisfy the Distribution Test and thus may fail to qualify as a regulated investment company in that taxable year.

Also, a regulated investment company that qualifies for special tax treatment under the Code but fails to distribute a sufficient amount of its ordinary income and net capital gain income is subject to a 4% nondeductible excise tax on such undistributed amounts. The Investor Fund generally must receive information on a timely basis from the Master Fund, which in turn must receive timely and accurate information from the Investment Funds, to make sufficient distributions to avoid the imposition of this 4% nondeductible excise tax. Although the Investor Fund intends to estimate the amount of distributions it must made to avoid the excise tax, if the Master Fund delays providing this information to the Investor Fund, or the Investment Funds delay providing this information to the Master Fund, or if there are differences between the taxable year of the Investor Fund and that of the Master Fund or the Investment Funds, the Investor Fund may not be able to make distributions sufficient to avoid the imposition of the excise tax.

Taxes in General
The following discussion is only a summary of certain tax considerations generally applicable to investments in the Investor Fund and is not intended to provide tax or other financial advice to anyone.  Prospective investors should consult their own tax advisors with specific reference to their own situation as it relates to an investment in the Investor Fund.

The Investor Fund will be treated as a corporation for federal income tax purposes.  As noted above, the Investor Fund intends to qualify as a regulated investment company eligible for special tax treatment under Subchapter M of the Code.  If the Investor Fund so qualifies, it will not be subject to federal income tax on income and gains distributed in a timely manner to its Shareholders.  To qualify for the special treatment accorded regulated investment companies and their shareholders, the Investor Fund must satisfy the Diversification and Distribution Test (defined above in “Tax Liability and Borrowings”).  The Investor Fund intends to diversify its holdings so that at the end of each fiscal quarter, the Investor Fund meets the Diversification Test.  To satisfy the Distribution Test, the Investor Fund intends to distribute with respect to each taxable year substantially all of its net investment income, net tax-exempt income and the excess, if any, of net short-term capital gains over net long-term capital losses for such year.  Income dividends and short-term capital gain distributions are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as ordinary income.  Long-term capital gain distributions from the Investor Fund are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as long-term capital gains regardless of how long a Shareholder has owned Shares of the Investor Fund.  Distributions are taxable to a Shareholder of the Investor Fund (unless such Shareholder is not subject to tax on its income) even if they are paid from income or gains earned by the Investor Fund prior to the Shareholder's investment (and thus were included in the price paid by the Shareholder).  Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Investor Fund on the record date thereof unless a Shareholder has elected to receive cash.  Distributions are taxable as described above regardless of whether they are distributed in cash or additional Shares.  Distributions in excess of the Investor Fund’s earnings and profits will be designated as a “return of capital” and first will reduce a Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after such adjusted basis is reduced to zero, will generally constitute capital gains to the Shareholder. An investment in the Investor Fund may in some circumstances result in liability for Federal alternative minimum tax for Shareholders.  Based on the Investor Fund’s structure, it is not anticipated that distributions to Shareholders will constitute unrelated business taxable income (“UBTI”).

From time to time the Investor Fund may offer to repurchase Shares.  A Shareholder who tenders all Shares held, or Shares considered to be held under certain attribution rules of the Code, will be treated as having sold its Shares and generally will realize a capital gain or loss.  If a Shareholder tenders fewer than all of its Shares, the Shareholder may be treated as having received a taxable dividend upon the tender of its Shares.  In this case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Investor Fund.  Likewise, if the Investor Fund redeems some but not all of the Shares held by a Shareholder and the Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that the non-redeeming Shareholders will be treated as having received taxable distributions from the Investor Fund.  To the extent that the Investor Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Investor Fund will be required to make additional distributions to its Shareholders.

The Investor Fund's Administrator will send each Shareholder and the Internal Revenue Service (the "IRS") an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder during the preceding year.  This information will be based on information then available to the Investor Fund, but could be revised based upon additional or revised information that subsequently becomes available to the Investor Fund.  If the Investor Fund revises annual tax statements sent to its Shareholders, Shareholders may be required to amend their tax returns to reflect the revised information.

The foregoing discussion summarizes certain U.S. federal income tax considerations for general information only.  Before investing, prospective investors should consult their own tax advisors regarding the specific federal tax consequences of an investment in the Investor Fund, as well as the effects of state, local and foreign tax law and proposed law changes.

Certain ERISA Considerations
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Investor Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor.  However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act.  Because the Investor Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Investor Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA.  Accordingly, the Adviser, and its affiliates will not be fiduciaries with respect to the plans investing in the Investor Fund based solely on the Adviser’s management of the Investor Fund’s assets.  Nevertheless, investment in the Investor Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Investor Fund and for the avoidance of any prohibited transaction with respect to the particular employer benefit plan investor.  See “CERTAIN ERISA CONSIDERATIONS” in the Statement of Additional Information.

EACH PROSPECTIVE INVESTOR THAT IS SUBJECT TO ERISA AND/OR SECTION 4975 OF THE CODE IS ADVISED TO CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISORS AS TO THE CONSEQUENCES OF AN INVESTMENT IN THE INVESTOR FUND.

Privacy Notice
Any and all nonpublic personal information received by the Investor Fund and the Adviser with respect to the Shareholders who are natural persons, including the information provided to the Investor Fund by a Shareholder in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Investor Fund and/or the Adviser without prior consent from such Shareholders.  Such service providers may include but are not limited to the Administrator, auditors, tax advisors and the legal advisors of the Investor Fund.  Additionally, the Investor Fund and/or the Adviser may disclose such nonpublic personal information as required by law.

DIRECTORY

Adviser	Persimmon Capital Management, LP 1777 Sentry Parkway West Gwynedd Hall, Suite 102 Blue Bell, PA 19422	Telephone: (877) 502-6840 Telecopier: (484) 572-0503
Principal Offices of the Investor Fund	Persimmon Growth Partners Investor Fund 1777 Sentry Parkway West Gwynedd Hall, Suite 102 Blue Bell, PA 19422	Telephone: (877) 502-6840 Telecopier: (484) 572-0503
Auditors	McGladrey& Pullen, LLP One South Wacker Drive, Suite 800 Chicago, IL 60606-3392	Telephone: (312) 634-4524 Telecopier: (312) 634-5517
Administrator	J D Clark & Company 2225 Washington Boulevard Suite 300 Ogden, Utah 84401-1409	Telephone: (801) 737-4000 Telecopier: (801) 737-8080
Custodian	UMB, N.A. 928 Grand Blvd., 5th Floor Kansas City, MO 64106	Telephone: (816) 860-7780 Telecopier: (816) 860-4869
Legal Advisors	Cipperman & Company, LLC 500 East Swedesford Road, Suite 104 Wayne, PA 19087	Telephone: (610) 687-5320 Telecopier: (610) 819-0034

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FEES AND EXPENSES

Operating expenses of the Investor Fund are paid by the Investor Fund, and therefore, indirectly by its Shareholders. The Investor Fund incurs annual operating expenses that include, but are not limited to, the following expenses:

•
all costs and expenses directly related to portfolio transactions and positions for the Investor Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	all costs and expenses associated with the registration of the Investor Fund, certain offering costs and the costs of compliance with any applicable federal or state laws;

•
the costs and expenses of holding any meetings of any investors that are regularly scheduled, permitted or required to be held under the terms of the Investor Fund’s Declaration of Trust (“Declaration of Truer”), its by-laws, or other applicable law;

•	fees and disbursements of attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Investor Fund;

•	the fees of custodians and other persons providing administrative services to the Investor Fund;

•	the costs of a fidelity bond and any liability insurance obtained on behalf of the Investor Fund or the Adviser;

•	all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Shareholders;

•
all expenses of computing the Investor Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Investor Fund’s investment portfolio, including appraisals and valuation services provided by third parties;

•	all charges for equipment or services used for communications between the Investor Fund and any custodian, or other agent engaged by the Investor Fund; and

•	such other types of expenses as may be approved from time to time by the Adviser.

In certain cases, the Adviser may pay some of the above expenses and is subsequently reimbursed by the Investor Fund.

The following table illustrates the expenses and fees that the Investor Fund expects to incur and that Shareholders can expect to bear either directly or indirectly through the Investor Fund’s investment in the Master Fund.

2

The Investor Fund is a feeder fund in a master-feeder structure in which it invests all or substantially all of its assets in the Master Fund, which is a “fund of hedge funds”.  As such, like all feeder funds, the Investor Fund bears a pro-rata share of the fees and expenses of the Master Fund.  Similarly. like all hedge fund investors, the Investor Fund bears a pro-rata share of the fees and expenses, including performance-based compensation, of hedge fund vehicles in which it invests indirectly. The caption “Master Fund Fees and Expenses” in the table below sets forth the Investor Fund’s pro-rata share of the Master Fund’s fees and expenses; these expenses are also reflected in the example following the table. The caption “Underlying Investment Fund Fees and Expenses” in the table below sets forth the Investor Fund’s pro-rata share of the indirect expenses of investing in the Underlying Investment Funds via the Master Fund; these indirect expenses are also reflected in the example following the table.

The Underlying Investment Funds Fees and Expenses are not collected by or paid to the Adviser or to the Investor Fund.  The Underlying Investment Funds Fees and Expenses are paid to, assessed and collected by the managers of those underlying Investment Funds in which the Investor Fund invests and are common to all hedge fund investors.

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee (1)	0.50%
Master Fund Fees and Expenses (1)(2)	1.43%
Other Expenses (3)	0.76%
Underlying Investment Fund Fees and Expenses (4) (5)	6.53%(4)
Total Annual Expenses	9.22%

(1)
Effective August 24, 2010, the Adviser has agreed to waive fees and reimburse expenses for both the Investor Fund and the Master Fund in order to keep Total Annual Expenses, exclusive of the Underlying Investment Fund Fees and Expenses, from exceeding 2.50%.

(2)	The Investor Fund does not pay these fees directly, but the Investor Fund’s Shareholders bear an indirect share of these expenses through the Investor Fund’s investment in the Master Fund.

(3)	The Investor Fund commenced operations on August 24, 2010. These expenses are estimates.

(4)
The figure shown is the Investor Fund’s pro-rata share of the fees and expenses of the underlying Investment Funds in which the Investor Fund invested during its most recent fiscal year. This figure is based on the level of assets that were invested in each of the underlying Investment Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each underlying Investment Fund during its most recent fiscal year.  It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods.  Performance Compensation payable to the managers of the underlying Investment Funds typically ranges from 0% to 3.5% (annualized) of the average net asset value of the hedge fund involved and may include incentive allocations or fees ranging from 10% to 35% of an underlying Investment Fund’s net profits.  The underlying Investment Funds’ fees and expenses are not collected by or paid to the Adviser or the Investor Fund.  The underlying Investment Funds’ fees and expenses are paid to, assessed and collected by the investment managers of those underlying Investment Funds in which the Investor Fund invests and are common to all hedge fund investors.

3

(5)
It should be noted that a portion of this figure shown above is attributable to interest expenses incurred by the underlying Investment Funds as a result of their taking on leverage in the course of executing their various trading strategies.

The purpose of the tables above and the example below is to assist you in understanding the various costs and expenses you would bear directly or indirectly as a Shareholder of the Investor Fund.

EXAMPLE:

You would pay the following fees and expenses (including a Management Fee) on a $1,000 investment:

1 YEAR	96.81
3 YEARS	$277.05
5 YEARS	$440.81
10 YEARS	$787.66

The dollar amounts could be higher or lower as a result of the Underlying Investment Funds Fees and Expenses.  The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses.

Fees and Expenses of the Adviser

The Adviser receives an annual management fee (the “Management Fee”) that is equal to half of one percent (0.50%) of the Net Asset Value attributable to the Shares during the relevant calendar year.  The Adviser also receives a management fee from the Master Fund equal to one percent (1.00%) of the Master Fund’s net asset value, unless waived by the Adviser in its sole discretion.  The Management Fee will be calculated and accrued monthly, and paid quarterly, in arrears, as of the close of trading on the last Business Day of each calendar quarter for its management services.  Payment of the Management Fee is due as of the last Business Day of each calendar quarter and is payable by the Investor Fund within ten (10) days thereafter.

In addition to the Management Fee charged by the Adviser, each Manager will generally charge an asset-based fee and some or all of the Managers will receive incentive-based allocations. The asset-based fees of the Managers are expected to range from 0% to 3.5% and the incentive-based allocations of the Managers are expected to range from 10% to 35% of net profits.

Management fees are paid by the Investor Fund to the Adviser and advisory and incentive based fees are paid by the Investor Fund to the Managers directly or, if the Investor Fund invests in an Investment Fund for which a Manager serves as an investment adviser, then such fees shall be paid by the Investment Funds. The Investor Fund bears the costs of the custody and valuation of its securities, trading costs, research and due diligence-related expenses, insurance premiums and administrative, legal and accounting fees. The projected annual operating expenses of the Investor Fund are described below under “FEES AND EXPENSES – Organizational, Operating and Other Costs.”

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Fees and Expenses of the Administrator

Administrative fees will be paid by the Investor Fund to the Administrator on a monthly basis calculated based upon its normal and customary schedule of charges.  The Investor Fund will also reimburse the Administrator for certain of its expenses.

Organizational, Operating, and Other Costs

The Adviser and any affiliates retained by it are entitled to reimbursement from the Master Fund for any and all amounts expended on behalf of the Master Fund in connection with the Master Fund’s organization. Such organizational costs and expenses will be treated in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), although the Adviser may elect to modify its treatment of costs and expenses in accordance with the needs of the Master Fund, including, without limitation, the amortization of organizational costs and expenses over a period of sixty (60) months. In such case, a GAAP exception may be taken.  Reimbursement expenses will not include any expense attributable to their provision of office personnel and space required for the performance of their services.

The Investor Fund is responsible for the payment of its expenses, which may include, but are not limited to: (i) the Management Fee; (ii) compensation payable to the Managers; (iii) fees owed in respect of borrowed monies; (iv) expenses of organizing and liquidating the Investor Fund; (v) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (vi) costs incurred in connection with the issuance, sale or repurchase of the Investor Fund’s Shares; (vii) the costs and expenses (including travel and travel-related expenses) of hosting meetings for the Shareholders of the Investor Fund or otherwise holding meetings or conferences with Shareholders of the Investor Fund, whether individually or in a group; (viii) taxes (including any income or franchise taxes) and governmental fees; (ix) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (x) any costs, expenses or losses arising out of a liability of, or claim for, damages or other relief asserted against the Investor Fund for violation of any law; (xi) legal, accounting and auditing expenses; (xii) custodial fees and expenses, (xiii) research and due diligence-related expenses, (xiv) insurance premiums, (xv) charges of transfer agents, pricing agents and other agents; (xvi) expenses of disbursing distributions; (xvii) communications expenses with respect to investor services and of preparing, printing and mailing offering documents, updates and any reports to Shareholders; (xviii) costs and expenses of participation in trade associations, telecommunications costs and expenses; (xix) compensation of the officers and employees of the Investor Fund and costs and expenses of other personnel performing services for the Investor Fund; and (xx) any extraordinary expenses.

THE INVESTOR FUND

The Investor Fund is a Delaware statutory trust formed on or about June 2, 2010.  The Investor Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  Its Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Investor Fund is currently offering shares of beneficial interest (the “Shares”) in the Investor Fund through a private placement which will be offered to accredited investors (the “Investors”).   The Investor Fund is authorized to issue additional classes of shares of beneficial interest from time to time which may contain financial terms and conditions that differ from other classes then existing.  Currently, the Investor Fund offers only one class of shares.

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The Investor Fund’s investment objective and strategy are set forth below, and investors are directed to such materials.  The Adviser may, from time to time, refine or change the Investor Fund’s trading method or strategy without prior notice to, or approval by, the Shareholders.

INVESTMENT OBJECTIVE, INVESTMENT STRATEGY, AND INVESTMENT RESTRICTIONS

The Investor Fund’s investment objective is to achieve positive consistent annual performance by investing all of its assets in the Master Fund, which is a multi-manager investment vehicle that seeks to achieve high absolute returns by deploying its assets primarily among hedge fund partnerships and other pooled investment vehicles (collectively, the “Investment Funds”) managed by hedge fund investment managers (the “Managers”) that have produced attractive risk-adjusted returns while maintaining a moderate level of correlation to the U.S. equity markets. The investment goal of the Investor Fund is to seek to generate high consistent returns while exhibiting volatility below that of the domestic equity markets. The Adviser will allocate the Master Fund’s assets principally among  Investment Funds that focus on Long/Short Equity Strategies. The Master Fund may also allocate assets to Investment Funds that follow different investment strategies that represent other hedge fund investment categories on an opportunistic basis.

Long/Short Equity Strategies combine long investments in undervalued U.S. equity securities with short sales of U.S. equity securities in order to pursue various opportunities in rising and declining markets while seeking to reduce various systematic risks. Certain Investment Funds may specialize in a particular industry, sector or region.

The Adviser will select Investment Funds on the basis of various criteria, generally including, among other things, an analysis of: the Manager’s performance during various time periods and market cycles; the Manager’s overall experience and/or trading expertise; its articulation/implementation of, and adherence to, its investment philosophy; the presence of and adherence to risk management controls and disciplines; interviews of the management team; and the level of personal investment by the Manager in the Investment Fund being considered by the Master Fund. In addition to these factors, other criteria may be considered. As part of its due diligence process, the Adviser conducts a comprehensive review of the Manager, its investment process and organization, and may conduct interviews with references and industry sources to complete its determination. Once a Manager is selected by the Adviser, the Adviser will continue to monitor the Manager and its Investment Fund.

Investment Restrictions

The Investor Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Investor Fund's outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Investor Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Investor Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Investor Fund, whichever is less.  As a matter of  fundamental policy, the Investor Fund may not:

(1)           invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Investor Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

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(2)           invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.  This restriction does not apply to the Investor Fund's investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(3)           issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Investor Fund will not issue senior securities representing indebtedness, except that the Master Fund may borrow money from banks for temporary or emergency purposes or borrow in an amount not to exceed 10% of the Master Fund’s total assets in connection with repurchases of, or tenders for, Interests.

(4)           underwrite securities of other issuers, except insofar as the Investor Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities received pursuant to an “in kind” distribution.

(5)           make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Investor Fund's investment policies.

(6)           purchase or sell commodities or commodity contracts, except, subject to the Adviser’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(7)           purchase or sell real estate or interests therein, however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

The Master Fund has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Investor Fund.

Leverage

The Master Fund may employ leverage in an amount not to exceed 10% of the total assets of the Master Fund solely to meet repurchase requests and for cash management purposes.  The Investment Funds may use leverage for investment purposes.

In addition, certain Investment Funds also may be authorized to incur actual or synthetic leverage, which may take the form of trading on margin, derivative instruments that are inherently leveraged, and other forms of direct or indirect borrowings.  These transactions, which have the effect of offering the opportunity for greater returns associated with leverage, along with increased risk, are not included in determining the leverage restriction referred to above.

The Financial Institution has not and will not recommend any Manager or any Investment Fund and has not evaluated whether the Managers or Investment Funds are suitable or appropriate for the Master Fund in any respect.

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The Financial Institution is not obligated to conduct due diligence and analysis of the Managers or Investment Funds.  Nevertheless, the Financial Institution may conduct due diligence and analysis of the Managers or Investment Funds from time to time prior to and during the term of a credit facility.  The Financial Institution shall conduct all such due diligence and analysis solely for its benefit and in connection with the Financial Institution’s risk management requirements.  THE FINANCIAL INSTITUTION WILL NOT CONDUCT ANY DUE DILIGENCE OR ANALYSIS FOR THE BENEFIT OR ON BEHALF OF THE MASTER FUND, OR THE ADVISER AND ITS INTERESTS MAY BE ADVERSE TO THOSE OF THE INVESTORS.  None of the Investor Fund, the Shareholders,,  the Master Fund,  and the Adviser may rely for any purpose on any of the Financial Institution’s information, analysis and opinions concerning the Managers or Investment Funds. The Master Fund and the Adviser are responsible to conduct their own due diligence review of the Managers or Investment Funds to the extent any of them believes necessary or appropriate and the Master Fund and the Adviser shall not rely, directly or indirectly, on the Financial Institution to conduct such due diligence and analysis.

Limitation on Trading of Commodity Interest Positions

At all times, the Master Fund will limit its investments in Investment Funds that are commodity pools to within the restrictions set forth in Schedule A of Part 4 of the Commodity Exchange Act, as amended (the “CEA”).

Given the limitations imposed on the Master Fund’s trading of commodity interest positions, neither the Master Fund nor the Investor Fund should be viewed as a vehicle for trading in the commodity futures or commodity options market.

Distributions and Reinvestment

The Investor Fund declares daily and distributes annually substantially all of its net investment income.  Net capital gains, if any, are distributed at least annually.  Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Investor Fund on the record date thereof unless a Shareholder has elected to receive cash.

Plan of Distribution and Use of Proceeds; Cash Equivalents

Shares will be offered through private placement to qualified accredited investors.  See “SUITABILITY” in the Statement of Additional Information.

The net proceeds of this Offering will be invested in accordance with the policies set forth above.

Shares will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing escrow account with the Fund’s Custodian until the next closing.

The Adviser and/or its affiliates may make payments to certain selling or shareholder servicing agents for the Investor Fund (“Servicing Payments”) in connection with the sale and distribution of shares of the Investor Fund or for services to the Investor Fund and its investors. These Servicing Payments, which may be significant, are paid by the Adviser and/or its affiliates out of their respective revenues, which generally come directly or indirectly from fees paid by the Investor Fund.  In return for these Servicing Payments, the Investor Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Investor Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund’s transfer agent.  The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from advisers and distributors, as well as how your financial consultant is compensated.

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The Investor Fund and the Master Fund may hold cash or invest in cash equivalents for short-term investments.  Among the cash equivalents in which these funds may invest are: obligations of the U.S. Government, its agencies or instrumentalities (U.S. Government Securities; U.S. Treasury Bills); commercial paper; and repurchase agreements, money market mutual funds, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation.  In the event the Adviser determines that there is not sufficiently good value in any securities suitable for investment of the Master Fund’s capital, all such capital may be held in cash and cash equivalents.

INVESTOR FUND’S BOARD OF TRUSTEES AND ITS PROFESSIONALS

Board of Trustees

Trustee Qualifications.  Generally, the Investor Fund believes that each Trustee is competent to serve because of his or her individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Horn has over 27 years of business experience in the investment management industry, holds an MBA degree from the University of Wisconsin, is highly skilled in portfolio and risk management functions as well as possessing a refined understanding of the regulatory framework under which investment companies must operate.  Mr. Rindler has over 44 years of business experience including 25 years in the investment management industry, holds an MBA from the Columbia Business School, was a member of the Board of Trustees for GAMCO Investors and is most recently and advisor to this Board.  Mr. Fesnak is the founder and principal of Fesnak & Associates, a boutique accounting and business advisory firm.  He has developed an extensive background in audit, accounting, tax, valuation and financial consulting for many public and middle market companies. He has over twenty years of experience with concentration in the manufacturing, high-tech, service, real estate, wholesale, health care, leasing and broker-dealer industries. His experience included assisting clients in the registration of various debt and equity securities with the SEC including various SEC filings. Mr. Fesnak holds a BA and MBA from Temple University.  Mr. Maher has over 20 years of experience in investment management, pension administration and business advisory.  He is currently the President and a principal of Valley Forge Financial Group, a firm specializing in providing advisory and administrative services for wealthy families and corporations.  The Investor Fund does not believe any one factor is determinative in assessing a Trustee's qualifications, but that collective experience of each Trustee makes them highly qualified.

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Board Leadership Structure.  The Investor Fund is led by Mr. Gregory S. Horn, who founded the Adviser in 1998.  Mr. Horn is an interested person by virtue of his indirect interest in the Investor Fund's Adviser.  The Board of Trustees is comprised of Mr. Horn and three (3) Independent Trustees (i.e. those who are not "interested persons" of the Investor Fund, as defined under the Investment Company Act).  The Investor Fund does not have a “lead independent Trustee”, but governance guidelines provide that Independent Trustees will meet in executive session at each Board meeting.  Under the Investor Fund’s Declaration of Trust and governance guidelines, the President is generally responsible for (a) chairing board meetings, (b) setting the agendas for these meetings and (c) providing information to board members in advance of each board meeting and between board meetings.  Generally, the Investor Fund believes it best to have a single leader who is seen by Shareholders, business partners, and other stakeholders as providing strong leadership.  The Investor Fund believes that its President together with the Audit Committee and the full Board of Trustees, provide effective leadership that is in the best interests of the Investor Fund and each Shareholder.

Board Risk Oversight.  The Board of Trustees is comprised of Mr. Horn and three (3) Independent Trustees with an Audit Committee with a separate chair.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting the risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

           The Board of Trustees of the Investor Fund (the “Board”) provides broad oversight over the affairs of the Investor Fund.  The day-to-day affairs of the Investor Fund are managed by the Adviser, subject to the ultimate supervision of and any policies established by the Board and pursuant to the terms of the Declaration of Trust and the Investment Advisory Agreement.

The Board has overall responsibility for the management and supervision of the operations of the Investor Fund.  The Board of Trustees of the Master Fund (the “Master Fund’s Board of Trustees”) has overall responsibility for management and supervision of the operations of the Master Fund.  The Investor Fund and the Master Fund have the same Boards.  The Board exercises the same powers, authority and responsibilities on behalf of the Investor Fund as are customarily exercised by the board of Trustees of a registered investment company organized as a corporation. Under the Declaration of Trust, the number of trustees is fixed from time to time by the Board of Trustees, but may not be less than one nor more than fifteen. The number of Trustees is currently set at four.  In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders.  The Board of Trustees may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within 60 days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board of Trustees.

           Members of the Board of Trustees are not required to contribute to the capital of the Investor Fund or hold Shares in the Investor Fund. A majority of the Board of Trustees are not “interested persons” (as defined in the Investment Company Act) of the Investor Fund (collectively, the “Independent Trustees”) and perform the same functions for the Investor Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

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The identity of the Trustees and brief biographical information regarding each Trustee is set forth below.  Unless otherwise noted, the business address of each Trustee is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA 19422.

Independent Trustees

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships held by Trustee or Nominee
Robert Fesnak	Trustee	Term: Indefinite Length: Since inception	Principal, Fesnak & Associates	2	Olympus America, Inc. Eagle National Bank
Joseph Rindler, Jr.	Trustee	Term: Indefinite Length: Since inception	Member of the Board, GAMCO Investors, Inc.	2
Michael J. Maher, Jr.	Trustee	Term: Indefinite Length: Since inception	President, Valley Forge Financial Group	2

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Interested Trustee

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships held by Trustee or Nominee
Gregory S. Horn	President	Term: Indefinite Length: Since inception	President and Managing Director of Persimmon Capital Management, LP	2	Save More Supermarkets, Inc.

The Board has overall responsibility for the management and supervision of the operations of the Investor Fund.  The Trustees currently serving on the Board have each been elected by the shareholders of the Investor Fund. Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the s at which a quorum of s is present in person or by proxy.

              The Trustees serve on the Board for terms of indefinite duration.  A Trustee’s position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity.  The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause.  In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some other time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of shareholders owning 10% or more of the Shares of the Trust in the aggregate.

 The Declaration of Trust provides that a Trustee’s responsibilities shall terminate if the Trustee (i) dies; (ii) is declared incompetent; (iii) resigns as a Trustee (iv) is removed; (v) is declared bankrupt by a court with appropriate jurisdiction The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may remove Trustees with or without cause. The Declaration of Trust provides that a Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Investor Fund or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit. In addition, the Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Adviser or Principal Underwriter of the Investor Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee.  Under the Declaration of Trust, the Investor Fund shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Investor Fund, any person who is serving or has served at the request of the Investor Fund as a Trustee, officer, trustee, employee or agent of another organization in which the Investor Fund has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

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Board Standing Committees

The Board has established the following standing committees:

Audit Committee. The Audit Committee was formed in June, 2010 and is composed of Robert Fesnak, Joseph Rindler, Jr., Michael J. Maher, Jr., the Independent Trustees of the Investor Fund.  The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Investor Fund’s independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit Committees) and reviewing the Investor Fund’s annual financial statements with both management and the independent auditors.

As of the date hereof, the Board has determined that the Board's Audit Committee has an "audit committee financial expert," as the SEC has defined that term.  After carefully considering all of the factors involved in the definition of "audit committee financial expert," the Board determined that Robert Fesnak met all five qualifications in the definition.

Fund Shares Owned by Board Members.  The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of Shares of the Investor Fund as of December 31, 2010 .  Dollar amount ranges disclosed are established by the Securities and Exchange Commission. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

Independent Trustees

Name	Dollar Range of Fund Shares	Aggregate Dollar Range of Interests/Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robert Fesnak, Joseph Rindler, Jr.	$0	$0
	$10,001 - $50,000	$10,001 - $50,000
Michael J. Maher, Jr.	Over $100,000	Over $100,000

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Interested Trustee

Name	Dollar Range of Fund Shares	Aggregate Dollar Range of Interests/Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Gregory S. Horn	Over $100,000	Over $100,000

Independent Trustees Ownership of Securities

As of Decmber 31, 2010 , no Independent Trustee of the Investor Fund owned securities in the Adviser or in an entity controlling, controlled by or under common control with the Adviser. As of such date, Gregory S. Horn owned a majority of the outstanding securities of the Adviser and of the general partner of the Adviser.

Compensation of the Trustees

Independent Trustees

Name and Position with Fund	2010 Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Trustees 2010
Robert Fesnak, Trustee	$0	$0	$0	$2,000
Joseph Rindler, Jr., Trustee	$0	$0	$0	$2,000
Michael J. Maher, Jr., Trustee	$0	$0	$0	$2,000

Interested Trustee

Name and Position with Fund	2010 Aggregate Compensation from the Fund(1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses(1)	Estimated Annual Benefits Upon Retirement(1)	Total Compensation from Fund and Fund Complex Paid to Trustees 2010 (1)
Gregory S. Horn, Trustee	$0	$0	$0	$0
(1) Mr. Horn is employed by the Adviser and receives compensation in that capacity but does not receive compensation from the Investor Fund for services as a Trustee.

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The Independent Trustees receive meeting fees of $1,000.00 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Trustees do not receive fees for committee meetings. Interested Trustees receive no annual or other fees from the Investor Fund. All Trustees are reimbursed by the Investor Fund for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Investor Fund.

Fund Officers.  Set forth below are the names, dates of birth, position with the Investor Fund, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Investor Fund.  The business address of Mr. Horn is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA  19422. The business address of Mr. Cipperman is 500 East Swedesford Road, Suite 104, Wayne, PA 19087. None of the Officers received compensation from the Investor Fund for their services as an Officer in fiscal year 2010 .

Name, Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Officer
Gregory S. Horn, 6/13/59	President	Indefinite term; served since inception	President, Persimmon Capital Management, LP	Save More Supermarkets, Inc.
Todd Cipperman, 2/14/66	Secretary	Indefinite term; served since March 2011.	Founder and Principal, Cipperman & Company / Cipperman Compliance Services.	None.

The Adviser

Persimmon Capital Management, LP, a Delaware limited partnership (the “Adviser”), is an investement adviser registered with the SEC under the 1940 Act that serves as the investment manager to the Investor Fund  under an agreement dated August 24, 2010 (the “Investment Advisory Agreement”). The Adviser is a Delaware limited partnership.  The Adviser will manage and invest the Investor Fund’s assets.  The Adviser was formed in 1998 to offer institutional quality objective investment consulting services to families of significant wealth, foundations, endowments and mid-sized institutions.

The Adviser is registered as an investment adviser with the Securities and Exchange Commission.  A copy of its Form ADV Part II is attached hereto as Exhibit IV.

The Adviser is also an unregistered commodity trading advisor that has filed for an exemption from registration pursuant to Rule 4.14(a)(8) of the CEA..

The Adviser exercises authority over the Investor Fund and is responsible for its day-to-day operations.

The Adviser has the right to delegate its responsibilities hereunder, including the responsibility of providing certain investment advisory, management, administrative and auditing services, to suitable parties who may be reasonably compensated by the Investor Fund.  The Adviser may also retain such other suitable parties to provide services to the Investor Fund, including, without limitation, legal, consulting and auditing services.  Furthermore, the Adviser may enter into agreements with such parties on behalf of the Investor Fund, which agreements may include provisions for the indemnification and exculpation of such parties by the Investor Fund.  In addition, the Adviser will perform (or cause to be performed) administrative and investor services for the Investor Fund, including, but not limited to, ordinary accounting services, preparation of the Investor Fund’s annual income tax return and financial statements, preparation of all reports to Shareholders including the IRS Forms 1099, transfers of Shares and management of overhead functions for the Investor Fund.

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The personnel at the Adviser with primary responsibility for the supervision of the Investor Fund’s investments and for monitoring the performance of the Managers, as well as the day-to-day operations of the Investor Fund, are members of the Adviser’s Investment Committee (the “Investment Committee”). The members of the Investment Committee are Gregory S. Horn, Todd E. Dawes, and Kevin J. O’Shea.

Gregory S. Horn, President. Mr. Horn founded the Adviser in December of 1998.  Prior to the formation of the Adviser, Mr. Horn was the President and co-founder of Ashbridge Investment Management, Inc., where he developed all facets of the investment consulting capacity for a family holding company, where assets under supervision in 1998 reached nearly $1 billion.  Prior to Ashbridge, Mr. Horn was a Vice President of Mellon Bank, heading the Personal and Family division of Mellon Private Capital Management, the high net worth group within Mellon’s Trust Department.  Prior to Mellon, Mr. Horn was employed at Mid-Atlantic Companies where he headed the asset management group.  Previous to Mid-Atlantic Companies, Mr. Horn was a Vice President for the real estate investment banking arm of American Express.  Mr. Horn is a graduate of the University of Wisconsin, where he received a bachelor’s degree and an MBA.

Todd E. Dawes. Mr. Dawes is responsible for due diligence on all hedge fund strategies for PCM.  Additionally, Mr. Dawes conducts manager due diligence on traditional long-only managers.  Mr. Dawes is a voting member of the investment committee and risk management committee.  Prior to joining Persimmon, Mr. Dawes worked at CMS Investment Resources in Philadelphia, providing manager due diligence and statistical research for the Alternative Investments Division.  Mr. Dawes also worked in direct support of the firm’s Market Neutral Hedge Fund.  Prior to CMS, Mr. Dawes was Vice President of Operations for a glazing and architectural metal contractor in Detroit.  He holds a B.S. in Investment Finance from Wayne State University and an MBA in Finance from the University of Notre Dame Graduate School of Business.  Mr. Dawes has successfully passed the Series 65, 66, and 7 exams.

Kevin J. O’Shea. Mr. O’Shea is responsible for due diligence on all hedge fund strategies for PCM.  Mr. O’Shea is a voting member of the investment committee and risk management committee.  Prior to joining Persimmon, Mr. O'Shea was a senior analyst with Radcliffe Capital Management, a convertible bond arbitrage hedge fund.  Prior to joining Radcliffe in 2001, Mr. O’Shea was an investment banker specializing in mergers and acquisitions for Prudential Securities, SG Cowen Securities, and Deutsche Bank Alex. Brown.  Mr. O'Shea graduated magna cum laude from Binghamton University with a B.S. in Accounting.  He passed the CPA exam on his first sitting and worked as an auditor with Price Waterhouse.  He then earned a Juris Doctor degree from the University of Buffalo Law School and passed the New York Bar Examination.  Mr. O'Shea then completed an MBA in Finance from the University of Chicago.  Mr. O'Shea brings a unique blend of academic and professional credentials and experience to the Persimmon team.  His general business education and M&A work give him deep insight into equity investment strategies and his work in fixed income convertible arbitrage gives him tremendous strength in evaluating fixed income and hedging strategies.  His legal education and hedge fund background also provide a tremendous edge in operational and legal due diligence matters.

None of the persons described above will, under law, by contract or otherwise, be obligated to the Investor Fund, the Shareholders or any other person for any debts, liabilities or obligations of the Investor Fund, or the Shareholders of the Investor Fund. Their respective assets will not be available to creditors of or claimants of the Investor Fund.

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The Investment Advisory Agreement.  Pursuant to the terms of the Investment Advisory Agreement, the Adviser has agreed, inter alia, to manage and invest the Investor Fund’s assets.  The Adviser may delegate any or all of its duties pursuant to the Investment Advisory Agreement.

The Investment Advisory Agreement provides that the Adviser shall not be liable to the Investor Fund or its Shareholders for any error of judgment or for any loss suffered by the Fund or its Shareholders in connection with its services in the absence of gross negligence, willful default, fraud or dishonesty in the performance or non-performance of its obligations or duties.  The Investment Advisory Agreement contains provisions for the indemnification of the Adviser by the Investor Fund against liabilities to third parties arising in connection with the performance of its services, except under certain circumstances specified as per the Investment Advisory Agreement.  Notwithstanding any of the foregoing to the contrary, the liability provisions of the Investment Advisory Agreement shall not be construed so as to relieve (or attempt to relieve) the Adviser of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law (including liability under U.S. securities laws which, under certain circumstances, impose liability even on persons acting in good faith), but shall be construed so as to effectuate the provisions of the liability provisions to the fullest extent permitted by law.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees or by vote of a majority of the outstanding voting Shareholders of the Investor Fund on not less than thirty (30) days nor more than sixty (60) days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on ninety (90) days written notice to the Investor Fund.  The Investment Advisory Agreement will automatically and immediately terminate in the event of its assignment.

The Adviser will devote as much time to the investment activities of the Investor Fund as it shall determine to be necessary for the efficient operation of the Investor Fund.

The Adviser and its affiliates, principals and employees may engage or participate in other activities or ventures, whether or not of the same nature as the Investor Fund.  No Shareholder shall be entitled to any profits that the Adviser or any of its affiliates, principal or employees shall derive from any such activities or ventures.  The Adviser, its affiliates, principals and employees shall not be prohibited from buying or selling securities for their own account, including securities that are the same as those held by the Investor Fund.  As a result of its other activities, the Adviser may have conflicts of interest in allocating time, services and functions among the Investor Fund and other business ventures.  See “CERTAIN RISK FACTORS.”

OTHER ACCOUNTS MANAGED BY ADVISER OR MANAGEMENT TEAM

Gregory S. Horn is also the portfolio manager for the Persimmon Absolute Return Master Fund, LP (the “Absolute Return Fund”) and its related feeder funds; Persimmon Absolute Return Fund, Persimmon Absolute Return QP Fund and Persimmon Absolute Return Offshore Fund, Ltd. (the “Absolute Return Investor Funds”). The portfolios of the Absolute Return Investor Funds invest exclusively in the Absolute Return Fund. The assets of the Absolute Return Investor Funds as of December 31, 2010 were approximately $70,000,000.

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Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of December 31 , 2010)	# of Accts where Advisory Fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance
Gregory S. Horn	Registered Investment Companies (RICS):	2	$33.4 million	0	0
	Other Pooled Investment Vehicles:	4	$70 million	0	0
	Other Accounts:	0	$0	0	0

For the fiscal years 2006, 2007, 2008,  2009 and 2010 the Absolute Return Fund paid the Adviser $1,729,494, $2,111,114, $2,204,739,  $1,578,652 and $1,412,102 respectively, under the Investment Advisory Agreement.

Effective August 24, 2010, the Adviser has agreed to waive fees and reimburse expenses as described herein.

Board Considerations in Approving the Advisory Agreement.  The Investment Advisory Agreement must be specifically approved by the vote of a majority of the Trustees who are not parties to the Investment Advisory Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board of Trustees will call and hold a meeting to decide whether to renew the Investment Advisory Agreement for the upcoming year. In preparation for the meeting, the Board will request and review a wide variety of information from the Adviser.  The Trustees will use this information, as well as information that other Investor Fund service providers may submit to the Board, to help them decide whether to renew the Investment Advisory Agreement for another year.

At a Board meeting called for such purpose on June 17, 2010, the Independent Trustees and the full Board unanimously approved the Investment Advisory Agreement.

In reaching its determination to approve the Investment Advisory Agreement, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Investor Fund and its shareholders (including the investment performance of the Master Fund); (ii) the competitiveness of the management fee and total expenses of the Investor Fund; (iii) the total costs of the services to be provided by and the profits to be realized by the Adviser and its affiliates from the relationship with the Investor Fund; (iv) the extent to which economies of scale would be realized as the Investor Fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of members.

In determining whether to approve the Investment Advisory Agreement for the Investor Fund, the Board ultimately reached a determination that the approval of the Investment Advisory Agreement and the compensation to be received under the Investment Advisory Agreement is consistent with the Adviser’s fiduciary duty under applicable law.

The Board reviewed the Adviser’s Form ADV, the Adviser’s personnel and their qualifications, the Adviser’s personnel, services provided to the Investor Fund and to other clients, and the Master Fund's performance. The Board considered the Adviser’s investment philosophy and strategy.  The Board also considered the nature and extent of the Adviser’s supervision of third-party service providers and the Adviser’s compliance with the Investor Fund's compliance policies and procedures.

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The Board considered the management fee charged to the Investor Fund and total expenses compared to competitive funds. In its review of the Investor Fund's total expenses, the Board considered the management fee as well as other Investor Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that the management fee charged to the Investor Fund was fair and reasonable in light of the services that the Investor Fund receives and the other factors considered.

At the June 17, 2010 meeting Mr. Horn reviewed with the Boards the various materials that had been submitted by the Adviser, including a questionnaire and a PowerPoint presentation.  Mr. Horn provided a detailed description of the fees the Investor Fund and the Master Fund would pay as a result of their structure and provided comparative data with similarly situated funds.  A discussion ensued about the expense structure of the funds.  Mr. Horn noted that the Adviser agreed to cap the fund expenses as described herein.

At that meeting, the Board discussed the analysis of profitability of the funds provided by the Adviser.  Mr. Horn again referred to the PowerPoint presentation where various graphs and data were presented regarding the expected profitability of the funds to the Adviser.  The Board also discussed the potential for breakpoints once the funds had grown in size to warrant them.  Mr. Horn then reviewed with the Board the pro-forma financial statements of the Adviser.

Mr. Horn then discussed and answered questions about the nature and quality of the services to be provided to the funds by the Adviser.  He referenced the discussion earlier in the meeting regarding the background of the Adviser and the expertise it brings to the funds.  Mr. Horn also reviewed the additional services that the Adviser provides in addition to asset management, including administration, legal and compliance, analytics, shareholder servicing and marketing of the funds.

Mr. Horn answered questions about the Adviser’s organizational structure.  He discussed the key staff of the Adviser, their biographies and their respective goals with respect to the funds.

The Board reviewed reports from third parties and management about the relevant factors.  The Board did not consider any single factor as controlling in determining whether or not to approve the advisory agreements.

The Board considered the revenues earned and the expenses incurred by the Adviser in conducting the business of developing, marketing, distributing, managing, administering and servicing the Investor Fund and its members. The Board also considered the level of profits. The Board also reviewed any fall-out benefits related to managing the Investor Fund. The Board also reviewed changes in the Adviser’s third-party marketing arrangements.

In order to develop fully the factual basis for consideration of the Investment Advisory Agreement, the Board requested additional information on several topics, including overall fees, the Investor Fund’s marketing and distribution plans, and revenue sharing arrangements with third-parties.

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the advisory fee structure is fair and reasonable, and that the Investment Advisory Agreement with the Investor Fund should be approved.

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The Administrator

Pursuant to an administration agreement (the “Administration Agreement”), JD Clark & Company has responsibility for the overall administration of the Investor Fund and performs or supervises the performance of all services necessary for the Investor Fund’s administration (other than making investment decisions and selecting and monitoring the Investment Funds), including administrative, accounting and shareholder services. The Administrator is responsible for, among other things, (i) calculating the Investor Fund’s Net Asset Value, maintaining the register of Shareholders of the Investor Fund and generally performing all actions related to the issuance and transfer of Shares, and (ii) performing all other incidental services necessary to its duties under the Administration Agreement. The Administration Agreement may be terminated without penalty by either party on ninety (90) days’ prior written notice and terminates automatically upon assignment by the Administrator without the Adviser’s prior approval.

See “FEES AND EXPENSES” herein for a description of the fees payable to the Administrator pursuant to the Administration Agreement.

Custodian

UMB N.A. (“UMB” or “Custodian”) has been appointed custodian to the Investor Fund.  The Investor Fund will pay to UMB, as custodian, customary asset-based fees, per trade fees, as well as out of pocket expenses.

The Fund may also custody assets with other institutions or hold assets directly.

CONTROL PERSONS

Control Persons

The following table sets forth as of January 31, 2011  the number and percentage of Interests of the Master Fund beneficially owned by the Directors and the Executive Officers, individually and as a group, and by each person deemed to be a “control person” under the SEC’s rules.  Except for Mr. Cipperman, the business address of each person listed below is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA 19422 . Mr. Cipperman's business address is 500 East Swedesford Road, Suite 104, Wayne, PA 19087.

Name and Position	Percentage of Interests beneficially owned
Interested Director
Gregory S. Horn	5.14%
Independent Directors
Robert Fesnak	0%
Joseph Rindler Jr.	0%
Michael J. Maher, Jr.	.29%
Officer(s)
Gregory S. Horn	5.14%
Todd Cipperman	0%
All directors and executive officers of the Master Fund as a group	5.43%

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The following tables set forth as of January 31, 2011  the number and percentage of shares of the Investor Fund beneficially owned by the Trustees and the Executive Officers of the Investor Fund (as defined in SEC rules), individually and as a group, and by each person deemed to be a “control person” under the SEC’s rules. Except for Mr. Cipperman, the business address of each person listed below is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA  19422. Mr. Cipperman's business address is 500 East Swedesford Road, Suite 104, Wayne, PA 19087.

Investor Fund

Name and Position	Percentage of Shares beneficially owned
Interested Trustee
Gregory S. Horn	0%
Independent Trustees
Robert Fesnak,	0%
Joseph Rindler Jr.	0%
Michael J. Maher, Jr.	0%
Officers
Gregory S. Horn	0%
Todd Cipperman	0%
All trustees and executive officers of the Investor Fund as a group	0.00%

HOW TO PURCHASE SHARES
Monthly Purchases, Minimums and Purchase Price. Investors may make a capital contribution as of (i.e., immediately preceding) the start of business on the first Business Day of each month on which the NYSE is open for unrestricted trading (previously defined as a “Monthly Transaction Date”). All written correspondence regarding purchase requests should be sent to:

JD Clark & Company, Inc.
2225 Washington Boulevard
Suite 300
Ogden, Utah 84401-1409

Attention:  Persimmon Growth Partners Investor Fund

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The minimum initial investment amount is $50,000 and subsequent investments must be at least $10,000. The Adviser may authorize lesser minimum investment amounts for qualified retirement plans or other investors, and reserves the right to suspend the Offering (as defined herein) or reject subscriptions in whole or in part when it determines that such actions are in the best interest of the Investor Fund.

Cash amounts needed to fund an initial subscription or subsequent purchase must be delivered by check or by wire in advance of the Monthly Transaction Date by the deadlines described below under “Payment of Purchase Price.” Subscribers may cancel a purchase request by notifying the Adviser at any time up to 3:00 p.m. on the Business Day immediately preceding any Monthly Transaction Date. Investors may be required to demonstrate their continued eligibility when making additional investments.

The term “Business Day” refers to any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

The term “Offering” refers to the offer and sale of Shares in the Investor Fund.

Purchase Requests.

Initial Investments. To make an initial capital contribution, the investor must complete, execute and deliver to the Administrator the following at least five (5) Business Days before the relevant Monthly Transaction Date:

(i)
The Signature Page and Power of Attorney accompanying the Subscription Agreement that is included in the Subscription Materials delivered with this Memorandum.  By executing the Signature Page and Power of Attorney, the subscriber agrees to all of the terms of the Subscription Agreement; and

(ii)	A Confidential Purchaser Questionnaire included with the Subscription Materials.

Subsequent Investments. To make an additional capital contribution, the investor must complete, execute and deliver a Subsequent Purchase Form at least four (4) Business Days before the relevant Monthly Transaction Date. Copies of Subsequent Purchase Forms are included with the Subscription Materials delivered with this Memorandum. Additional investment requests must include the name of the investor, the dollar amount of the purchase and a signed representation that there have been no material changes to the answers in the investor’s Confidential Purchaser Questionnaire.

Payment of Purchase Price. The investor must either:

(i)	Provide a check to the Administrator at least ten (10) Business Days before the Monthly Transaction Date made payable to the Investor Fund; or

(ii)	Wire Federal Funds by 3:00 P.M. at least four (4) Business Days immediately prior to the Monthly Transaction Date to the account designated by the Administrator.

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CERTAIN RISK FACTORS

Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of an investment in the Investor Fund as they relate specifically to Shares or to the Investor Fund in general, as the context requires.  The following does not purport to be a comprehensive summary of all of the risks associated with an investment in the Investor Fund.  Rather, the following are only certain risks to which the Investor Fund is subject and that the Investor Fund wishes to encourage prospective investors to discuss in detail with their professional advisors.  All risk factors should be read to apply to the Investor Fund and its direct and/or indirect investments, as applicable.

Prospective investors should carefully consider the following risk factors among the other risks described in this Memorandum:

Reliance on Management/Market Risk. All decisions with respect to the Investor Fund’s investment objective and policies and the management of the Investor Fund will be made exclusively by the Adviser. Investors have no right or power to take part in the management or affairs of the Investor Fund or to participate in the Investor Fund’s investment decisions, although they have the right to withdraw Shares and will be provided with written notice and an opportunity to withdraw prior to any material change in the operations of the Investor Fund.

This Investor Fund’s investment success depends on the skill of the Adviser in evaluating, selecting and monitoring the Manager and on the investment management expertise of each Manager of an Investment Fund and its personnel responsible for managing this Investor Fund’s assets. Therefore, the death, incapacity or retirement of any key personnel of the Adviser and/or any Manager may adversely affect investment results. Furthermore, an investment in the Investor Fund is subject to the risk that a Manager and its Investment Fund may not perform as anticipated.  The Managers devote significant time and resources to other investment activities, including operating other investment vehicles and managing other investment accounts.

The Investor Fund is also subject to market risk, which is the risk that all or a majority of the securities in a certain market - the stock market - will decline in value over short or extended periods of time, because of factors such as economic conditions, future expectations or investor confidence. The Investor Fund is also subject to industry and security risk, which is the risk that the value of securities in a particular industry or the value of an individual stock will decline because of changing expectations for the performance of that industry or for the individual company issuing the stock.

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Multi-Manager Concept.  Prospective Shareholders should carefully consider the effect on the Investor Fund of the Adviser’s strategy of investing all or substantially all of the Investor Fund's assets with selected Managers that manage Investment Funds engaged in Long/Short Equity Strategies.  Two aspects of the Multi-Manager investment concept which will affect the success of the Investor Fund are the increased cost and the risk of delegating control of a majority of the Investor Fund’s assets to persons other than the Adviser.  There is no way of predicting how the Managers will make investments or whether they will act in accordance with any disclosure documents or descriptive materials given by them to the Investor Fund. Rather than investing the assets of the Investor Fund directly in securities, the Adviser seeks to invest with Managers.  This strategy may significantly increase the fees and expenses payable by the Investor Fund since the Managers also charge their own fees and expenses.  The cost of investment advisory and management services relating to investments by the Investor Fund, including investments made by Managers, are paid by the Investor Fund.

As the Investor Fund may use the services of Managers which are starting new investment organizations or have developed a new product or investment arrangement, such Managers will be subject to all the risks incident to the creation of a new business, including the absence of a history of operations.  Without prior operating history it will be difficult to evaluate such Managers’ likely performance.

Asset-Based Fees and Incentive-Based Allocations. Each Manager of an Investment Fund generally will charge the Investor Fund an asset-based fee and some or all of the Managers will receive incentive-based allocations as compensation for the services it renders. The asset-based fees of the Managers are expected to range from 0% to 3.5% and the incentive-based allocations of the Managers are expected to range from 10% to 35% of net profits generated by the Investment Funds on behalf of the Investor Fund. The incentive-based allocation that will be received by a Manager may create an incentive for the Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the incentive-based allocation. In addition, because the incentive-based allocation is calculated on a basis that includes realized and unrealized appreciation of an Investment Fund’s assets, the allocation may be greater than if it were based solely on realized gains.

Long/Short Equity Hedged Strategies. As part of this strategy, certain Investment Funds seek to purchase and sell securities to generate returns and/or to hedge systematic risks. These long and short positions may or may not be related. If the analysis of the Investment Fund’s Manager is incorrect or based on inaccurate information, these investments may result in losses to the Investment Fund.

Hedged Strategies. Certain Investment Funds may engage in a wide range of investment and trading strategies of which several are sometimes referred to as “hedged” strategies, because they use short sales, futures, and other derivatives in an effort to protect assets from losses due to declines in the value of the Investment Fund’s portfolio. However, there can be no assurances that the hedging strategies used by the Managers of these Investment Funds will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions. Furthermore, there can be no assurance that the Managers of these Investment Funds employing hedging strategies will do so with respect to all or any portion of a given Investment Fund’s assets.

Short Sales. Managers of Investment Funds may use short sales for non-hedging purposes in an effort to profit from anticipated declines in prices of securities which in the view of the Manager are overvalued or are likely to be adversely affected by particular trends or events relating to the issuer of those securities, the sector in which the issuer is engaged or the general markets or economy. The Managers also may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Manager believes possess volatility characteristics similar to those being hedged. A short sale is the selling of securities that a seller does not own. To effect a short sale, a Manager will borrow a security from a brokerage firm, or other permissible financial intermediary, to make delivery to the buyer. The Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Manager, which would result in a loss or gain, respectively. A Manager would only profit from such a practice if the Manager could fulfill its obligation to the lender of securities by repaying the lender with securities which the Manager purchased at a price lower than the price the Manager received for the short sales. These techniques can be speculative and, in certain circumstances, may substantially increase the impact of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the theoretical risk of an unlimited increase in the market price of the security which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.

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Special Investment Techniques. Managers of Investment Funds may use a variety of special investment techniques, in addition to short selling, to attempt to hedge their investment portfolios against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain investment techniques that the Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes.

Options and Futures. Managers of Investment Funds may invest in options and futures contracts. An option gives the purchaser the right, but not the obligation, upon exercise of the option, either (i) to buy or sell a specific amount of the underlying security at a specific price (the “strike” price or “exercise” price), or (ii) in the case of a stock index option, to receive a specified cash settlement. To purchase an option, the purchaser must pay a “premium,” which consists of a single, nonrefundable payment. Unless the price of the securities interest underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Manager may lose the entire amount of the premium. The purchaser of an option runs the risk of losing the entire investment. Thus, a Manager may incur significant losses in a relatively short period of time. The ability to trade in or exercise options also may be restricted in the event that trading in the underlying securities interest becomes restricted. Options trading may also be illiquid in the event that a Manager’s assets are invested in contracts with extended expirations. Managers may purchase and write put and call options on specific securities, on stock indexes or on other financial instruments and, to close out its positions in options, may make a closing purchase transaction or closing sale transaction.

The Managers also may invest in so-called “synthetic” options or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Manager’s Investment Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Over-the-counter options purchased and sold by the Manager also may include options on baskets of specific securities.

The Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A covered call option, which is a call option with respect to which a Manager owns the underlying security, that is sold by the Manager exposes the Manager during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option, which is a put option with respect to which a Manager has segregated cash or liquid securities to fulfill the obligation undertaken, that is sold by the Manager exposes the Manager during the term of the option to a decline in price of the underlying security while depriving the Manager of the opportunity to invest the segregated assets.

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A Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on such security. The Manager will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Manager would ordinarily make a similar “closing sale transaction,” which involves liquidating the Manager’s position by selling the option previously purchased, although the Manager would be entitled to exercise the option should it deem it advantageous to do so.

Derivatives subject the Manager’s Investment Fund to the rules of the CFTC which limit investment in certain derivatives. Some or all of the Managers may invest in futures contracts and currency futures contracts, and options with respect thereto for hedging purposes without limit. However, to comply with CFTC rules, the Managers may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceed five percent (5%) of the liquidation value of the Investment Fund’s assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the five percent (5%) limitation. If applicable CFTC rules change, these percentages may change or difference conditions may be applied to the Investor Fund’s use of certain derivatives. The CFTC rules also may place limits on the Investor Fund’s ability to invest in Investment Funds that engage in various transactions in futures and options.

Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits a Manager might realize in trading could be eliminated by adverse changes in the exchange rate, or the Investment Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Investor Fund which could adversely affect the value of this Investor Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Investor Fund to substantial losses.

Successful use of futures by a Manager also is subject to the Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

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Pursuant to regulations and/or published positions of the Securities and Exchange Commission (the “SEC”), a Manager may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Manager’s ability otherwise to invest those assets.

Managers may purchase and sell stock index futures contracts. A stock index future obligates a Manager to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

Managers may purchase and sell interest rate futures contracts. An interest rate future obligates a Manager to purchase or sell an amount of a specific debt security at a future date at a specific price.

Managers may purchase and sell currency futures. A currency future obligates a Manager to purchase or sell an amount of a specific currency at a future date at a specific price.

Call And Put Options on Securities Indexes. Managers of Investment Funds may purchase and sell call and put options on stock indexes, such as the Standard & Poor’s 500 Composite Stock Price Index and Standard & Poor’s 100 Index, listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks that comprise the index. Accordingly, successful use by the Manager of options on stock indexes will be subject to the Manager’s ability to predict correctly movements in the direction of the stock market generally or segments thereof. This requires different skills and techniques than forecasting changes in the price of individual stocks.

Warrants. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities or commodities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements. Managers of Investment Funds may enter into equity, interest rate, index and currency rate swap agreements on behalf of the Investment Funds. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Equity index swaps involve the exchange by an Investment Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends.

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Managers may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Interest rate swaps, for example, do not typically involve the delivery of securities, other underlying assets or principal. Accordingly, the market risk of loss with respect to an interest rate swap is often limited to the amount of interest payments that an Investment Fund is contractually obligated to make on a net basis. If the other party to an interest rate swap defaults, the Investment Fund’s risk of credit loss may be the amount of interest payments that the Investment Fund is contractually entitled to receive on a net basis. However, where swap agreements require one party’s payments to be “up-front” and timed differently than the other party’s payments (such as is often the case with currency swaps), the entire principal value of the swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Investment Fund may have contractual remedies pursuant to the agreements related to the transaction.

Most swap agreements entered into by a Manager would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by a Manager in whose investment vehicles the Investor Fund could not invest directly, perhaps because of its investment minimum or is unavailability for direct investment, the Investor Fund may enter into swap agreements under which the Investor Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated period of time. The Investor Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances.

The swap market has grown substantially in recent years, and has become relatively more liquid, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. The investment performance of the Investor Fund however, may be adversely affected by the use of swaps if the Investor Fund’s forecasts of market values, interest rates or currency exchange rates are inaccurate.

Foreign Securities. One or more Managers of Investment Funds may invest in equity and fixed-income securities of foreign issuers and in depositary receipts, such as American Depositary Receipts (“ADRs”), that represent indirect Shares in securities of foreign issuers. Foreign securities in which a Manager may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets.

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Investing in the securities of companies (and governments) in certain countries (such as emerging nations or countries with less well regulated securities markets than the U.S. or the UK or other European Union countries, for that matter) involves certain considerations not usually associated with investing in securities of United States companies or the United States government, including among other things, political and economic considerations, such as greater risks of expropriation, nationalization and general social, political and economic instability; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; certain government policies that may restrict the Manager’s investment opportunities; and in some cases less effective government regulation than is the case with securities markets in the United States. There may be less publicly available information about foreign companies than about U.S. companies, and foreign companies may not be subject to accounting, auditing and financial reporting standards that are as uniform as those applicable to U.S. companies.

Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

Restricted and Illiquid Investments. Managers of Investment Funds may invest in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act, or , if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the Securities Act.

Where registration is required to sell a security, a Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Manager may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Manager might obtain a less favorable price than the prevailing price when it decided to sell. Restricted securities for which no market exists and other illiquid investments held by Investment Funds advised by Managers. Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

Investments of the Investor Fund’s assets will, in certain cases, be long-term in nature and may require several years before they are suitable for sale. Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to other freely tradable investments.

In addition, the Investor Fund’s interests in the Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Investor Fund may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. The illiquidity of these Shares may adversely affect the Investor Fund were it to have to sell Shares at an opportune time.

Fixed-Income Securities. Managers of Investment Funds may invest in fixed-income securities. The Managers typically will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive or in connection with convertible arbitrage strategies, and also may invest in these securities for defensive purposes and to maintain liquidity. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk).

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The Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Manager to be of comparable quality. Non-investment grade debt securities are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capability to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. In addition, the market for lower grade debt securities may be thinner and less liquid than for higher grade debt securities.

Foreign Currency Transactions. Managers of Investment Funds may engage in foreign currency transactions for a variety of purposes, including for speculative purposes or to fix in U.S. dollars, between trade and settlement date, the value of a security the Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Manager already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the Manager’s purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Manager agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Manager contracted to receive in the exchange. The Manager’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments. Managers of Investment Funds may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Investor Fund also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have the remaining maturities of one year or less, and may including U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Purchasing Initial Public Offerings. Managers of Investment Funds may purchase securities of companies in initial public offerings of any equity security (“new issues”) or shortly thereafter. Special risk associated with these securities may include a limited number of Shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the Shares of these companies and, thus, the Investor Fund’s Shares. The limited number of Shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of Shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

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Highly Volatile Markets.  The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which an Investment Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Investments by the Investment Funds in corporate equity and debt securities, whether publicly traded or privately placed, are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Adviser.  The public equity markets have in the recent past experienced significant price volatility, especially in the technology sector.

Reverse Repurchase Agreements.  Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund.  Reverse repurchase transactions are a form of leverage that may increase the volatility of an Investment Fund’s investment portfolio.

Lending Portfolio Securities.  Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.  The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  A substitute dividend payment received in a stock lending transaction will not qualify for the preferential tax rates for non-corporate taxpayers on certain dividends.  In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

 When-Issued and Forward Commitment Securities.  Investments Funds or the Adviser on behalf of the Investor Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices.  These transactions involve a commitment to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to their delivery.  When-issued securities and forward commitments may be sold prior to the settlement date.  Disposal of the right to acquire a when-issued security prior to its acquisition or disposal of the right to deliver or receive against a forward commitment may incur a gain or loss.  These transactions, if effected by the Investor Fund, will be subject to the Investor Fund’s limitation on indebtedness unless, at the time the transaction is entered into, the Investor Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities.  The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund or the Investor Fund on a forward basis will not honor its purchase obligation.  In such cases, an Investment Fund or the Investor Fund may incur a loss.

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 Mortgage-Backed Securities.  Investment Funds may invest in mortgage-backed securities.  The investment characteristics of mortgage-backed securities differ from traditional debt securities.  Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time.  The adverse effects of prepayments may indirectly affect the Investor Fund in two ways.  First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments.  Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund.  In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities (“ARMs”), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation (“CMO”) derivatives, the rate of interest payable under which varies with a designated rate or index.  The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices.  This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Small Cap Securities. The Investment Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage. Managers of Investment Funds may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as “leverage,” is a speculative investment technique and involves certain risks.

If the Manager’s equity or debt instruments decline in value, the Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in an Investment Fund’s assets, whether resulting from changes in market value or from withdrawals, the Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

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Additionally, as further described herein, the Investor Fund may, in its sole discretion, employ leverage at the Investor Fund Level in order to achieve its investment objectives.  Such leverage may take the form of loans for borrowed money, derivative transactions and trading in instruments that may be inherently leveraged.  The Investor Fund may enter into a credit arrangement with a lender, and in connection with such borrowings may be required to pledge as collateral all of the assets of the Investor Fund.

Special Risks of Multi-Manager, Multi-Strategy Structure. Identifying the appropriate Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty. In addition, certain Investment Funds, from time to time, are oversubscribed or closed, and it may not be possible to make investments that have been identified as attractive opportunities.

The Investment Funds generally will not be registered as investment companies under the Company Act and, therefore, the Investor Fund will not be able to avail itself of the protections of the Company Act with respect to the Investment Funds. Although the Adviser will receive detailed information from each Manager regarding its historical performance and investment strategy, in most cases, the Adviser has little or no means of independently verifying this information. Further, a Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. For information about an Investment Fund’s net asset value and portfolio composition, the Adviser will be dependent on information provided by the Investment Funds, which if inaccurate could adversely affect the Adviser’s ability to manage the Investor Fund’s investment portfolio in accordance with its investment objective and to value accurately the Investor Fund’s Shares. Investors in the Investor Fund have no individual right to receive information about the Investment Funds or the Managers, will not directly be investors in the Investment Funds and will have no rights with respect to or standing or recourse against the Managers or any of their affiliates.

A Shareholder who met the conditions imposed by the Investment Funds could invest directly with the Investment Funds. These conditions include investment minimums that may be considerably higher than the Investor Fund’s stated minimum investment. By investing in investment vehicles indirectly through the Investor Fund, a Shareholder bears two layers of asset-based fees and one layer of incentive-based allocations. In addition, the Shareholder bears a proportionate interest of the fees and expenses of the Investor Fund (including operating costs, distribution expenses and administrative fees) and, indirectly similar expenses of the Investment Funds.

Each Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Managers and their Investment Funds and the Investor Fund generally. Accordingly, a Manager with positive performance may receive compensation from the Investor Fund, and thus indirectly from Shareholders, even if the Investor Fund’s total returns are negative. Investment decisions of the Investments Funds are made by the Managers entirely independently of the Adviser and of each other. As a result, at any particular time, one Investment Fund may be purchasing Shares of an issuer whose Shares are being sold by another Investment Fund. Consequently, the Investor Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

To the extent the Investor Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the limited partners of the Investment Fund, including a matter that could adversely affect Investor Fund’s investment in it.

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Since the Investor Fund may make additional investments in the Investment Funds only at certain times pursuant to limitations set forth in the governing agreements of the Investment Funds, the Investor Fund from time to time may have to invest some of its assets temporarily in money market securities, possibly for several months.

Each Investment Fund will likely be permitted to withdraw its securities in-kind. Thus, upon the Investor Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Investor Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interest of the Investor Fund.

Like an investment in the Investor Fund, investments in the Investment Funds generally will be illiquid. The governing instruments of each Investment Fund likely will have provisions similar to the Investor Fund restricting both the transferability of an investor’s interest and the ability of any investor to withdraw its investment in certain circumstances. Some Investment Funds will not permit withdrawals at the same time as the Investor Fund. As a result, the liquidity of the Investor Fund’s Shares may be adversely affected and the Investor Fund may manage its investment program differently than if it were able to withdraw monies from each Investment Fund at the same time it desires to provide liquidity to its Shareholders.

For the Investor Fund to complete its tax reporting requirements, its must receive information on a timely basis from the Managers. Given the number of Managers, it is possible that one or more Managers will delay providing this information. As a result, it is possible that the Investor Fund may be unable to provide tax information to investors without significant delays and investors may possibly need to seek extensions on the time to file their tax returns at the federal, state and local level.

The Investor Fund may also be required to indemnify certain of the Investment Funds and their Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Investor Fund’s Shares.

Lack of Certain Registration and Regulatory Protection. The Investment Funds in which the Investor Fund invests may, but need not, be offered pursuant to registration statements effective under the Securities Act, nor may they be subject to the periodic information and reporting provisions under the Securities Exchange Act of 1934, as amended, or the Company Act.  As a result, the amount of publicly available information that may be used by the Adviser in selecting Managers may be relatively small.  The Adviser believes, however, that it will be able to obtain sufficient information about potential Investment Funds to select them effectively.

Dilution.  If a Manager limits the amount of capital that may be contributed to an Investment Fund from the Investor Fund, or if the Investor Fund declines to purchase additional Shares in an Investment Fund, continued sales of Shares in the Investment Fund to others may dilute the returns for the Investor Fund from the Investment Fund.

Investments in Non-Voting Stock.  Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios.  This lack of transparency will make it difficult for the Adviser to monitor whether holdings of the Investment Funds cause the Investor Fund to be above specified levels of ownership in certain asset classes.  To avoid potential adverse regulatory consequences in such a case, the Investor Fund may need to hold its interest in an Investment Fund in non-voting form (which may entail the Investor Fund subscribing for a class of securities that is not entitled to vote or contractually waiving the ability to vote with respect to a portion of its Shares in the Investment Fund).  Consequently, the Investor Fund may hold substantial amounts of non-voting securities in a particular Investment Fund.  To the extent the Investor Fund holds an Investment Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Investment Fund.

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Control Positions.  Investment Funds may take control positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Distributions to Investors and Payment of Tax Liability. The Investor Fund does not intend to make periodic distributions of its net income or gains, if any, to Shareholders. Shareholders will be required each year to pay applicable Federal and state income taxes on their respective shares of the Investor Fund’s taxable income, and will have to pay such applicable taxes from sources other than the Investor Fund’s distributions.

Access to Information from Managers. The Investor Fund will receive periodic reports from Managers of Investment Funds at the same time as any other investor with such Investment Fund. The Adviser will request detailed information on a continuing basis from each Manager regarding the Manager’s historical performance and investment strategies. However, the Adviser may not always be provided with detailed information regarding all the investments made by the Managers because certain of this information may be considered proprietary information by the Managers. This lack of access to information may make it more difficult for the Adviser to select, allocate among and evaluate the Managers and their Investment Funds.

No Diversification Requirement. The Investor Fund Agreement does not require diversification of the Investor Fund’s investments. Therefore, the Investor Fund may invest its assets in a relatively small number of securities and industry sectors.

Limited Operating History. Some Managers and their Investment Funds may be newly organized and therefore, may have no, or only limited operating histories. However, the Adviser will endeavor to select Managers whose principals have substantial experience managing investment programs.

Limited Transferability. The Shares have not been registered under the Securities Act or applicable state securities laws and, therefore, are subject to restrictions on transfer. In addition, the Investor Fund Agreement contains significant restrictions on the ability of Shareholders to transfer their Shares. In most instances, Shares may not be transferred by a Shareholder without the prior approval of the Adviser. Additionally, withdrawals are restricted to Quarterly Transaction Dates. Consequently, a Shareholder cannot expect to liquidate his or her investment readily and must be able to bear the economic risk of his or her investment for periods of time as long as five months. See “REDEMPTION FEE, REDEMPTIONS, AND REPURCHASES OF SHARES” in the Statement of Additional Information.

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Conflicts of Interest. Conflicts of interest between the Investor Fund on the one hand, and the Custodian, the Adviser and/or their officers and directors on the other hand, may raise issues discussed in “POTENTIAL CONFLICTS OF INTEREST” below.

Early Termination. In the event of the early termination of the Investor Fund, the Investor Fund would have to distribute to the Shareholders pro rata their interest in the assets of the Investor Fund. Certain assets held by the Investor Fund may be highly illiquid and might have little or no marketable value. In addition, the securities or Shares in Advisers held by the Investor Fund would have to be sold by the Investor Fund or distributed to the Shareholders. It is possible that at the time of such sale or distribution certain securities held by the Investor Fund would be worth less than the initial cost of such securities, resulting in a loss to the Shareholders.

Notice Required.  A Shareholder must give sixty (60) days’ prior written notice to the Board to make a partial or total withdrawal from the Investor Fund.  During such notice period, the Sharehodler’s Shares remains at risk and may decrease in value from the date that notice of withdrawal is made to the Board until the effective date of withdrawal.

Effects of Substantial Withdrawals.  Substantial withdrawals by Shareholders within a short period of time could require the Adviser to arrange for the Investor Fund’s positions to be liquidated more rapidly than would otherwise be desirable, which could (i) adversely affect the value of the remaining Shares, (ii) cause the Investor Fund to utilize leverage in order to satisfy withdrawal requests, which could cause the remaining Shareholders to bear the costs of such leverage, or (iii) result in the Board choosing to terminate the Investor Fund. In addition, regardless of the period of time in which withdrawals occur, the resulting reduction in the Investor Fund’s assets could make it more difficult to generate a positive rate of return or recoup losses due to a reduced equity base. In its sole discretion, the Board has the power to suspend withdrawals if, in its opinion, substantial withdrawals will adversely affect the Investor Fund.

Increased Competition in Alternative Asset Investments.  In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Investor Fund.  While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.  Prospective investors should understand that the Investor Fund may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Investor Fund.

Registration.  The Adviser is not registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and is not a member of the National Futures Association (“NFA”).  Registered commodity pool operators and commodity trading advisors are subject to extensive regulation and disclosure requirements.  Investors, therefore, will not be accorded the protective measures they would have if the Adviser were registered.

Changes in Applicable Law. The Investor Fund must comply with various legal requirements, including requirements imposed by the Federal securities laws, tax laws and pension laws. Should any of those laws change over the scheduled term of the Investor Fund, the legal requirements to which the Investor Fund and the Shareholders may be subject could differ materially from current requirements.

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Amendments of Master Fund’s Partnership Agreement without Consent of Limited Partners. Amendments to the Master Fund’s Partnership Agreement which materially affect the Interests of one or more of the Limited Partners may only be made with the consent of those Limited Partners so adversely affected who hold more than fifty (50%) of the capital account balances of all Limited Partners who would be adversely affected by the amendment. Other amendments to the Master Fund’s Partnership Agreement may generally be made by the General Partner without the consent of the Limited Partners.

Control by a Limited Number of Shareholders.  A substantial majority of the Investor Fund’s Shares are held by a few Shareholders.  Thus, these Shareholders may be able to control voting and other matters affecting the Investor Fund.

Reliance on Adviser.  The likelihood that Shareholders will realize income or gain from investing in the Investor Fund will depend on the investment selection and monitoring by the Adviser and the acumen and expertise of its personnel.  If Mr. Horn were to cease working for the Adviser, the Adviser might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Special Considerations for ERISA Fiduciaries. A fiduciary of an employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should bear in mind at least three important considerations in determining whether the plan should invest in the Investor Fund. First, under ERISA, fiduciaries must discharge their duties solely in the interest of the plan’s participants and beneficiaries and in accordance with the so-called “prudent man” rule.

Second, ERISA fiduciaries must also satisfy themselves that only the interest in the Investor Fund constitutes a “plan asset,” and the underlying investments of the Investor Fund do not. If the underlying assets of the Investor Fund were determined to be “plan assets,” (i) the requirement that plan assets must be held in trust may be violated and (ii) Investor Fund transactions could become subject to the “prohibited transaction” rules of ERISA. The issue of whether the underlying assets of an investment fund such as the Investor Fund constitute plan assets is subject to U.S. Department of Labor Regulation Section 2510.3-101. Under such regulation, the underlying assets of the Investor Fund would not be considered plan assets unless 25% or more of the Shares of the Investor Fund are held by employee benefit plans. The Adviser will restrict the number of Shares of the Investor Fund that may be purchased by employee benefit plans and benefit plan investors (within the meaning of U.S. Department of Labor Regulation Section 2510.3101(f)(2)) so as to avoid possible characterization of the Investor Fund’s underlying assets as plan assets.

Third, as discussed in greater detail under the heading “TAX CONSIDERATIONS” below, it is possible that a portion of the income of the Investor Fund and, therefore, a portion of the income allocated to each Shareholder therein, including ERISA plans and other tax exempt entities, could be unrelated business taxable income subject to federal taxation.

*           *           *

THE ABOVE DISCUSSIONS OF THE VARIOUS RISKS ASSOCIATED WITH THE INVESTOR FUND AND THE SHARES ARE NOT, AND ARE NOT INTENDED TO BE, A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN AN INVESTMENT IN THE INVESTOR FUND.  THOSE DISCUSSIONS DO, HOWEVER, SUMMARIZE THE PRINCIPAL RISKS THAT SHOULD BE CONSIDERED BEFORE INVESTING.  PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS AND THE INVESTOR FUND AGREEMENT AND CONSULT WITH THEIR OWN ADVISORS BEFORE DECIDING WHETHER TO INVEST.  IN ADDITION, AS THE INVESTMENT PROGRAM OF THE INVESTOR FUND CHANGES OR DEVELOPS OVER TIME, IT MAY BE SUBJECT TO RISK FACTORS NOT DESCRIBED IN THIS PROSPECTUS.

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DEFINITIONS

The following terms, as used in this Memorandum, have the following respective meanings. Capitalized terms defined in the Declaration of Trust and not otherwise defined in this Memorandum shall have the meanings set forth in the Declaration of Trust.

“Accredited Investor” shall have the meaning set forth in Rule 501 of Regulation D, promulgated under the Securities Act.

“Administration Agreement” means a certain Administration, Fund Accounting and Recordkeeping Agreement by and between the Fund and the Administrator.

“Administrator” means JD Clark & Company, Inc. or any successor thereof.

“Adviser” means Persimmon Capital Management, LP, a Delaware limited partnership that is registered as an investment adviser with the SEC.

“Business Day” means any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

“CEA” means the Commodity Exchange Act, as amended.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Purchaser Questionnaire” means the Confidential Purchaser Questionnaire that is included in the Subscription Materials and that must be delivered by each investor to the Investor Fund

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Interests” means the classes of limited partnership interests in Persimmon Growth Partners Fund, L.P.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Funds” means hedge fund limited partnerships and other pooled investment vehicles in which the Fund invests.

“IRS” means the Internal Revenue Service.

“Limited Partners” means the Persons admitted to the Master Fund as limited partners.

 “Managers” means hedge fund investment managers of Investment Funds in which the Master Fund invests.

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“Master Fund” means Persimmon Growth Partners Fund, L.P., a Delaware limited partnership.

“Memorandum” means this Confidential Private Placement Memorandum dated August 24, 2010 as the same may be further amended or supplemented from time to time, relating to the offering of shares in the Investor Fund.

“Monthly Transaction Date” means the time as of (i.e., immediately preceding) the start of business on the first Business Day of each month on which the NYSE is open for unrestricted trading.

“NFA” means the National Futures Association.

“NRSRO” means a nationally recognized statistical rating organization.

“NYSE” means The New York Stock Exchange.

“Offering” means the offer and sale of an unlimited number of shares in the Investor Fund.

“Partners” means the General Partner and the Limited Partners of the Master Fund.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Master Fund, dated as of June 5, 2010, as the same may be further amended, modified or supplemented from time to time.

“Person” means an individual, corporation, partnership, association, joint stock company, trust or unincorporated organization.

“Quarterly Transaction Date” means the time as of (i.e., immediately preceding) the start of business on the first Business Day of each calendar quarter (i.e., January, April, July and October), on which the NYSE is open for unrestricted trading.

“Redemption Fee” means the fees ranging from 5% to 2% of redemption proceeds charged upon a redemption of Shares within one year of an investment in the Investor Fund.

“Regulations” means regulations promulgated by the Department of Treasury of the United States with respect to the Code.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Signature Page and Power of Attorney” means the Signature Page and Power of Attorney accompanying the Subscription Agreement that is included in the Subscription Materials and that must be executed and delivered by each subscriber.

“Subscription Agreement” means the Subscription Agreement that is included in the Subscription Materials and that must be executed and delivered by each investor to the Investor Fund.

“Subscription Materials” means the documents provided as an enclosure with this Memorandum which must be executed by prospective investors in accordance with the instructions provided with such materials.

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“UBTI” means unrelated business taxable income, as such term is used in the Code.

“Valuation Date” means the day the Net Asset Value of the Investor Fund is determined as of the close of regular trading on the NYSE on the last Business Day immediately preceding each calendar month or at such other times as determined by the Adviser in its sole and absolute discretion.

40

FOR MORE INFORMATION

More information on the Investor Fund is available free upon request, including the following:

Statement of Additional Information (SAI)

The SAI provides more details about the Investor Fund and its policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is available at ww.sec.gov. The SAI is incorporated by reference (is legally considered part of this prospectus).

Shareholder Reports

Additional information about the Inverstor Fund’s investments will be available in the Investor Fund’s annual and semi-annual reports to shareholders.  As of the date of this Prospectus, the annual report is not yet available because the Investor Fund has not completed its first fiscal year. The Investor Fund’s Report to Shareholders for the period from September 1, 2010 (commencement of operations) through September 30, 2010 has been filed with the SEC. When available, the Investor Fund’s annual report to shareholders will include a discussion of the market conditions and investment strategies that significantly affected the Investor Fund’s performance during its last year.

How to Obtain Documents

You may obtain free copies of the Investor Fund’s annual and semi-annual reports, when available, and the SAI by calling (877) 502-6840.  In the future, you will be able to obtain copies of the Investor Fund’s shareholders reports and SAI at the following website address:  www.sec.gov.

You may also review and copy information about the Investor Fund, including shareholder reports and the SAI, at the Public Reference Room of the Securities and Exchange Commission (the “SEC”) in Washington, D.C.  You may obtain information about the operations of the SEC’s Public Reference Room by calling the SEC at 1-202-551-8090.  You may obtain copies of reports and other information about the Investor Fund for a fee, by electronic request at publicinfo@sec.gov or by writing the SEC’s Public Reference Section.

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TABLE OF CONTENTS OF SAI

42

STATEMENT OF ADDITIONAL INFORMATION

Persimmon Growth Partners Investor Fund

1777 Sentry Parkway West

Gwynedd Hall, Suite 102

Blue Bell, PA  19422

(877) 502-6840

March 14, 2011

This Statement of Additional Information (“SAI”) relates to shares of the following portfolio (the “Investor Fund”) of Persimmon Growth Partners Investor Fund (the “Trust”):

Persimmon Growth Partners Investor Fund

This SAI is not a prospectus.  It should be read in conjunction with the Investor Fund’s Private Placement Memorandum (“PPM”), dated March 14, 2011 .  Copies of the Investor Fund’s PPM may be obtained by contacting the Trust at the telephone number or address set forth above.  The information in this SAI is not complete and may be changed.  This SAI is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

FEES AND EXPENSES

Operating expenses of the Investor Fund are paid by the Investor Fund, and therefore, indirectly by its Shareholders. The Investor Fund incurs annual operating expenses that include, but are not limited to, the following expenses:

•
all costs and expenses directly related to portfolio transactions and positions for the Investor Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	all costs and expenses associated with the registration of the Investor Fund, certain offering costs and the costs of compliance with any applicable federal or state laws;

•
the costs and expenses of holding any meetings of any investors that are regularly scheduled, permitted or required to be held under the terms of the Investor Fund’s Declaration of Trust (“Declaration of Trust”), its by-laws, or other applicable law;

•	fees and disbursements of attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Investor Fund;

•	the fees of custodians and other persons providing administrative services to the Investor Fund;

•	the costs of a fidelity bond and any liability insurance obtained on behalf of the Investor Fund or the Adviser;

•	all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Shareholders;

•
all expenses of computing the Investor Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Investor Fund’s investment portfolio, including appraisals and valuation services provided by third parties;

•	all charges for equipment or services used for communications between the Investor Fund and any custodian, or other agent engaged by the Investor Fund; and

•	such other types of expenses as may be approved from time to time by the Adviser.

In certain cases, the Adviser may pay some of the above expenses and is subsequently reimbursed by the Investor Fund.

The following table illustrates the expenses and fees that the Investor Fund expects to incur and that Shareholders can expect to bear either directly or indirectly through the Investor Fund’s investment in the Master Fund.

The Investor Fund is a feeder fund in a master-feeder structure in which it invests all or substantially all of its assets in the Master Fund, which is a “fund of hedge funds”.  As such, like all feeder funds, the Investor Fund bears a pro-rata share of the fees and expenses of the Master Fund.  Similarly. like all hedge fund investors, the Investor Fund bears a pro-rata share of the fees and expenses, including performance-based compensation, of hedge fund vehicles in which it invests indirectly. The caption “Master Fund Fees and Expenses” in the table below sets forth the Investor Fund’s pro-rata share of the Master Fund’s fees and expenses; these expenses are also reflected in the example following the table. The caption “Underlying Investment Fund Fees and Expenses” in the table below sets forth the Investor Fund’s pro-rata share of the indirect expenses of investing in the Underlying Investment Funds via the Master Fund; these indirect expenses are also reflected in the example following the table.

The Underlying Investment Funds Fees and Expenses are not collected by or paid to the Adviser or to the Investor Fund.  The Underlying Investment Funds Fees and Expenses are paid to, assessed and collected by the managers of those underlying Investment Funds in which the Investor Fund invests and are common to all hedge fund investors.

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee (1)	0.50%
Master Fund Fees and Expenses (1)(2)	1.43%
Other Expenses (3)	0.76%
Underlying Investment Fund Fees and Expenses (4) (5)	6.53%(4)
Total Annual Expenses	9.22%

(1)
Effective August 24, 2010, the Adviser has agreed to waive fees and reimburse expenses for both the Investor Fund and the Master Fund in order to keep Total Annual Expenses, exclusive of the Underlying Investment Fund Fees and Expenses, from exceeding 2.50%.

(2)	The Investor Fund does not pay these fees directly, but the Investor Fund’s Shareholders bear an indirect share of these expenses through the Investor Fund’s investment in the Master Fund.

(3)	The Investor Fund commenced operations on August 24, 2010. These expenses are estimates.

(4)
The figure shown is the Investor Fund’s pro-rata share of the fees and expenses of the underlying Investment Funds in which the Investor Fund invested during its most recent fiscal year. This figure is based on the level of assets that were invested in each of the underlying Investment Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each underlying Investment Fund during its most recent fiscal year.  It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods.  Performance Compensation payable to the managers of the underlying Investment Funds typically ranges from 0% to 3.5% (annualized) of the average net asset value of the hedge fund involved and may include incentive allocations or fees ranging from 10% to 35% of an underlying Investment Fund’s net profits.  The underlying Investment Funds’ fees and expenses are not collected by or paid to the Adviser or the Investor Fund.  The underlying Investment Funds’ fees and expenses are paid to, assessed and collected by the investment managers of those underlying Investment Funds in which the Investor Fund invests and are common to all hedge fund investors.

(5)
It should be noted that a portion of this figure shown above is attributable to interest expenses incurred by the underlying Investment Funds as a result of their taking on leverage in the course of executing their various trading strategies.

The purpose of the tables above and the example below is to assist you in understanding the various costs and expenses you would bear directly or indirectly as a Shareholder of the Investor Fund.

EXAMPLE:

You would pay the following fees and expenses (including a Management Fee) on a $1,000 investment:

1 YEAR	$96.81
3 YEARS	$277.05
5 YEARS	$440.81
10 YEARS	$787.66

The dollar amounts could be higher or lower as a result of the Underlying Investment Funds Fees and Expenses.  The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses.

Fees and Expenses of the Adviser

The Adviser receives an annual management fee (the “Management Fee”) that is equal to half of one percent (0.50%) of the Net Asset Value attributable to the Shares during the relevant calendar year.  The Adviser also receives a management fee from the Master Fund equal to one percent (1.00%) of the Master Fund’s net asset value, unless waived by the Adviser in its sole discretion.  The Management Fee will be calculated and accrued monthly, and paid quarterly, in arrears, as of the close of trading on the last Business Day of each calendar quarter for its management services.  Payment of the Management Fee is due as of the last Business Day of each calendar quarter and is payable by the Investor Fund within ten (10) days thereafter.

In addition to the Management Fee charged by the Adviser, each Manager will generally charge an asset-based fee and some or all of the Managers will receive incentive-based allocations. The asset-based fees of the Managers are expected to range from 0% to 3.5% and the incentive-based allocations of the Managers are expected to range from 10% to 35% of net profits.

Management fees are paid by the Investor Fund to the Adviser and advisory and incentive based fees are paid by the Investor Fund to the Managers directly or, if the Investor Fund invests in an Investment Fund for which a Manager serves as an investment adviser, then such fees shall be paid by the Investment Funds. The Investor Fund bears the costs of the custody and valuation of its securities, trading costs, research and due diligence-related expenses, insurance premiums and administrative, legal and accounting fees. The projected annual operating expenses of the Investor Fund are described below under “FEES AND EXPENSES – Organizational, Operating and Other Costs.”

Fees and Expenses of the Administrator

Administrative fees will be paid by the Investor Fund to the Administrator on a monthly basis calculated based upon its normal and customary schedule of charges.  The Investor Fund will also reimburse the Administrator for certain of its expenses.

Organizational, Operating, and Other Costs

The Adviser and any affiliates retained by it are entitled to reimbursement from the Master Fund for any and all amounts expended on behalf of the Master Fund in connection with the Master Fund’s organization. Such organizational costs and expenses will be treated in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), although the Adviser may elect to modify its treatment of costs and expenses in accordance with the needs of the Master Fund, including, without limitation, the amortization of organizational costs and expenses over a period of sixty (60) months. In such case, a GAAP exception may be taken.  Reimbursement expenses will not include any expense attributable to their provision of office personnel and space required for the performance of their services.

The Investor Fund is responsible for the payment of its expenses, which may include, but are not limited to: (i) the Management Fee; (ii) compensation payable to the Managers; (iii) fees owed in respect of borrowed monies; (iv) expenses of organizing and liquidating the Investor Fund; (v) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (vi) costs incurred in connection with the issuance, sale or repurchase of the Investor Fund’s Shares; (vii) the costs and expenses (including travel and travel-related expenses) of hosting meetings for the Shareholders of the Investor Fund or otherwise holding meetings or conferences with Shareholders of the Investor Fund, whether individually or in a group; (viii) taxes (including any income or franchise taxes) and governmental fees; (ix) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (x) any costs, expenses or losses arising out of a liability of, or claim for, damages or other relief asserted against the Investor Fund for violation of any law; (xi) legal, accounting and auditing expenses; (xii) custodial fees and expenses, (xiii) research and due diligence-related expenses, (xiv) insurance premiums, (xv) charges of transfer agents, pricing agents and other agents; (xvi) expenses of disbursing distributions; (xvii) communications expenses with respect to investor services and of preparing, printing and mailing offering documents, updates and any reports to Shareholders; (xviii) costs and expenses of participation in trade associations, telecommunications costs and expenses; (xix) compensation of the officers and employees of the Investor Fund and costs and expenses of other personnel performing services for the Investor Fund; and (xx) any extraordinary expenses.

THE INVESTOR FUND

The Investor Fund is a Delaware statutory trust formed on or about June 2, 2010.  The Investor Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  Its Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Investor Fund is currently offering shares of beneficial interest (the “Shares”) in the Investor Fund through a private placement which will be offered to accredited investors (the “Investors”).   The Investor Fund is authorized to issue additional classes of shares of beneficial interest from time to time which may contain financial terms and conditions that differ from other classes then existing.  Currently, the Investor Fund offers only one class of shares.

The Investor Fund’s investment objective and strategy are set forth below, and investors are directed to such materials.  The Adviser may, from time to time, refine or change the Investor Fund’s trading method or strategy without prior notice to, or approval by, the Shareholders.

INVESTMENT OBJECTIVE, INVESTMENT STRATEGY, AND INVESTMENT RESTRICTIONS

The Investor Fund’s investment objective is to achieve positive consistent annual performance by investing all of its assets in the Master Fund, which is a multi-manager investment vehicle that seeks to achieve high absolute returns by deploying its assets primarily among hedge fund partnerships and other pooled investment vehicles (collectively, the “Investment Funds”) managed by hedge fund investment managers (the “Managers”) that have produced attractive risk-adjusted returns while maintaining a moderate level of correlation to the U.S. equity markets. The investment goal of the Investor Fund is to seek to generate high consistent returns while exhibiting volatility below that of the domestic equity markets. The Adviser will allocate the Master Fund’s assets principally among  Investment Funds that focus on Long/Short Equity Strategies. The Master Fund may also allocate assets to Investment Funds that follow different investment strategies that represent other hedge fund investment categories on an opportunistic basis.

Long/Short Equity Strategies combine long investments in undervalued U.S. equity securities with short sales of U.S. equity securities in order to pursue various opportunities in rising and declining markets while seeking to reduce various systematic risks. Certain Investment Funds may specialize in a particular industry, sector or region.

The Adviser will select Investment Funds on the basis of various criteria, generally including, among other things, an analysis of: the Manager’s performance during various time periods and market cycles; the Manager’s overall experience and/or trading expertise; its articulation/implementation of, and adherence to, its investment philosophy; the presence of and adherence to risk management controls and disciplines; interviews of the management team; and the level of personal investment by the Manager in the Investment Fund being considered by the Master Fund. In addition to these factors, other criteria may be considered. As part of its due diligence process, the Adviser conducts a comprehensive review of the Manager, its investment process and organization, and may conduct interviews with references and industry sources to complete its determination. Once a Manager is selected by the Adviser, the Adviser will continue to monitor the Manager and its Investment Fund.

Investment Restrictions

The Investor Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Investor Fund's outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Investor Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Investor Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Investor Fund, whichever is less.  As a matter of  fundamental policy, the Investor Fund may not:

(1)           invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Investor Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(2)           invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.  This restriction does not apply to the Investor Fund's investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(3)           issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Investor Fund will not issue senior securities representing indebtedness, except that the Master Fund may borrow money from banks for temporary or emergency purposes or borrow in an amount not to exceed 10% of the Master Fund’s total assets in connection with repurchases of, or tenders for, Interests.

(4)           underwrite securities of other issuers, except insofar as the Investor Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities received pursuant to an “in kind” distribution.

(5)           make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Investor Fund's investment policies.

(6)           purchase or sell commodities or commodity contracts, except, subject to the Adviser’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

(7)           purchase or sell real estate or interests therein, however, this restriction shall not apply to the Investor Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Investor Fund.

The Master Fund has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Investor Fund.

Leverage

The Master Fund may employ leverage in an amount not to exceed 10% of the total assets of the Master Fund solely to meet repurchase requests and for cash management purposes.  The Investment Funds may use leverage for investment purposes.

In addition, certain Investment Funds also may be authorized to incur actual or synthetic leverage, which may take the form of trading on margin, derivative instruments that are inherently leveraged, and other forms of direct or indirect borrowings.  These transactions, which have the effect of offering the opportunity for greater returns associated with leverage, along with increased risk, are not included in determining the leverage restriction referred to above.

The Financial Institution has not and will not recommend any Manager or any Investment Fund and has not evaluated whether the Managers or Investment Funds are suitable or appropriate for the Master Fund in any respect.

The Financial Institution is not obligated to conduct due diligence and analysis of the Managers or Investment Funds.  Nevertheless, the Financial Institution may conduct due diligence and analysis of the Managers or Investment Funds from time to time prior to and during the term of a credit facility.  The Financial Institution shall conduct all such due diligence and analysis solely for its benefit and in connection with the Financial Institution’s risk management requirements.  THE FINANCIAL INSTITUTION WILL NOT CONDUCT ANY DUE DILIGENCE OR ANALYSIS FOR THE BENEFIT OR ON BEHALF OF THE MASTER FUND, OR THE ADVISER AND ITS INTERESTS MAY BE ADVERSE TO THOSE OF THE INVESTORS.  None of the Investor Fund, the Shareholders,,  the Master Fund,  and the Adviser may rely for any purpose on any of the Financial Institution’s information, analysis and opinions concerning the Managers or Investment Funds. The Master Fund and the Adviser are responsible to conduct their own due diligence review of the Managers or Investment Funds to the extent any of them believes necessary or appropriate and the Master Fund and the Adviser shall not rely, directly or indirectly, on the Financial Institution to conduct such due diligence and analysis.

Limitation on Trading of Commodity Interest Positions

At all times, the Master Fund will limit its investments in Investment Funds that are commodity pools to within the restrictions set forth in Schedule A of Part 4 of the Commodity Exchange Act, as amended (the “CEA”).

Given the limitations imposed on the Master Fund’s trading of commodity interest positions, neither the Master Fund nor the Investor Fund should be viewed as a vehicle for trading in the commodity futures or commodity options market.

Distributions and Reinvestment

The Investor Fund declares daily and distributes annually substantially all of its net investment income.  Net capital gains, if any, are distributed at least annually.  Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Investor Fund on the record date thereof unless a Shareholder has elected to receive cash.

Plan of Distribution and Use of Proceeds; Cash Equivalents

Shares will be offered through private placement to qualified accredited investors.  See “SUITABILITY”.

The net proceeds of this Offering will be invested in accordance with the policies set forth above.

Shares will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing escrow account with the Fund’s Custodian until the next closing.

The Adviser and/or its affiliates may make payments to certain selling or shareholder servicing agents for the Investor Fund (“Servicing Payments”) in connection with the sale and distribution of shares of the Investor Fund or for services to the Investor Fund and its investors. These Servicing Payments, which may be significant, are paid by the Adviser and/or its affiliates out of their respective revenues, which generally come directly or indirectly from fees paid by the Investor Fund.  In return for these Servicing Payments, the Investor Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Investor Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund’s transfer agent.  The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from advisers and distributors, as well as how your financial consultant is compensated.

The Investor Fund and the Master Fund may hold cash or invest in cash equivalents for short-term investments.  Among the cash equivalents in which these funds may invest are: obligations of the U.S. Government, its agencies or instrumentalities (U.S. Government Securities; U.S. Treasury Bills); commercial paper; and repurchase agreements, money market mutual funds, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation.  In the event the Adviser determines that there is not sufficiently good value in any securities suitable for investment of the Master Fund’s capital, all such capital may be held in cash and cash equivalents.

INVESTOR FUND’S BOARD OF TRUSTEES AND ITS PROFESSIONALS

Board of Trustees

Trustee Qualifications.  Generally, the Investor Fund believes that each Trustee is competent to serve because of his or her individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Horn has over 27 years of business experience in the investment management industry, holds an MBA degree from the University of Wisconsin, is highly skilled in portfolio and risk management functions as well as possessing a refined understanding of the regulatory framework under which investment companies must operate.  Mr. Rindler has over 44 years of business experience including 25 years in the investment management industry, holds an MBA from the Columbia Business School, was a member of the Board of Trustees for GAMCO Investors and is most recently and advisor to this Board.  Mr. Fesnak is the founder and principal of Fesnak & Associates, a boutique accounting and business advisory firm.  He has developed an extensive background in audit, accounting, tax, valuation and financial consulting for many public and middle market companies. He has over twenty years of experience with concentration in the manufacturing, high-tech, service, real estate, wholesale, health care, leasing and broker-dealer industries. His experience included assisting clients in the registration of various debt and equity securities with the SEC including various SEC filings. Mr. Fesnak holds a BA and MBA from Temple University.  Mr. Maher has over 20 years of experience in investment management, pension administration and business advisory.  He is currently the President and a principal of Valley Forge Financial Group, a firm specializing in providing advisory and administrative services for wealthy families and corporations.  The Investor Fund does not believe any one factor is determinative in assessing a Trustee's qualifications, but that collective experience of each Trustee makes them highly qualified.

Board Leadership Structure.  The Investor Fund is led by Mr. Gregory S. Horn, who founded the Adviser in 1998.  Mr. Horn is an interested person by virtue of his indirect interest in the Investor Fund's Adviser.  The Board of Trustees is comprised of Mr. Horn and three (3) Independent Trustees (i.e. those who are not "interested persons" of the Investor Fund, as defined under the Investment Company Act).  The Investor Fund does not have a “lead independent Trustee”, but governance guidelines provide that Independent Trustees will meet in executive session at each Board meeting.  Under the Investor Fund’s Declaration of Trust and governance guidelines, the President is generally responsible for (a) chairing board meetings, (b) setting the agendas for these meetings and (c) providing information to board members in advance of each board meeting and between board meetings.  Generally, the Investor Fund believes it best to have a single leader who is seen by Shareholders, business partners, and other stakeholders as providing strong leadership.  The Investor Fund believes that its President together with the Audit Committee and the full Board of Trustees, provide effective leadership that is in the best interests of the Investor Fund and each Shareholder.

Board Risk Oversight.  The Board of Trustees is comprised of Mr. Horn and three (3) Independent Trustees with an Audit Committee with a separate chair.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting the risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

The Board of Trustees of the Investor Fund (the “Board”) provides broad oversight over the affairs of the Investor Fund.  The day-to-day affairs of the Investor Fund are managed by the Adviser, subject to the ultimate supervision of and any policies established by the Board and pursuant to the terms of the Declaration of Trust and the Investment Advisory Agreement.

The Board has overall responsibility for the management and supervision of the operations of the Investor Fund.  The Board of Directors of the Master Fund (the “Master Fund’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Master Fund.  The Investor Fund and the Master Fund have the same Boards.  The Board exercises the same powers, authority and responsibilities on behalf of the Investor Fund as are customarily exercised by the board of Trustees of a registered investment company organized as a corporation. Under the Declaration of Trust, the number of trustees is fixed from time to time by the Board of Trustees, but may not be less than one nor more than fifteen. The number of Trustees is currently set at four.  In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders.  The Board of Trustees may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within 60 days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board of Trustees.

Members of the Board of Trustees are not required to contribute to the capital of the Investor Fund or hold Shares in the Investor Fund. A majority of the Board of Trustees are not “interested persons” (as defined in the Investment Company Act) of the Investor Fund (collectively, the “Independent Trustees”) and perform the same functions for the Investor Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and brief biographical information regarding each Trustee is set forth below.  Unless otherwise noted, the business address of each Trustee is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA 19422.

Independent Trustees

Name	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships held by Trustee or Nominee
Robert Fesnak	Trustee	Term: Indefinite Length: Since inception	Principal, Fesnak & Associates	2	Olympus America, Inc. Eagle National Bank
Joseph Rindler, Jr.	Trustee	Term: Indefinite Length: Since inception	Member of the Board, GAMCO Investors, Inc.	2
Michael J. Maher, Jr.	Trustee	Term: Indefinite Length: Since inception	President, Valley Forge Financial Group	2

Interested Trustee

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
Gregory S. Horn	President	Term: Indefinite Length: Since inception	President and Managing Director of Persimmon Capital Management, LP	2	Save More Supermarkets, Inc.

The Board has overall responsibility for the management and supervision of the operations of the Investor Fund.  The Trustees currently serving on the Board have each been elected by the shareholders of the Investor Fund. Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the Trustees at which a quorum of Trustees is present in person or by proxy.

The Trustees serve on the Board for terms of indefinite duration.  A Trustee’s position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity.  The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause.  In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some other time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of shareholders owning 10% or more of the Shares of the Trust in the aggregate.

The Declaration of Trust provides that a Trustee’s responsibilities shall terminate if the Trustee (i) dies; (ii) is declared incompetent; (iii) resigns as a Trustee (iv) is removed; (v) is declared bankrupt by a court with appropriate jurisdiction The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may remove Trustees with or without cause. The Declaration of Trust provides that a Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Investor Fund or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit. In addition, the Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Adviser or Principal Underwriter of the Investor Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee.  Under the Declaration of Trust, the Investor Fund shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Investor Fund, any person who is serving or has served at the request of the Investor Fund as a Trustee, officer, trustee, employee or agent of another organization in which the Investor Fund has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

Board Standing Committees

The Board has established the following standing committees:

Audit Committee. The Audit Committee was formed in June, 2010 and is composed of Robert Fesnak, Joseph Rindler, Jr., Michael J. Maher, Jr., the Independent Trustees of the Investor Fund.  The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Investor Fund’s independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit Committees) and reviewing the Investor Fund’s annual financial statements with both management and the independent auditors.

As of the date hereof, the Board has determined that the Board's Audit Committee has an "audit committee financial expert," as the SEC has defined that term.  After carefully  considering all of the factors involved in the definition of "audit committee  financial  expert," the Board determined  that Robert Fesnak met all five  qualifications  in the  definition.

Fund Shares Owned by Board Members.  The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of Shares of the Investor Fund as of December 31, 2010 .  Dollar amount ranges disclosed are established by the Securities and Exchange Commission. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

Independent Trustees

Name	Dollar Range of Fund Shares	Aggregate Dollar Range of Interests/Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robert Fesnak, Joseph Rindler, Jr.	$0	$0
	$10,001 - $50,000	$10,001 - $50,000
Michael J. Maher, Jr.	Over $100,000	Over $100,000

Interested Trustee

Name	Dollar Range of Fund Shares	Aggregate Dollar Range of Interests/Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Gregory S. Horn	Over $100,000	Over $100,000

Independent Trustees Ownership of Securities

As of December 31, 2010 , no Independent Trustee of the Investor Fund owned securities in the Adviser or in an entity controlling, controlled by or under common control with the Adviser. As of such date, Gregory S. Horn owned a majority of the outstanding securities of the Adviser and of the general partner of the Adviser.

Compensation of the Trustees

Independent Trustees

Name and Position with Fund	2010 Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Trustees 2010
Robert Fesnak, Trustee	$0	$0	$0	$2,000
Joseph Rindler, Jr., Trustee	$0	$0	$0	$2,000
Michael J. Maher, Jr., Trustee	$0	$0	$0	$2,000

Interested Trustee

Name and Position with Fund	2010 Aggregate Compensation from the Fund(1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses(1)	Estimated Annual Benefits Upon Retirement(1)	Total Compensation from Fund and Fund Complex Paid to Trustees 2010 (1)
Gregory S. Horn, Trustee	$0	$0	$0	$0
(1) Mr. Horn is employed by the Adviser and receives compensation in that capacity but does not receive compensation from the Investor Fund for services as a Trustee.

The Independent Trustees receive meeting fees of $1,000.00 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Trustees do not receive fees for committee meetings. Interested Trustees receive no annual or other fees from the Investor Fund. All Trustees are reimbursed by the Investor Fund for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Investor Fund.

Fund Officers.  Set forth below are the names, dates of birth, position with the Investor Fund, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Investor Fund.  The business address of Mr. Horn is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA  19422. Mr. Cipperman's business address is 500 East Swedesford Road, Suite 104, Wayne, PA 19087. None of the Officers received compensation from the Investor Fund for their services as an Officer in fiscal year 2010 .

Name	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Officer
Gregory S. Horn, 6/13/59	President	Indefinite term; served since inception	President, Persimmon Capital Management, LP	Save More Supermarkets, Inc.
Todd Cipperman, 2/14/66	Secretary	Indefinite term; served since March 2011.	Founder and Principal, Cipperman & Company / Cipperman Compliance Services.	None.

The Adviser

Persimmon Capital Management, LP, a Delaware limited partnership (the “Adviser”), is an investement adviser registered with the SEC under the 1940 Act that serves as the investment manager to the Investor Fund under an agreement dated as of August 24, 2010 (the “Investment Advisory Agreement”).  The Adviser is a Delaware limited partnership.  The Adviser will manage and invest the Investor Fund’s assets.  The Adviser was formed in 1998 to offer institutional quality objective investment consulting services to families of significant wealth, foundations, endowments and mid-sized institutions.

The Adviser is registered as an investment adviser with the Securities and Exchange Commission.  A copy of its Form ADV Part II is attached hereto as Exhibit IV.

The Adviser is also an unregistered commodity trading advisor that has filed for an exemption from registration pursuant to Rule 4.14(a)(8) of the CEA..

The Adviser exercises authority over the Investor Fund and is responsible for its day-to-day operations.

The Adviser has the right to delegate its responsibilities hereunder, including the responsibility of providing certain investment advisory, management, administrative and auditing services, to suitable parties who may be reasonably compensated by the Investor Fund.  The Adviser may also retain such other suitable parties to provide services to the Investor Fund, including, without limitation, legal, consulting and auditing services.  Furthermore, the Adviser may enter into agreements with such parties on behalf of the Investor Fund, which agreements may include provisions for the indemnification and exculpation of such parties by the Investor Fund.  In addition, the Adviser will perform (or cause to be performed) administrative and investor services for the Investor Fund, including, but not limited to, ordinary accounting services, preparation of the Investor Fund’s annual income tax return and financial statements, preparation of all reports to Shareholders including the IRS Forms 1099, transfers of Shares and management of overhead functions for the Investor Fund.

The personnel at the Adviser with primary responsibility for the supervision of the Investor Fund’s investments and for monitoring the performance of the Managers, as well as the day-to-day operations of the Investor Fund, are members of the Adviser’s Investment Committee (the “Investment Committee”). The members of the Investment Committee are Gregory S. Horn, Todd E. Dawes, and Kevin J. O’Shea.

Gregory S. Horn, President. Mr. Horn founded the Adviser in December of 1998.  Prior to the formation of the Adviser, Mr. Horn was the President and co-founder of Ashbridge Investment Management, Inc., where he developed all facets of the investment consulting capacity for a family holding company, where assets under supervision in 1998 reached nearly $1 billion.  Prior to Ashbridge, Mr. Horn was a Vice President of Mellon Bank, heading the Personal and Family division of Mellon Private Capital Management, the high net worth group within Mellon’s Trust Department.  Prior to Mellon, Mr. Horn was employed at Mid-Atlantic Companies where he headed the asset management group.  Previous to Mid-Atlantic Companies, Mr. Horn was a Vice President for the real estate investment banking arm of American Express.  Mr. Horn is a graduate of the University of Wisconsin, where he received a bachelor’s degree and an MBA.

Todd E. Dawes. Mr. Dawes is responsible for due diligence on all hedge fund strategies for PCM.  Additionally, Mr. Dawes conducts manager due diligence on traditional long-only managers.  Mr. Dawes is a voting member of the investment committee and risk management committee.  Prior to joining Persimmon, Mr. Dawes worked at CMS Investment Resources in Philadelphia, providing manager due diligence and statistical research for the Alternative Investments Division.  Mr. Dawes also worked in direct support of the firm’s Market Neutral Hedge Fund.  Prior to CMS, Mr. Dawes was Vice President of Operations for a glazing and architectural metal contractor in Detroit.  He holds a B.S. in Investment Finance from Wayne State University and an MBA in Finance from the University of Notre Dame Graduate School of Business.  Mr. Dawes has successfully passed the Series 65, 66, and 7 exams.

Kevin J. O’Shea. Mr. O’Shea is responsible for due diligence on all hedge fund strategies for PCM.  Mr. O’Shea is a voting member of the investment committee and risk management committee.  Prior to joining Persimmon, Mr. O'Shea was a senior analyst with Radcliffe Capital Management, a convertible bond arbitrage hedge fund.  Prior to joining Radcliffe in 2001, Mr. O’Shea was an investment banker specializing in mergers and acquisitions for Prudential Securities, SG Cowen Securities, and Deutsche Bank Alex. Brown.  Mr. O'Shea graduated magna cum laude from Binghamton University with a B.S. in Accounting.  He passed the CPA exam on his first sitting and worked as an auditor with Price Waterhouse.  He then earned a Juris Doctor degree from the University of Buffalo Law School and passed the New York Bar Examination.  Mr. O'Shea then completed an MBA in Finance from the University of Chicago.  Mr. O'Shea brings a unique blend of academic and professional credentials and experience to the Persimmon team.  His general business education and M&A work give him deep insight into equity investment strategies and his work in fixed income convertible arbitrage gives him tremendous strength in evaluating fixed income and hedging strategies.  His legal education and hedge fund background also provide a tremendous edge in operational and legal due diligence matters.

None of the persons described above will, under law, by contract or otherwise, be obligated to the Investor Fund, the Shareholders or any other person for any debts, liabilities or obligations of the  Investor Fund, or the Shareholders of the Investor Fund. Their respective assets will not be available to creditors of or claimants of the Investor Fund.

The Investment Advisory Agreement.  Pursuant to the terms of the Investment Advisory Agreement, the Adviser has agreed, inter alia, to manage and invest the Investor Fund’s assets.  The Adviser may delegate any or all of its duties pursuant to the Investment Advisory Agreement.

The Investment Advisory Agreement provides that the Adviser shall not be liable to the Investor Fund or its Shareholders for any error of judgment or for any loss suffered by the Fund or its Shareholders in connection with its services in the absence of gross negligence, willful default, fraud or dishonesty in the performance or non-performance of its obligations or duties.  The Investment Advisory Agreement contains provisions for the indemnification of the Adviser by the Investor Fund against liabilities to third parties arising in connection with the performance of its services, except under certain circumstances specified as per the Investment Advisory Agreement.  Notwithstanding any of the foregoing to the contrary, the liability provisions of the Investment Advisory Agreement shall not be construed so as to relieve (or attempt to relieve) the Adviser of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law (including liability under U.S. securities laws which, under certain circumstances, impose liability even on persons acting in good faith), but shall be construed so as to effectuate the provisions of the liability provisions to the fullest extent permitted by law.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees or by vote of a majority of the outstanding voting Shareholders of the Investor Fund on not less than thirty (30) days nor more than sixty (60) days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on ninety (90) days written notice to the Investor Fund.  The Investment Advisory Agreement will automatically and immediately terminate in the event of its assignment.

The Adviser will devote as much time to the investment activities of the Investor Fund as it shall determine to be necessary for the efficient operation of the Investor Fund.

The Adviser and its affiliates, principals and employees may engage or participate in other activities or ventures, whether or not of the same nature as the Investor Fund.  No Shareholder shall be entitled to any profits that the Adviser or any of its affiliates, principal or employees shall derive from any such activities or ventures.. The Adviser, its affiliates, principals and employees shall not be prohibited from buying or selling securities for their own account, including securities that are the same as those held by the Investor Fund.  As a result of its other activities, the Adviser may have conflicts of interest in allocating time, services and functions among the Investor Fund and other business ventures.  See “CERTAIN RISK FACTORS.”

OTHER ACCOUNTS MANAGED BY ADVISER OR MANAGEMENT TEAM

Gregory S. Horn is also the portfolio manager for the Persimmon Absolute Return Master Fund, LP (the “Absolute Return Fund”) and its related feeder funds; Persimmon Absolute Return Fund, Persimmon Absolute Return QP Fund and Persimmon Absolute Return Offshore Fund, Ltd. (the “Absolute Return Investor Funds”). The portfolios of the Absolute Return Investor Funds invest exclusively in the Absolute Return Fund. The assets of the Absolute Return Investor Funds as of December 31, 2010 were approximately $70,000,000.

Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of December 31, 2010).	# of Accts where advisory fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance
Gregory S. Horn	Registered Investment Companies (RICS):	2	$33.4 million	0	0
	Other Pooled Investment Vehicles:	4	$70 million	0	0
	Other Accounts:	0	$0	0	0

For the fiscal years 2006, 2007, 2008, 2009 and 2010 the Absolute Return Fund paid the Adviser $1,729,494, $2,111,114, $2,204,739, $1,578,652 and $1,412,102 respectively, under the Investment Advisory Agreement.

Effective August 24, 2010, the Adviser has agreed to waive fees and reimburse expenses as described herein.

Board Considerations in Approving the Advisory Agreement.  The Investment Advisory Agreement must be specifically approved by the vote of a majority of the Trustees who are not parties to the Investment Advisory Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board of Trustees will call and hold a meeting to decide whether to renew the Investment Advisory Agreement for the upcoming year. In preparation for the meeting, the Board will request and review a wide variety of information from the Adviser.  The Trustees will use this information, as well as information that other Investor Fund service providers may submit to the Board, to help them decide whether to renew the Investment Advisory Agreement for another year.

At a Board meeting called for such purpose on June 17, 2010, the Independent Trustees and the full Board unanimously approved the Investment Advisory Agreement.

In reaching its determination to approve the Investment Advisory Agreement, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Investor Fund and its shareholders (including the investment performance of the Master Fund); (ii) the competitiveness of the management fee and total expenses of the Investor Fund; (iii) the total costs of the services to be provided by and the profits to be realized by the Adviser and its affiliates from the relationship with the Investor Fund; (iv) the extent to which economies of scale would be realized as the Investor Fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of members.

In determining whether to approve the Investment Advisory Agreement for the Investor Fund, the Board ultimately reached a determination that the approval of the Investment Advisory Agreement and the compensation to be received under the Investment Advisory Agreement is consistent with the Adviser’s fiduciary duty under applicable law.

The Board reviewed the Adviser’s Form ADV, the Adviser’s personnel and their qualifications, the Adviser’s personnel, services provided to the Investor Fund and to other clients, and the Master Fund's performance. The Board considered the Adviser’s investment philosophy and strategy.  The Board also considered the nature and extent of the Adviser’s supervision of third-party service providers and the Adviser’s compliance with the Investor Fund's compliance policies and procedures.

The Board considered the management fee charged to the Investor Fund and total expenses compared to competitive funds. In its review of the Investor Fund's total expenses, the Board considered the management fee as well as other Investor Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that the management fee charged to the Investor Fund was fair and reasonable in light of the services that the Investor Fund receives and the other factors considered.

At the June 17, 2010 meeting Mr. Horn reviewed with the Board the various materials that had been submitted by the Adviser, including a questionnaire and a PowerPoint presentation.  Mr. Horn provided a detailed description of the fees the Investor Fund and the Master Fund would pay as a result of their structure and provided comparative data with similarly situated funds.  A discussion ensued about the expense structure of the funds.  Mr. Horn noted that the Adviser agreed to cap the fund expenses as described herein.

At that meeting, the Board discussed the analysis of profitability of the funds provided by the Adviser.  Mr. Horn again referred to the PowerPoint presentation where various graphs and data were presented regarding the expected profitability of the funds to the Adviser.  The Board also discussed the potential for breakpoints once the funds had grown in size to warrant them.  Mr. Horn then reviewed with the Board the pro-forma financial statements of the Adviser.

Mr. Horn then discussed and answered questions about the nature and quality of the services to be provided to the funds by the Adviser.  He referenced the discussion earlier in the meeting regarding the background of the Adviser and the expertise it brings to the funds.  Mr. Horn also reviewed the additional services that the Adviser provides in addition to asset management, including administration, legal and compliance, analytics, shareholder servicing and marketing of the funds.

Mr. Horn answered questions about the Adviser’s organizational structure.  He discussed the key staff of the Adviser, their biographies and their respective goals with respect to the funds.

The Board reviewed reports from third parties and management about the relevant factors.  The Board did not consider any single factor as controlling in determining whether or not to approve the advisory agreements.

The Board considered the revenues earned and the expenses incurred by the Adviser in conducting the business of developing, marketing, distributing, managing, administering and servicing the Investor Fund and its members. The Board also considered the level of profits. The Board also reviewed any fall-out benefits related to managing the Investor Fund. The Board also reviewed changes in the Adviser’s third-party marketing arrangements.

In order to develop fully the factual basis for consideration of the Investment Advisory Agreement, the Board requested additional information on several topics, including overall fees, the Investor Fund’s marketing and distribution plans, and revenue sharing arrangements with third-parties.

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the advisory fee structure is fair and reasonable, and that the Investment Advisory Agreement with the Investor Fund should be approved.

The Administrator

Pursuant to an administration agreement (the “Administration Agreement”), JD Clark & Company has responsibility for the overall administration of the Investor Fund and performs or supervises the performance of all services necessary for the Investor Fund’s administration (other than making investment decisions and selecting and monitoring the Investment Funds), including administrative, accounting and shareholder services. The Administrator is responsible for, among other things, (i) calculating the Investor Fund’s Net Asset Value, maintaining the register of Shareholders of the Investor Fund and generally performing all actions related to the issuance and transfer of Shares, and (ii) performing all other incidental services necessary to its duties under the Administration Agreement. The Administration Agreement may be terminated without penalty by either party on ninety (90) days’ prior written notice and terminates automatically upon assignment by the Administrator without the Adviser’s prior approval.

See “FEES AND EXPENSES” herein for a description of the fees payable to the Administrator pursuant to the Administration Agreement.

Custodian

UMB, N.A. (“UMB” or “Custodian”) has been appointed custodian to the Investor Fund.  The Investor Fund will pay to UMB, as custodian, customary asset-based fees, per trade fees, as well as out of pocket expenses.

The Fund may also custody assets with other institutions or hold assets directly.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Control Persons and Principal Holders of Securities

             The following table sets forth as of January 31, 2011  the number and percentage of Interests of the Master Fund beneficially owned by the Directors and the Executive Officers, individually and as a group, by owners of 5% or more of the Master Fund’s Interests, and by each person deemed to be a “control person” under the SEC’s rules.  Except for Mr. Cipperman, the business address of each person listed below is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA  19422. Mr. Cipperman's business address is 500 East Swedesford Road, Suite 104, Wayne, PA 19087

Name and Position	Percentage of Interests beneficially owned
Interested Director
Gregory S. Horn	5.14%
Independent Directors
Robert Fesnak	0%
Joseph Rindler Jr.	0%
Michael J. Maher, Jr.	0.29%
Officer(s)
Gregory S. Horn	5.14%
Todd Cipperman	0%
Beneficial Owners of more than 5% and control persons	0
All directors and executive officers of the Master Fund as a group	5.43%

The following tables set forth as of January 31, 2011  the number and percentage of shares of the Investor Fund beneficially owned by the Trustees and the Executive Officers of the Investor Fund (as defined in SEC rules), individually and as a group, by owners of 5% or more of the shares of the Investor Fund, and by each person deemed to be a “control person” under the SEC’s rules. Unless otherwise noted, the business address of each person listed below is 1777 Sentry Parkway West, Gwynedd Hall, Suite 102, Blue Bell, PA  19422.

Investor Fund

Name and Position	Percentage of Shares beneficially owned	Address
Interested Trustee
Gregory S. Horn	0%
Independent Trustees
Robert Fesnak,	0%
Joseph Rindler Jr.	0%
Michael J. Maher, Jr.	0%
Officers
Gregory S. Horn	0%
Todd Cipperman	0%	500 East Swedesford Road, Suite 104, Wayne, PA 19087.
Beneficial owners of more than 5% and control persons
Ross D. Siragusa Jr. Revocable Trust	8.4%	Ross D. Siragusa, Jr., Trustee 4235 County Road 78 Fort Payne, AL 35967
Laird C. Cleaver Issue Trust	5.0%	Michael Whittle, Trustee 740 North Plankinton Avenue Suite 200 Milwaukee, WI 53203
William Paul Camusi Revocable Trust	11.9%	William Paul Camusi, Trustee 55 Lazy S Lane Chico, CA 95928

Wexler Family Trusts FBO Diane Grant	15.8%	Scott Bieber, Trustee 120 North LaSalle Street 38th Floor Chicago, IL 60602
Paul A. Krupa	13.2%	10 Wexford Club Drive Hilton Head Island, SC 29928
All trustees and executive officers of the Investor Fund as a group	0.00%

FIDUCIARY RESPONSIBLITIES, EXCULPATION AND INDEMNIFICATION

The Investor Fund’s Declaration of Trust provides that neither the Adviser nor any of its respective shareholders, partners, members, officers, directors, stockholders, employees or other agents (collectively, the “Affiliates”) will be liable to any Shareholder or the Investor Fund for errors of judgment or for action or inaction, whether or not disclosed, which said party believed in good faith to be in the best interests of the Investor Fund, or for losses due to such errors, action or inaction or to the gross negligence, dishonesty or bad faith of any employee, broker or other agent of the Adviser or the Investor Fund, provided that such employee, broker or agent was selected, engaged or retained (and in the case of the Adviser’s employees, managed) by the Adviser or the Investor Fund with reasonable care

The Declaration of Trust provides that the Adviser and its Affiliates will not be liable to the Shareholders for the return of any contributions made to the Investor Fund by the Shareholders thereof. In addition, the Adviser and its Affiliates will not be liable to the Shareholders or the Investor Fund for, and the Investor Fund will indemnify the Adviser and its Affiliates to the extent of its own assets from, any loss or damage incurred by reason of any act or omission undertaken by the Adviser and its Affiliates on behalf of the Investor Fund in good faith, provided that such conduct does not constitute gross negligence, dishonesty or bad faith of the Adviser’s and its Affiliates’ duties under the Investment Advisory Agreement. The Adviser shall not be responsible or liable for any act, omission, debt or obligation of any service provider of the Investor Fund, such as the Administrator. Shareholders will have no liability beyond their individual investment in connection with the indemnification obligations to the Adviser and its Affiliates. In view of these provisions and the provisions for indemnification of the Adviser against various liabilities, purchasers of Shares will have a more limited right of action against the Adviser than they would have in the absence of such provisions. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, such indemnification, in the opinion of the U.S. Securities and Exchange Commission, is contrary to public policy, and, therefore, unenforceable.

The Administration Agreement provides that the Administrator shall not be liable to the Investor Fund or its Shareholders for any act or omission performed or omitted by it in the course of, or in connection with, its rendering of services in the absence of willful or reckless misconduct, bad faith or gross negligence. The Administration Agreement contains provisions for the indemnification of the Administrator by the Investor Fund against liabilities to third parties arising in connection with the performance of its services, except under certain circumstances as set forth in the Administration Agreement.

SUITABILITY

Investor Suitability Standards

Each purchaser of an Share must bear the economic risk of its investment for an indefinite period of time (subject to its limited right to withdraw capital from the Investor Fund as more specifically described in the Investor Fund Agreement) because the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as amended, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  It is not contemplated that any such registration will ever be effected, or that certain exemptions provided by rules promulgated under the Securities Act (such as Rule 144) will be available.  There is no public market for the Shares now, nor is one expected to develop in the future.  The Shares are being offered in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D thereunder.  The Shares have not been registered under the securities laws of any state or other jurisdiction and will not be offered in any state of the United States except pursuant to an exemption from registration.  In addition, the Investor Fund is not registered under the Investment Company Act of 1940, as amended (the “Company Act”).  The Declaration of Trust provides that a Shareholder may not assign its Shares (except by operation of law), nor substitute another person as a Shareholder, without the prior consent of the Adviser, which may be withheld for any or no reason.  The foregoing restrictions on transferability must be regarded as substantial, and will be clearly reflected in the Investor Fund records.

Each purchaser of a Share is required to represent that the Share is being acquired for its own account, for investment, and not with a view to resale or distribution.  The Shares are suitable investments only for sophisticated investors for whom an investment in the Investor Fund does not constitute a complete investment program and who fully understand, are willing to assume, and who have the financial resources necessary to withstand the risks involved in the Investor Fund’s specialized investment program and to bear the potential loss of their entire investment in the Shares.

Each potential investor must qualify as an “accredited investor” within the meaning of Regulation D under the Securities Act.

An accredited investor is:

1.
Any U.S. bank or any banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or Territorial banking commission or similar official agency, any U.S. savings and loan association or other similar institution, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any U.S. insurance company; any investment company registered under the Company Act or a business development company as defined in the Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any “private business development company” as defined in the Investment Advisers Act of 1940, as amended;

3.
Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or Investor Fund, not formed for the specific purpose of acquiring the securities offered, with total capital in excess of $5,000,000;

4.	The Adviser and certain affiliates of the Adviser;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000;

6.
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation D; or

8.	Any entity all of whose equity owners satisfy one or more of such requirements (1) through (7) above.

Stricter State Standards

Residents of certain states may be subject to stricter suitability standards than those stated above and the Adviser may reject the subscription of prospective investors not meeting such standards.

Purchases by Employee Benefit Plans

An ERISA Fiduciary should give appropriate consideration to the facts and circumstances that are relevant to an investment in the Company, and the role it plays in the employee benefit plans’ (the “Plans,” or singularly the “Plan”) investment portfolio.

Investment by a Plan is subject to certain additional considerations because investments of Plans are subject to ERISA, as well as certain restrictions imposed by Section 4975 of the Code.  United States Department of Labor (“DOL”) Regulation Section 2510.3-101 (the “Regulation”) provides certain rules for determining whether an investment in the Investor Fund by a Plan will be treated as investment by such plans in the underlying capital of the Investor Fund.  Under the Regulation, the underlying capital of the Investor Fund will not be considered assets of any investing Plan because, as a policy matter, no more than twenty-five percent (25%) of the Investor Fund’s capital may consist of investments of Plans.  Accordingly, the Adviser may be compelled to require the withdrawal of some or all of the Capital Accounts held by such Plans or accounts if necessary to comply with such policy.

Acceptance of subscriptions on behalf of Plans is in no respect a representation by the Investor Fund or the Adviser that an investment in the Investor Fund meets all relevant legal requirements with respect to investments by any particular Plan or that an investment in the Investor Fund is appropriate for any particular Plan.  The person with investment discretion should consult with his or her attorney as to the propriety of such an investment in light of the circumstances of the particular Plan.

HOW TO PURCHASE SHARES

Monthly Purchases, Minimums and Purchase Price. Investors may make a capital contribution as of (i.e., immediately preceding) the start of business on the first Business Day of each month on which the NYSE is open for unrestricted trading (previously defined as a “Monthly Transaction Date”). All written correspondence regarding purchase requests should be sent to:

JD Clark & Company, Inc.
2225 Washington Boulevard
Suite 300
Ogden, Utah 84401-1409

Attention:  Persimmon Growth Partners Investor Fund

The minimum initial investment amount is $50,000 and subsequent investments must be at least $10,000. The Adviser may authorize lesser minimum investment amounts for qualified retirement plans or other investors, and reserves the right to suspend the Offering (as defined herein) or reject subscriptions in whole or in part when it determines that such actions are in the best interest of the Investor Fund.

Cash amounts needed to fund an initial subscription or subsequent purchase must be delivered by check or by wire in advance of the Monthly Transaction Date by the deadlines described below under “Payment of Purchase Price.” Subscribers may cancel a purchase request by notifying the Adviser at any time up to 3:00 p.m. on the Business Day immediately preceding any Monthly Transaction Date. Investors may be required to demonstrate their continued eligibility when making additional investments.

The term “Business Day” refers to any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

The term “Offering” refers to the offer and sale of Shares in the Investor Fund.

Purchase Requests.

Initial Investments. To make an initial capital contribution, the investor must complete, execute and deliver to the Administrator the following at least five (5) Business Days before the relevant Monthly Transaction Date:

(i)
The Signature Page and Power of Attorney accompanying the Subscription Agreement that is included in the Subscription Materials delivered with this Memorandum.  By executing the Signature Page and Power of Attorney, the subscriber agrees to all of the terms of the Subscription Agreement and the ; and

(ii)	A Confidential Purchaser Questionnaire included with the Subscription Materials.

Subsequent Investments. To make an additional capital contribution, the investor must complete, execute and deliver a Subsequent Purchase/Withdrawal Form at least four (4) Business Days before the relevant Monthly Transaction Date. Copies of Subsequent Purchase/Withdrawal Forms are included with the Subscription Materials delivered with this Memorandum. Additional investment requests must include the name of the investor, the dollar amount of the purchase and a signed representation that there have been no material changes to the answers in the investor’s Confidential Purchaser Questionnaire.

Payment of Purchase Price. The investor must either:

(i)	Provide a check to the Administrator at least ten (10) Business Days before the Monthly Transaction Date made payable to the Investor Fund; or

(ii)	Wire Federal Funds by 3:00 P.M. at least four (4) Business Days immediately prior to the Monthly Transaction Date to the account designated by the Administrator.

REDEMPTION FEE, REDEMPTIONS, AND REPURCHASES OF SHARES

Redemption Fee.  Except as provided below, each Shareholder’s initial investment in the Investor Fund is subject to a redemption fee.  The amount of the redemption fee is calculated as a percentage of redemption proceeds as follows:

5%, if redeemed on or before the end of the  3rd calendar month after the issuance of such Shares,

4%, if redeemed after the end of the  3rd calendar month and on or before the end of the  6th calendar month after the issuance of such Shares,

3%, if redeemed after the end of the  6th calendar month and on or before the end of the 9th calendar month after the issuance of such Shares, and

2%, if redeemed after the end of the 9th calendar month and on or before the end of the 12th calendar month after the issuance of such Shares.

For example, if a Shareholder initially purchased Shares on September 1, 2011, the Shareholder would be subject to a 3% redemption fee in any repurchase offering commenced after March 1, 2012 and before June 1, 2012.

In computing the periods with respect to the redemption fees, a Shareholder who was a Partner in the Master Fund and became a Shareholder in the Investor Fund on account of the Plan of Reorganization dated as of June 5, 2010 will have the period of time such investor was a Partner in the Master Fund immediately prior to the transactions set forth in the Plan of Reorganization count toward satisfying the relevant periods.

No Right of Redemption.  No Shareholder or other person holding a Share has the right to require the Investor Fund to redeem that Share or portion thereof.  There is no public market for Shares, and none is expected to develop.  Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Shares by the Investor Fund, as described herein.

Repurchases of Shares.  The Board of Trustees may, from time to time and in their sole discretion, cause the Investor Fund to repurchase Shares from Shareholders pursuant to written tenders by Shareholders at times and on terms and conditions as they establish.  In determining whether the Investor Fund should offer to repurchase Shares, the Board will consider the recommendation of the Adviser.  The Adviser generally recommends to the Board of Directors that the Fund offer to repurchase Shares from Shareholders four times each year.

 In addition to considering the recommendation of the Adviser, the Board will also consider the following factors, among others, in making a determination to offer to repurchase Shares:

•	whether any Shareholders have requested to tender Shares or portions thereof to the Investor Fund;

•	the status of the Master Fund’s repurchase of its Interests; and

•	the anticipated tax consequences of any proposed repurchases of Shares or portions thereof.

The Investor Fund will repurchase Shares or portions thereof from Shareholders pursuant to written tenders on terms and conditions that the Board determine to be fair to the Investor Fund and to all Shareholders or persons holding Shares acquired from Shareholders, or to one or more classes of Shareholders, as applicable. The value of a Shareholder's Shares (or the portion thereof) that is being repurchased will be determined based upon the net asset value of the Shareholder's Shares (or the portion thereof being repurchased) as of the Valuation Date (as defined below).  When the Board determines that the Investor Fund shall repurchase Shares or portions thereof, notice will be provided to Shareholders describing the terms thereof, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders who are deciding whether to tender their Shares or portions thereof during the period that a repurchase offer is open may ascertain the approximate net asset value of their Shares by contacting the Adviser prior to the date upon which such Shareholder must decide whether to participate in the repurchase opportunity.  Under the repurchase procedures described therein, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of a date proximate to the Valuation Date.  In addition, there will be a substantial period of time between the date as of which Shareholders must tender their Shares and the date they can expect to receive payment for their Shares from the Investor Fund.

Repurchases of Shares or portions thereof from Shareholders by the Investor Fund may be made, in the discretion of the Investor Fund, and may be paid in cash or by the distribution of securities in-kind or partly in cash and partly in-kind.  However, the Investor Fund does not expect to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Investor Fund or on Shareholders not tendering Shares for repurchase.  Repurchases will be effective after receipt and acceptance by the Investor Fund of all eligible written tenders of Shares or portions thereof from Shareholders. Any in-kind distribution of securities may consist of marketable or non-marketable securities, which will be distributed to all tendering Shareholders on a pro rata basis.  The Investor Fund does not impose any charges in connection with repurchases of Shares or portion of Shares.

Due to liquidity restraints associated with the Investor Fund's investments in the Master Fund and the underlying Investment Funds and the fact that the Investor Fund may have to effect withdrawals from those funds to pay for Shares being repurchased, the Investor Fund presently expects to employ the following repurchase procedures:

1.           Shareholders choosing to tender Shares (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the “Expiration Date”) which generally will be sixty (60) days before the date as of which Shares are to be repurchased.  The Shares (or portions thereof) will be valued as of the date on which Shares are to be repurchased (the “Valuation Date”).

2.           The Investor Fund will repurchase tendered Shares on a pro rata basis in the event that Shareholders tender more than the maximum percentage of Shares offered for repurchase by the Investor Fund or the Investor Fund cannot efficiently liquidate underlying positions in order to repurchase Shares for cash.

3.           Promptly after the Expiration Date, the Investor Fund will give to each Shareholder whose Shares (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Share (or portion thereof).  The determination of the value of Shares as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Investor Fund's financial statements.

4.           The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times. The first payment (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated value of the repurchased Shares (or portion thereof), determined as of the Valuation Date.  The Adviser, in its sole discretion, may determine to waive the 5% holdback and authorize an Initial Payment of 100% of the estimated value of the repurchased Shares.  Any Shareholder that tenders 90% or more of its Shares will be deemed to have liquidated its investment, and therefore, will receive an Initial Payment for the repurchased Share determined as of the Valuation Date.  The Initial Payment will be made as of the later of (a) within thirty (30) days after the Valuation Date, or (b) if the Investor Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Shares, within ten (10) business days after the Investor Fund has received at least 95% of the aggregate amount withdrawn by the Investor Fund from such Investment Funds.

The second and final payment (the “Contingent Payment”) is expected to be in an amount equal to the excess, if any, of (a) the value of the repurchased Shares (or portion thereof), determined as of the Valuation Date and based upon the results of the annual audit of the Investor Fund's financial statements for the year in which the Valuation Date falls, over (b) the Initial Payment. It is anticipated that the annual audit of the Investor Fund's financial statements will be completed within sixty (60) days after the end of each fiscal year of the Investor Fund and that the Contingent Payment will be made promptly after the completion of the audit. Shareholders whose Shares will be liquidated because they tendered 90% or more of their Shares will receive a Contingent Payment.

5.           Although the amounts required to be paid by the Investor Fund under the Promissory Note will generally be paid in cash, the Investor Fund may under certain limited circumstances noted above pay all or a portion of the amounts due by the in-kind distribution of marketable or non-marketable securities.

The foregoing procedures may be amended by the Board of Trustees from time to time and will be effective upon notification to the Shareholders.

Repurchases of Shares by the Investor Fund are subject to certain regulatory requirements imposed by the Securities and Exchange Commission (“SEC”) rules.  The Investor Fund believes that the repurchase procedures described above comply with these requirements.  However, if modification of the Investor Fund's repurchase procedures is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

A Shareholder that tenders Shares will generally have a taxable event when such Shares are repurchased.  Gain, if any, will be recognized by a tendering Shareholder only as and after the total proceeds received by the Shareholder exceed the Shareholder’s adjusted tax basis in the Shares repurchased.  A loss, if any, will be recognized only after the Shareholder has received full payment under the promissory note that will be given to the Shareholder prior to the Fund’s payment of the repurchase amount.

Payment for repurchased Shares may require the Investor Fund to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Investor Fund's portfolio turnover.  The Adviser intends to take measures (subject to such policies as may be established by the Board) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

A Shareholder who tenders for repurchase only a portion of such Shareholder's Shares will be required to maintain an account balance of at least $25,000.  If a Shareholder tenders an amount that would cause the Shareholder's capital account balance to fall below the required minimum, the Investor Fund reserves the right to reduce the amount to be purchased from such Shareholder so that the required minimum balance is maintained.

The Investor Fund may be required to repurchase a Share or portion thereof of a Shareholder or any person acquiring a Share or portion thereof from or through a Shareholder, and such person may be required to sell a Share or any portion thereof, in the sole discretion of the Board, for any reason whatsoever.

In the event that the Adviser or an affiliate holds a Share in its capacity as a Shareholder, such Share or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Investor Fund.

The Board of Trustees may cancel a repurchase offer or postpone the acceptance of Shares if the Investor Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Investor Fund’s investment objective and policies in order to purchase Shares tendered pursuant to the Repurchase Offer or the Board of Trustees determines that it is not in the best interest of the Investor Fund to purchase Shares pursuant to the Repurchase Offer.

Involuntary Redemptions. The Investor Fund reserves the right to redeem an investor’s Shares when the value of the Shares is less than $25,000, or for any other reason. If the Investor Fund contemplates an involuntary redemption due to an investor’s account having a value of less than $25,000, the Fund will generally allow the investor the opportunity to make additional contributions at the next Monthly Transaction Date sufficient to bring the value of its account to at least $25,000 and avoid such involuntary redemption. The Adviser may also involuntarily exclude any investor for reasons including the event of their legal incapacity, liquidation or bankruptcy, all as outlined in the Declaration of Trust.

In-Kind Withdrawals. The Investor Fund will satisfy redemption requests in cash to the fullest extent feasible, so long as such payments would not, in the opinion of the Adviser, result in the necessity of the Investor Fund selling assets under disadvantageous conditions and to the detriment of the Investor Fund. The Investor Fund is authorized to make payments for redemptions of its Shares either in cash or in-kind, or partly in cash and partly in-kind. The Investor Fund may agree to satisfy a redemption request by delivering the securities held by the Investor Fund to an investor. Any Investor Fund securities paid or distributed in-kind would be valued at net asset value.  In the event that an in-kind distribution is made, an investor may incur additional expenses, such as the payment of brokerage commissions, on the sale or other disposition of the securities received. In-kind payments need not constitute a cross-section of the Investor Fund or the Master Fund.

The Adviser, its affiliates and its principals and employees may make redemptions from their accounts at any time without notice to the Shareholders to the extent permissible under applicable law.

Suspensions. The Board may suspend or limit redemptions by the Shareholders under certain circumstances.

CERTAIN RISK FACTORS

Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of an investment in the Investor Fund as they relate specifically to Shares or to the Investor Fund in general, as the context requires.  The following does not purport to be a comprehensive summary of all of the risks associated with an investment in the Investor Fund.  Rather, the following are only certain risks to which the Investor Fund is subject and that the Investor Fund wishes to encourage prospective investors to discuss in detail with their professional advisors.  All risk factors should be read to apply to the Investor Fund and its direct and/or indirect investments, as applicable.

Prospective investors should carefully consider the following risk factors among the other risks described in this Memorandum:

Reliance on Management/Market Risk. All decisions with respect to the Investor Fund’s investment objective and policies and the management of the Investor Fund will be made exclusively by the Adviser. Investors have no right or power to take part in the management or affairs of the Investor Fund or to participate in the Investor Fund’s investment decisions, although they have the right to withdraw Shares and will be provided with written notice and an opportunity to withdraw prior to any material change in the operations of the Investor Fund.

This Investor Fund’s investment success depends on the skill of the Adviser in evaluating, selecting and monitoring the Manager and on the investment management expertise of each Manager of an Investment Fund and its personnel responsible for managing this Investor Fund’s assets. Therefore, the death, incapacity or retirement of any key personnel of the Adviser and/or any Manager may adversely affect investment results. Furthermore, an investment in the Investor Fund is subject to the risk that a Manager and its Investment Fund may not perform as anticipated.  The Managers devote significant time and resources to other investment activities, including operating other investment vehicles and managing other investment accounts.

The Investor Fund is also subject to market risk, which is the risk that all or a majority of the securities in a certain market - the stock market - will decline in value over short or extended periods of time, because of factors such as economic conditions, future expectations or investor confidence. The Investor Fund is also subject to industry and security risk, which is the risk that the value of securities in a particular industry or the value of an individual stock will decline because of changing expectations for the performance of that industry or for the individual company issuing the stock.

Multi-Manager Concept.  Prospective Shareholders should carefully consider the effect on the Investor Fund of the Adviser’s strategy of investing all or substantially all of the Investor Fund's assets with selected Managers that manage Investment Funds engaged in Long/Short Equity Strategies.  Two aspects of the Multi-Manager investment concept which will affect the success of the Investor Fund are the increased cost and the risk of delegating control of a majority of the Investor Fund’s assets to persons other than the Adviser.  There is no way of predicting how the Managers will make investments or whether they will act in accordance with any disclosure documents or descriptive materials given by them to the Investor Fund. Rather than investing the assets of the Investor Fund directly in securities, the Adviser seeks to invest with Managers.  This strategy may significantly increase the fees and expenses payable by the Investor Fund since the Managers also charge their own fees and expenses.  The cost of investment advisory and management services relating to investments by the Investor Fund, including investments made by Managers, are paid by the Investor Fund.

As the Investor Fund may use the services of Managers which are starting new investment organizations or have developed a new product or investment arrangement, such Managers will be subject to all the risks incident to the creation of a new business, including the absence of a history of operations.  Without prior operating history it will be difficult to evaluate such Managers’ likely performance.

Asset-Based Fees and Incentive-Based Allocations. Each Manager of an Investment Fund generally will charge the Investor Fund an asset-based fee and some or all of the Managers will receive incentive-based allocations as compensation for the services it renders. The asset-based fees of the Managers are expected to range from 0% to 3.5% and the incentive-based allocations of the Managers are expected to range from 10% to 35% of net profits generated by the Investment Funds on behalf of the Investor Fund. The incentive-based allocation that will be received by a Manager may create an incentive for the Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the incentive-based allocation. In addition, because the incentive-based allocation is calculated on a basis that includes realized and unrealized appreciation of an Investment Fund’s assets, the allocation may be greater than if it were based solely on realized gains.

Long/Short Equity Hedged Strategies. As part of this strategy, certain Investment Funds seek to purchase and sell securities to generate returns and/or to hedge systematic risks. These long and short positions may or may not be related. If the analysis of the Investment Fund’s Manager is incorrect or based on inaccurate information, these investments may result in losses to the Investment Fund.

Hedged Strategies. Certain Investment Funds may engage in a wide range of investment and trading strategies of which several are sometimes referred to as “hedged” strategies, because they use short sales, futures, and other derivatives in an effort to protect assets from losses due to declines in the value of the Investment Fund’s portfolio. However, there can be no assurances that the hedging strategies used by the Managers of these Investment Funds will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions. Furthermore, there can be no assurance that the Managers of these Investment Funds employing hedging strategies will do so with respect to all or any portion of a given Investment Fund’s assets.

Short Sales. Managers of Investment Funds may use short sales for non-hedging purposes in an effort to profit from anticipated declines in prices of securities which in the view of the Manager are overvalued or are likely to be adversely affected by particular trends or events relating to the issuer of those securities, the sector in which the issuer is engaged or the general markets or economy. The Managers also may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Manager believes possess volatility characteristics similar to those being hedged. A short sale is the selling of securities that a seller does not own. To effect a short sale, a Manager will borrow a security from a brokerage firm, or other permissible financial intermediary, to make delivery to the buyer. The Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Manager, which would result in a loss or gain, respectively. A Manager would only profit from such a practice if the Manager could fulfill its obligation to the lender of securities by repaying the lender with securities which the Manager purchased at a price lower than the price the Manager received for the short sales. These techniques can be speculative and, in certain circumstances, may substantially increase the impact of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the theoretical risk of an unlimited increase in the market price of the security which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.

Special Investment Techniques. Managers of Investment Funds may use a variety of special investment techniques, in addition to short selling, to attempt to hedge their investment portfolios against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain investment techniques that the Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes.

Options and Futures. Managers of Investment Funds may invest in options and futures contracts. An option gives the purchaser the right, but not the obligation, upon exercise of the option, either (i) to buy or sell a specific amount of the underlying security at a specific price (the “strike” price or “exercise” price), or (ii) in the case of a stock index option, to receive a specified cash settlement. To purchase an option, the purchaser must pay a “premium,” which consists of a single, nonrefundable payment. Unless the price of the securities interest underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Manager may lose the entire amount of the premium. The purchaser of an option runs the risk of losing the entire investment. Thus, a Manager may incur significant losses in a relatively short period of time. The ability to trade in or exercise options also may be restricted in the event that trading in the underlying securities interest becomes restricted. Options trading may also be illiquid in the event that a Manager’s assets are invested in contracts with extended expirations. Managers may purchase and write put and call options on specific securities, on stock indexes or on other financial instruments and, to close out its positions in options, may make a closing purchase transaction or closing sale transaction.

The Managers also may invest in so-called “synthetic” options or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Manager’s Investment Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Over-the-counter options purchased and sold by the Manager also may include options on baskets of specific securities.

The Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A covered call option, which is a call option with respect to which a Manager owns the underlying security, that is sold by the Manager exposes the Manager during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option, which is a put option with respect to which a Manager has segregated cash or liquid securities to fulfill the obligation undertaken, that is sold by the Manager exposes the Manager during the term of the option to a decline in price of the underlying security while depriving the Manager of the opportunity to invest the segregated assets.

A Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on such security. The Manager will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Manager would ordinarily make a similar “closing sale transaction,” which involves liquidating the Manager’s position by selling the option previously purchased, although the Manager would be entitled to exercise the option should it deem it advantageous to do so.

Derivatives subject the Manager’s Investment Fund to the rules of the CFTC which limit investment in certain derivatives. Some or all of the Managers may invest in futures contracts and currency futures contracts, and options with respect thereto for hedging purposes without limit. However, to comply with CFTC rules, the Managers may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceed five percent (5%) of the liquidation value of the Investment Fund’s assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the five percent (5%) limitation. If applicable CFTC rules change, these percentages may change or difference conditions may be applied to the Investor Fund’s use of certain derivatives. The CFTC rules also may place limits on the Investor Fund’s ability to invest in Investment Funds that engage in various transactions in futures and options.

Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits a Manager might realize in trading could be eliminated by adverse changes in the exchange rate, or the Investment Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Investor Fund which could adversely affect the value of this Investor Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Investor Fund to substantial losses.

Successful use of futures by a Manager also is subject to the Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Pursuant to regulations and/or published positions of the Securities and Exchange Commission (the “SEC”), a Manager may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Manager’s ability otherwise to invest those assets.

Managers may purchase and sell stock index futures contracts. A stock index future obligates a Manager to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

Managers may purchase and sell interest rate futures contracts. An interest rate future obligates a Manager to purchase or sell an amount of a specific debt security at a future date at a specific price.

Managers may purchase and sell currency futures. A currency future obligates a Manager to purchase or sell an amount of a specific currency at a future date at a specific price.

Call And Put Options on Securities Indexes. Managers of Investment Funds may purchase and sell call and put options on stock indexes, such as the Standard & Poor’s 500 Composite Stock Price Index and Standard & Poor’s 100 Index, listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks that comprise the index. Accordingly, successful use by the Manager of options on stock indexes will be subject to the Manager’s ability to predict correctly movements in the direction of the stock market generally or segments thereof. This requires different skills and techniques than forecasting changes in the price of individual stocks.

Warrants. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities or commodities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements. Managers of Investment Funds may enter into equity, interest rate, index and currency rate swap agreements on behalf of the Investment Funds. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Equity index swaps involve the exchange by an Investment Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends.

Managers may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Interest rate swaps, for example, do not typically involve the delivery of securities, other underlying assets or principal. Accordingly, the market risk of loss with respect to an interest rate swap is often limited to the amount of interest payments that an Investment Fund is contractually obligated to make on a net basis. If the other party to an interest rate swap defaults, the Investment Fund’s risk of credit loss may be the amount of interest payments that the Investment Fund is contractually entitled to receive on a net basis. However, where swap agreements require one party’s payments to be “up-front” and timed differently than the other party’s payments (such as is often the case with currency swaps), the entire principal value of the swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Investment Fund may have contractual remedies pursuant to the agreements related to the transaction.

Most swap agreements entered into by a Manager would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by a Manager in whose investment vehicles the Investor Fund could not invest directly, perhaps because of its investment minimum or is unavailability for direct investment, the Investor Fund may enter into swap agreements under which the Investor Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated period of time. The Investor Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances.

The swap market has grown substantially in recent years, and has become relatively more liquid, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. The investment performance of the Investor Fund however, may be adversely affected by the use of swaps if the Investor Fund’s forecasts of market values, interest rates or currency exchange rates are inaccurate.

Foreign Securities. One or more Managers of Investment Funds may invest in equity and fixed-income securities of foreign issuers and in depositary receipts, such as American Depositary Receipts (“ADRs”), that represent indirect Shares in securities of foreign issuers. Foreign securities in which a Manager may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets.

Investing in the securities of companies (and governments) in certain countries (such as emerging nations or countries with less well regulated securities markets than the U.S. or the UK or other European Union countries, for that matter) involves certain considerations not usually associated with investing in securities of United States companies or the United States government, including among other things, political and economic considerations, such as greater risks of expropriation, nationalization and general social, political and economic instability; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; certain government policies that may restrict the Manager’s investment opportunities; and in some cases less effective government regulation than is the case with securities markets in the United States. There may be less publicly available information about foreign companies than about U.S. companies, and foreign companies may not be subject to accounting, auditing and financial reporting standards that are as uniform as those applicable to U.S. companies.

Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

Restricted and Illiquid Investments. Managers of Investment Funds may invest in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act, or , if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the Securities Act.

Where registration is required to sell a security, a Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Manager may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Manager might obtain a less favorable price than the prevailing price when it decided to sell. Restricted securities for which no market exists and other illiquid investments held by Investment Funds advised by Managers. Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

Investments of the Investor Fund’s assets will, in certain cases, be long-term in nature and may require several years before they are suitable for sale. Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to other freely tradable investments.

In addition, the Investor Fund’s interests in the Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Investor Fund may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. The illiquidity of these Shares may adversely affect the Investor Fund were it to have to sell Shares at an opportune time.

Fixed-Income Securities. Managers of Investment Funds may invest in fixed-income securities. The Managers typically will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive or in connection with convertible arbitrage strategies, and also may invest in these securities for defensive purposes and to maintain liquidity. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk).

The Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Manager to be of comparable quality. Non-investment grade debt securities are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capability to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. In addition, the market for lower grade debt securities may be thinner and less liquid than for higher grade debt securities.

Foreign Currency Transactions. Managers of Investment Funds may engage in foreign currency transactions for a variety of purposes, including for speculative purposes or to fix in U.S. dollars, between trade and settlement date, the value of a security the Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Manager already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the Manager’s purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Manager agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Manager contracted to receive in the exchange. The Manager’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments. Managers of Investment Funds may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Investor Fund also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have the remaining maturities of one year or less, and may including U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Purchasing Initial Public Offerings. Managers of Investment Funds may purchase securities of companies in initial public offerings of any equity security (“new issues”) or shortly thereafter. Special risk associated with these securities may include a limited number of Shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the Shares of these companies and, thus, the Investor Fund’s Shares. The limited number of Shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of Shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

Highly Volatile Markets.  The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which an Investment Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Investments by the Investment Funds in corporate equity and debt securities, whether publicly traded or privately placed, are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Adviser.  The public equity markets have in the recent past experienced significant price volatility, especially in the technology sector.

Reverse Repurchase Agreements.  Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund.  Reverse repurchase transactions are a form of leverage that may increase the volatility of an Investment Fund’s investment portfolio.

Lending Portfolio Securities.  Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.  The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  A substitute dividend payment received in a stock lending transaction will not qualify for the preferential tax rates for non-corporate taxpayers on certain dividends.  In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities.  Investments Funds or the Adviser on behalf of the Investor Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices.  These transactions involve a commitment to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to their delivery.  When-issued securities and forward commitments may be sold prior to the settlement date.  Disposal of the right to acquire a when-issued security prior to its acquisition or disposal of the right to deliver or receive against a forward commitment may incur a gain or loss.  These transactions, if effected by the Investor Fund, will be subject to the Investor Fund’s limitation on indebtedness unless, at the time the transaction is entered into, the Investor Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities.  The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund or the Investor Fund on a forward basis will not honor its purchase obligation.  In such cases, an Investment Fund or the Investor Fund may incur a loss.

Mortgage-Backed Securities.  Investment Funds may invest in mortgage-backed securities.  The investment characteristics of mortgage-backed securities differ from traditional debt securities.  Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time.  The adverse effects of prepayments may indirectly affect the Investor Fund in two ways.  First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments.  Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund.  In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities (“ARMs”), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation (“CMO”) derivatives, the rate of interest payable under which varies with a designated rate or index.  The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices.  This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Small Cap Securities. The Investment Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage. Managers of Investment Funds may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as “leverage,” is a speculative investment technique and involves certain risks.

If the Manager’s equity or debt instruments decline in value, the Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in an Investment Fund’s assets, whether resulting from changes in market value or from withdrawals, the Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Additionally, as further described herein, the Investor Fund may, in its sole discretion, employ leverage at the Investor Fund Level in order to achieve its investment objectives.  Such leverage may take the form of loans for borrowed money, derivative transactions and trading in instruments that may be inherently leveraged.  The Investor Fund may enter into a credit arrangement with a lender, and in connection with such borrowings may be required to pledge as collateral all of the assets of the Investor Fund.

Special Risks of Multi-Manager, Multi-Strategy Structure. Identifying the appropriate Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty. In addition, certain Investment Funds, from time to time, are oversubscribed or closed, and it may not be possible to make investments that have been identified as attractive opportunities.

The Investment Funds generally will not be registered as investment companies under the Company Act and, therefore, the Investor Fund will not be able to avail itself of the protections of the Company Act with respect to the Investment Funds. Although the Adviser will receive detailed information from each Manager regarding its historical performance and investment strategy, in most cases, the Adviser has little or no means of independently verifying this information. Further, a Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. For information about an Investment Fund’s net asset value and portfolio composition, the Adviser will be dependent on information provided by the Investment Funds, which if inaccurate could adversely affect the Adviser’s ability to manage the Investor Fund’s investment portfolio in accordance with its investment objective and to value accurately the Investor Fund’s Shares. Investors in the Investor Fund have no individual right to receive information about the Investment Funds or the Managers, will not directly be investors in the Investment Funds and will have no rights with respect to or standing or recourse against the Managers or any of their affiliates.

A Shareholder who met the conditions imposed by the Investment Funds could invest directly with the Investment Funds. These conditions include investment minimums that may be considerably higher than the Investor Fund’s stated minimum investment. By investing in investment vehicles indirectly through the Investor Fund, a Shareholder bears two layers of asset-based fees and one layer of incentive-based allocations. In addition, the Shareholder bears a proportionate interest of the fees and expenses of the Investor Fund (including operating costs, distribution expenses and administrative fees) and, indirectly similar expenses of the Investment Funds.

Each Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Managers and their Investment Funds and the Investor Fund generally. Accordingly, a Manager with positive performance may receive compensation from the Investor Fund, and thus indirectly from Shareholders, even if the Investor Fund’s total returns are negative. Investment decisions of the Investments Funds are made by the Managers entirely independently of the Adviser and of each other. As a result, at any particular time, one Investment Fund may be purchasing Shares of an issuer whose Shares are being sold by another Investment Fund. Consequently, the Investor Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

To the extent the Investor Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the limited partners of the Investment Fund, including a matter that could adversely affect Investor Fund’s investment in it.

Since the Investor Fund may make additional investments in the Investment Funds only at certain times pursuant to limitations set forth in the governing agreements of the Investment Funds, the Investor Fund from time to time may have to invest some of its assets temporarily in money market securities, possibly for several months.

Each Investment Fund will likely be permitted to withdraw its securities in-kind. Thus, upon the Investor Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Investor Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interest of the Investor Fund.

Like an investment in the Investor Fund, investments in the Investment Funds generally will be illiquid. The governing instruments of each Investment Fund likely will have provisions similar to the Investor Fund restricting both the transferability of an investor’s interest and the ability of any investor to withdraw its investment in certain circumstances. Some Investment Funds will not permit withdrawals at the same time as the Investor Fund. As a result, the liquidity of the Investor Fund’s Shares may be adversely affected and the Investor Fund may manage its investment program differently than if it were able to withdraw monies from each Investment Fund at the same time it desires to provide liquidity to its Shareholders.

For the Investor Fund to complete its tax reporting requirements, its must receive information on a timely basis from the Managers. Given the number of Managers, it is possible that one or more Managers will delay providing this information. As a result, it is possible that the Investor Fund may be unable to provide tax information to investors without significant delays and investors may possibly need to seek extensions on the time to file their tax returns at the federal, state and local level.

The Investor Fund may also be required to indemnify certain of the Investment Funds and their Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Investor Fund’s Shares.

Lack of Certain Registration and Regulatory Protection. The Investment Funds in which the Investor Fund invests may, but need not, be offered pursuant to registration statements effective under the Securities Act, nor may they be subject to the periodic information and reporting provisions under the Securities Exchange Act of 1934, as amended, or the Company Act.  As a result, the amount of publicly available information that may be used by the Adviser in selecting Managers may be relatively small.  The Adviser believes, however, that it will be able to obtain sufficient information about potential Investment Funds to select them effectively.

Dilution.  If a Manager limits the amount of capital that may be contributed to an Investment Fund from the Investor Fund, or if the Investor Fund declines to purchase additional Shares in an Investment Fund, continued sales of Shares in the Investment Fund to others may dilute the returns for the Investor Fund from the Investment Fund.

Investments in Non-Voting Stock.  Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios.  This lack of transparency will make it difficult for the Adviser to monitor whether holdings of the Investment Funds cause the Investor Fund to be above specified levels of ownership in certain asset classes.  To avoid potential adverse regulatory consequences in such a case, the Investor Fund may need to hold its interest in an Investment Fund in non-voting form (which may entail the Investor Fund subscribing for a class of securities that is not entitled to vote or contractually waiving the ability to vote with respect to a portion of its Shares in the Investment Fund).  Consequently, the Investor Fund may hold substantial amounts of non-voting securities in a particular Investment Fund.  To the extent the Investor Fund holds an Investment Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Investment Fund.

Control Positions.  Investment Funds may take control positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Distributions to Investors and Payment of Tax Liability. The Investor Fund does not intend to make periodic distributions of its net income or gains, if any, to Shareholders. Shareholders will be required each year to pay applicable Federal and state income taxes on their respective shares of the Investor Fund’s taxable income, and will have to pay such applicable taxes from sources other than the Investor Fund’s distributions.

Access to Information from Managers. The Investor Fund will receive periodic reports from Managers of Investment Funds at the same time as any other investor with such Investment Fund. The Adviser will request detailed information on a continuing basis from each Manager regarding the Manager’s historical performance and investment strategies. However, the Adviser may not always be provided with detailed information regarding all the investments made by the Managers because certain of this information may be considered proprietary information by the Managers. This lack of access to information may make it more difficult for the Adviser to select, allocate among and evaluate the Managers and their Investment Funds.

No Diversification Requirement. The Investor Fund Agreement does not require diversification of the Investor Fund’s investments. Therefore, the Investor Fund may invest its assets in a relatively small number of securities and industry sectors.

Limited Operating History. Some Managers and their Investment Funds may be newly organized and therefore, may have no, or only limited operating histories. However, the Adviser will endeavor to select Managers whose principals have substantial experience managing investment programs.

Limited Transferability. The Shares have not been registered under the Securities Act or applicable state securities laws and, therefore, are subject to restrictions on transfer. In addition, the Investor Fund Agreement contains significant restrictions on the ability of Shareholders to transfer their Shares. In most instances, Shares may not be transferred by a Shareholder without the prior approval of the Adviser. Additionally, withdrawals are restricted to Quarterly Transaction Dates. Consequently, a Shareholder cannot expect to liquidate his or her investment readily and must be able to bear the economic risk of his or her investment for periods of time as long as five months. See “REDEMPTION FEE, REDEMPTIONS, AND REPURCHASES OF SHARES”

Conflicts of Interest. Conflicts of interest between the Investor Fund on the one hand, and the Custodian, the Adviser and/or their officers and directors on the other hand, may raise issues discussed in “POTENTIAL CONFLICTS OF INTEREST” below.

Early Termination. In the event of the early termination of the Investor Fund, the Investor Fund would have to distribute to the Shareholders pro rata their interest in the assets of the Investor Fund. Certain assets held by the Investor Fund may be highly illiquid and might have little or no marketable value. In addition, the securities or Shares in Advisers held by the Investor Fund would have to be sold by the Investor Fund or distributed to the Shareholders. It is possible that at the time of such sale or distribution certain securities held by the Investor Fund would be worth less than the initial cost of such securities, resulting in a loss to the Shareholders.

Notice Required.  A Shareholder must give sixty (60) days’ prior written notice to the Board to make a partial or total withdrawal from the Investor Fund.  During such notice period, the Sharehodler’s Shares remains at risk and may decrease in value from the date that notice of withdrawal is made to the Board until the effective date of withdrawal.

Effects of Substantial Withdrawals.  Substantial withdrawals by Shareholders within a short period of time could require the Adviser to arrange for the Investor Fund’s positions to be liquidated more rapidly than would otherwise be desirable, which could (i) adversely affect the value of the remaining Shares, (ii) cause the Investor Fund to utilize leverage in order to satisfy withdrawal requests, which could cause the remaining Shareholders to bear the costs of such leverage, or (iii) result in the Board choosing to terminate the Investor Fund. In addition, regardless of the period of time in which withdrawals occur, the resulting reduction in the Investor Fund’s assets could make it more difficult to generate a positive rate of return or recoup losses due to a reduced equity base. In its sole discretion, the Board has the power to suspend withdrawals if, in its opinion, substantial withdrawals will adversely affect the Investor Fund.

Increased Competition in Alternative Asset Investments.  In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Investor Fund.  While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.  Prospective investors should understand that the Investor Fund may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Investor Fund.

Registration.  The Adviser is not registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and is not a member of the National Futures Association (“NFA”).  Registered commodity pool operators and commodity trading advisors are subject to extensive regulation and disclosure requirements.  Investors, therefore, will not be accorded the protective measures they would have if the Adviser were registered.

Changes in Applicable Law. The Investor Fund must comply with various legal requirements, including requirements imposed by the Federal securities laws, tax laws and pension laws. Should any of those laws change over the scheduled term of the Investor Fund, the legal requirements to which the Investor Fund and the Shareholders may be subject could differ materially from current requirements.

Amendments of Master Fund’s Partnership Agreement without Consent of Limited Partners. Amendments to the Master Fund’s Partnership Agreement which materially affect the Interests of one or more of the Limited Partners may only be made with the consent of those Limited Partners so adversely affected who hold more than fifty (50%) of the capital account balances of all Limited Partners who would be adversely affected by the amendment. Other amendments to the Master Fund’s Partnership Agreement may generally be made by the General Partner without the consent of the Limited Partners.

Control by a Limited Number of Shareholders.  A substantial majority of the Investor Fund’s Shares are held by a few Shareholders.  Thus, these Shareholders may be able to control voting and other matters affecting the Investor Fund.

Reliance on Adviser.  The likelihood that Shareholders will realize income or gain from investing in the Investor Fund will depend on the investment selection and monitoring by the Adviser and the acumen and expertise of its personnel.  If Mr. Horn were to cease working for the Adviser, the Adviser might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Special Considerations for ERISA Fiduciaries. A fiduciary of an employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should bear in mind at least three important considerations in determining whether the plan should invest in the Investor Fund. First, under ERISA, fiduciaries must discharge their duties solely in the interest of the plan’s participants and beneficiaries and in accordance with the so-called “prudent man” rule.

Second, ERISA fiduciaries must also satisfy themselves that only the interest in the Investor Fund constitutes a “plan asset,” and the underlying investments of the Investor Fund do not. If the underlying assets of the Investor Fund were determined to be “plan assets,” (i) the requirement that plan assets must be held in trust may be violated and (ii) Investor Fund transactions could become subject to the “prohibited transaction” rules of ERISA. The issue of whether the underlying assets of an investment fund such as the Investor Fund constitute plan assets is subject to U.S. Department of Labor Regulation Section 2510.3-101. Under such regulation, the underlying assets of the Investor Fund would not be considered plan assets unless 25% or more of the Shares of the Investor Fund are held by employee benefit plans. The Adviser will restrict the number of Shares of the Investor Fund that may be purchased by employee benefit plans and benefit plan investors (within the meaning of U.S. Department of Labor Regulation Section 2510.3101(f)(2)) so as to avoid possible characterization of the Investor Fund’s underlying assets as plan assets.

Third, as discussed in greater detail under the heading “TAX CONSIDERATIONS” below, it is possible that a portion of the income of the Investor Fund and, therefore, a portion of the income allocated to each Shareholder therein, including ERISA plans and other tax exempt entities, could be unrelated business taxable income subject to federal taxation.

*           *           *

THE ABOVE DISCUSSIONS OF THE VARIOUS RISKS ASSOCIATED WITH THE INVESTOR FUND AND THE SHARES ARE NOT, AND ARE NOT INTENDED TO BE, A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN AN INVESTMENT IN THE INVESTOR FUND.  THOSE DISCUSSIONS DO, HOWEVER, SUMMARIZE THE PRINCIPAL RISKS THAT SHOULD BE CONSIDERED BEFORE INVESTING.  PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS AND THE INVESTOR FUND AGREEMENT AND CONSULT WITH THEIR OWN ADVISORS BEFORE DECIDING WHETHER TO INVEST.  IN ADDITION, AS THE INVESTMENT PROGRAM OF THE INVESTOR FUND CHANGES OR DEVELOPS OVER TIME, IT MAY BE SUBJECT TO RISK FACTORS NOT DESCRIBED IN THIS PROSPECTUS.

POTENTIAL CONFLICTS OF INTEREST

The Adviser, the Administrator and their respective affiliates, which will be deemed to include, in each case, their respective members, officers, directors, employees and entities owned by any of the aforementioned parties (the “Related Parties”) may face certain conflicts of Shares in relation to the Investor Fund.  These conflicts include, but are not limited to, the following:

Services of the Adviser. The Investment Advisory Agreement provides that the Adviser, its affiliates, and their officers, directors, shareholders, employees, limited partners and agents are not expected to devote its or their full time to the business of the Investor Fund and the performance of their duties, but are required to devote only such time to the affairs of the Investor Fund as shall be necessary for the proper performance of its and their duties.

Trading By Affiliated Persons. Officers, directors and employees of the Adviser may also invest for their personal accounts in the same areas of investment opportunity as those in which the Investor Fund proposes to invest. The personal records of such persons or any other affiliates of the Adviser will not be open to inspection by the Shareholders. Moreover, the Adviser, or any of their officers, directors or employees, may become aware of, and participate in, business opportunities in which the Investor Fund will not be given an opportunity to participate.

Other Persons or Entities. The Adviser, and affiliates of the Adviser, may form or participate in other investment vehicles, including domestic and offshore entities, which may invest in the same types of securities as the Investor Fund. As a result, the Adviser may have conflicts of interest in allocating management time, services, and functions among the Investor Fund and other business ventures, and the Investor Fund may face competition from these entities, and the availability to the Investor Fund of appropriate investment opportunities may be reduced. Competition could also increase the prices the Investor Fund will pay for its investments.

No Independent Counsel. No independent legal counsel has been engaged to represent the Shareholders, and there have been no negotiations between the Adviser and any other party in connection with the terms of the agreements or any other matter affecting remuneration to the Adviser, or the finances or operations of the Investor Fund. Counsel for the Investor Fund may have a continuing relationship with the Adviser and its affiliates apart from the Investor Fund.

Affiliations of the Adviser. Although the Adviser is not acting as investment manager to any of the Shareholders in connection with the purchase of Shares, and offerees should rely only upon the advice of independent investment advisers in making an investment in the Investor Fund, certain of the Shareholders may otherwise be investment advisory clients of affiliates of the Adviser. Conflicts of interest may arise as a result of these affiliations of the Adviser.

Activities of the Custodian.  In addition to performing custodial functions, the Custodian may make loans to the Investor Fund and may enter into leverage transactions or other transactions with the Investor Fund and may profit from such transactions.  the Custodian or one or more affiliates may also be a Shareholder in the Investor Fund.  Information will be shared among each of the various business areas of the Custodian and its affiliates which will be playing a role with respect to the Investor Fund.  Consequently, the Custodian or such affiliate thereof may have access to information that it would not otherwise have access to, or would not yet have access to, were it not a service provider to the Investor Fund or an affiliate to a service provider to the Investor Fund.  In addition, the Custodian may enter into foreign currency hedging transactions, leverage transactions or other transactions with the Investor Fund and may profit from such transactions.  For example, if the Investor Fund were to offer a class or series of Shares denominated in a foreign currency, the Investor Fund could enter into a transaction with the Custodian to hedge the attendant foreign currency risk.  the Custodian or its affiliates may also for its own benefit enter into transactions with Managers or Investment Funds, and may act as administrator and/or custodian to such Managers or Investment Funds.  As a result of acting in various capacities, the Custodian will have greater transparency with respect to the Investor Fund’s investments.  All business units of the Custodian are permitted to share information, subject to certain limitations, with respect to the Investor Fund with various other units of the Custodian and such other units are permitted to act on such information, subject to certain limitations.  Shareholders may not in general have access to this information.  This may give an advantage to the Custodian, were it a Shareholder, not available to Shareholders who do not have access to such information in making informed decisions regarding an investment in the Investor Fund.  the Custodian may elect to redeem its investment in the Investor Fund, if any, based on its knowledge of the Investor Fund’s investments.  The Investor Fund and the Custodian may buy and sell positions in Investment Funds to each other.  Such transactions will be effected at fair market value, generally expected to be at or close to the net asset value of the applicable Investment Fund.

SPECIAL INFORMATION REGARDING THE MASTER FUND/INVESTOR FUND INVESTMENT STRUCTURE

The Investor Fund will seek to achieve its investment objective by investing all or part of its net assets in the Master Fund, which is an investment vehicle separate from the Investor Fund but with an investment objective that is identical to that of the Investor Fund.  Accordingly, the Investor Fund’s interest in the securities owned by the Master Fund will be indirect.  In such an arrangement, an entity such as the Investor Fund is often referred to as an “Investor Fund.”  In addition to selling an interest to the Investor Fund, the Master Fund may sell Interests to other affiliated and non-affiliated investment companies or institutional investors.  Such investors will invest in the Master Fund on the same terms and conditions and will pay a proportionate share of the Master Fund’s expenses.  However, the other investors investing in the Master Fund are not required to sell their shares at the same offering price as the Investor Fund due to variations in sales commissions and other operating expenses.  Therefore, investors in the Investor Fund should be aware that these differences may result in differences in returns experienced by investors in the different funds that invest in the Master Fund.  The Adviser will consider the advantages and disadvantages of investing the net assets of the Investor Fund in the Master Fund, as well as the advantages and disadvantages of the Master Fund/Investor Fund format.

Smaller investors investing in the Master Fund may be subject to certain tax consequences or be otherwise adversely affected by the actions of larger investors investing in the Master Fund.  For example, if a large investor redeems a significant amount of assets from the Master Fund, the remaining investors may experience higher pro rata operating expenses, thereby producing lower returns.  Additionally, under such circumstances, the Master Fund may be required to liquidate positions more rapidly than would otherwise be desirable, which could adversely affect the value of the Master Fund’s capital.

Other investors in the Master Fund may alone or collectively acquire sufficient voting Shares in the Master Fund to control matters relating to the operation of the Master Fund, which may require the Investor Fund to redeem its investment in the Master Fund or take other appropriate action.  Any such withdrawal could result in a distribution of Master Fund assets in kind (as opposed to a cash distribution from the Master Fund).  A distribution in kind may result in a less diversified portfolio of investments and could adversely affect the liquidity of the Investor Fund.

If the Adviser decides to invest in a Master Fund, the Master Fund will elect to be treated as a partnership for U.S. federal tax purposes.  Other investors generally invest in a Master Fund by way of one or more feeder fund with investment objectives similar to the Investor Fund.

BROKERAGE PRACTICES

The Adviser does not have the right to choose the broker or dealer through which each purchase or sale of securities for the Investor Fund is made.  Instead, the Managers possess the right to select the broker or dealer through which all of the purchases or sales of securities for the Investor Fund or the Master Fund will be made.

Managers may allocate portfolio transactions to brokers on the basis of best execution and also in consideration of such brokers' provision or payment of the costs of research and other services and equipment (the provision of payment of such costs by brokers being referred to herein as payment made by "soft dollars").  In addition, brokers may also facilitate payments to certain service providers for services furnished directly to the Investment Fund(s).  Research and other services and equipment obtained through soft dollar commission arrangements may benefit the Manager(s).  Some soft dollar arrangements may also be outside of the parameters of Section 28(e) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), which permits the use of soft dollars to acquire research and brokerage services.  The commission rates charged to the Investment Fund(s) by brokers in the foregoing circumstances may be higher than those charged by other brokers who may not offer such services.  The Manager(s) may or may not follow brokerage placement practices similar to those described above, and, in some cases, may utilize soft dollars earned through Investment Fund(s) trading activity to obtain products or services which are not research and which may benefit the Manager(s) and be outside the safe harbor of Section 28(e).  Because the Adviser does not have the right to choose the broker or dealer through which each purchase or sale of securities for the Investment Fund(s) is made, the Adviser will not be able to monitor whether the Manager(s) are obtaining products or services which are not research and are outside the safe harbor or Section 28(e) of the Exchange Act.

TAX CONSIDERATIONS

General.  The following U.S. federal income tax discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations, rulings published by the IRS, judicial decisions and other applicable authority as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Investor Fund. There may be other tax considerations applicable to particular investors, and therefore investors should consult with their own tax advisers about the tax consequences of an investment in the Investor Fund in light of each investor's particular tax situation. In addition, income earned through an investment in the Investor Fund may be subject to state, local, or foreign taxes though this discussion does not address any aspect of state, local or foreign tax law.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE FUND AND SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE SPECIFIC CONSEQUENCES UNDER THE UNITED STATES FEDERAL TAX LAW, AND UNDER OTHER TAX LAWS, SUCH AS STATE, LOCAL  AND NON-U.S. TAX LAWS THAT ARE NOT ADDRESSED HEREIN.

Taxation of the Investor Fund.  The Investor Fund intends to qualify each year for treatment as a regulated investment company under the provisions of Subchapter M of the Code. To qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Investor Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year (the "Distribution Test"); and

(c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Investor Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Investor Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Investor Fund's assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Investor Fund controls and which are engaged in the same, similar, or related trades or businesses (the "Diversification Test").

If the Investor Fund qualifies as a regulated investment company under the Code, the Investor Fund will not pay any federal income tax on the income and gains it distributes in a timely manner to Shareholders. The Investor Fund expects to purchase U.S. Government securities prior to the end of each fiscal quarter in an amount such that the Investor Fund's total assets will meet the Diversification Test, and then sell such U.S. Government securities promptly following the end of each such fiscal quarter.

If the Investor Fund failed to qualify as a regulated investment company under the Code in any taxable year (for example, by failing to satisfy either the Distribution Test or the Diversification Test), the Investor Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Shareholders as ordinary income. In addition, the Investor Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

The Investor Fund may retain its net capital gain for investment. However, if the Investor Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained. If the Investor Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Investor Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of the Investor Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the Shareholder's gross income and the tax deemed paid by the Shareholder under clause (ii) of the preceding sentence. The Investor Fund intends to distribute at least annually to its Shareholders all or substantially all of its investment company taxable income and net capital gain.

If the Investor Fund fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending December 31, plus any retained amount from the prior year, the Investor Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. A dividend paid to Shareholders in January of a year will be treated as paid on December 31 of the preceding year, if the dividend was declared and payable to Shareholders of record on a date in October, November, or December of that preceding year. The Investor Fund intends generally, but may not always be able, to make distributions sufficient to avoid imposition of the 4% excise tax. The Investor Fund may not be able to avoid the excise tax if one or more of the Investment Funds fails to provide timely information to the Master Fund in which the Investor Fund invests and in turn the Master Fund is unable to provide such information to the Investor Fund for the Investor Fund to determine the amount of distributions necessary to avoid the excise tax. Further, the IRS has publicly ruled that notwithstanding the general rule that the taxable income of a partner in a partnership is based on the partner's distributive share of partnership items of income, gain, loss, and deduction for any partnership taxable year that ends within or with the partner's taxable year, a regulated investment company that is a partner in a partnership must generally determine its required distribution under the excise tax provisions of the Code by taking into account its share of partnership items at the time it would have taken them into account if it directly held the partnership assets underlying the share. As a result, if the Investor Fund's taxable year is different than the taxable year of the Master Fund or one or more of the Investment Funds in which the Master Fund invests, it may be treated as having income that must be distributed to avoid the excise tax, but may not be treated as having enough income to make distributions in the amount necessary to avoid incurring the excise tax.  Tax years of entities taxable as partnerships, such as the Master Fund and the Investment Funds, may change under complex rules under the Code which depend, in part, on the tax years of the members or partners of such entities (the composition of which may change over time).

Fund Distributions.  Distributions from the Investor Fund will be taxable to Shareholders as ordinary income to the extent derived from investment income and net short-term capital gains. Distributions of net capital gains (that is, the excess of net gains from the sale of capital assets held for more than one year by the Investor Fund over net losses from the sale of capital assets held for not more than one year by the Fund) will be taxable to Shareholders as such, regardless of how long a Shareholder has held the Shares. Distributions by the Investor Fund to a Shareholder who qualifies for tax-exempt status under federal income tax rules will not be taxable. Special tax rules apply to investments by such a Shareholder. Such a Shareholder should consult its tax adviser to determine the suitability of an investment in the Investor Fund and the tax treatment of distributions from the Investor Fund.

Dividend and capital gains distributions will be taxable as described above whether received in cash or reinvested in additional Shares. Such distributions will be taxable to Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. A Shareholder whose distributions are reinvested in Shares will be treated as having received a dividend equal to the fair market value of the new Shares issued to the Shareholder, or the amount of cash allocated to the Shareholder for the purchase of Shares on its behalf.

As required by federal law, detailed federal tax information reporting, including the amount and nature of ordinary income distributions and distributions of net capital gains, will be furnished to each Shareholder for each calendar year on or before January 31 of the succeeding year.

An investment in the Investor Fund may in some circumstances result in liability for federal alternative minimum tax for Shareholders.

Return of Capital Distributions.  If the Investor Fund makes a distribution to a Shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such Shareholder's tax basis in his or her Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in his or her Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the Shareholder of his or her Shares.

Dividends and distributions on the Shares are generally subject to federal income tax as described herein to the extent they do not exceed the Investor Fund's current and accumulated earnings and profits, even though such dividends and distributions may economically represent a return of a particular Shareholder's investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Investor Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Investor Fund's NAV also reflects unrealized losses. Distributions are taxable to a Shareholder even if they are paid from income or gains earned by the Investor Fund prior to the Shareholder's investment (and thus included in the price paid by the Shareholders).

Capital Loss Carryover.  Distributions from capital gains are generally made after applying any available capital loss carryovers.

Treatment of Certain Expenses.  If the Investor Fund has fewer than 500 persons as shareholders at any time during a calendar year, for federal income tax purposes, individuals and certain trusts or estates that hold shares in the Investor Fund (directly or through a partnership, S corporation or grantor trust) will be treated as receiving an additional dividend equal to their share of certain fund expenses that are treated as "miscellaneous itemized deductions" for federal income tax purposes (including, for example, custodian fees) and as having paid such expenses themselves. For this purpose, such expenses generally would equal the excess of the total expenses deductible for purposes of determining the Investor Fund's investment company taxable income over the sum of expenses relating to the organization and administration of the Investor Fund and the Investor Fund's net operating loss (determined without regard to the dividends-paid deduction and net capital gains), if any. Because Shareholders treated as receiving any additional dividend and as having paid such expenses may deduct such expenses in a taxable year only to the extent that their respective aggregate miscellaneous itemized deductions for the year exceed 2% of their respective adjusted gross income for the year, all or a portion of the above expenses may not be deductible for certain Shareholders in certain taxable years.

Sale or Repurchase of Shares.  The sale or repurchase of Shares may give rise to a gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, pursuant to recently enacted tax legislation short-term capital gains and ordinary income will be taxed at a maximum rate of 35% at present (the maximum rate shall be 39.6% for tax years beginning after December 31, 2010 unless Congress provides otherwise) while long-term capital gains will generally be taxed at a maximum rate of 15% (the maximum rate shall be 20% for tax years beginning after December 31, 2010 unless Congress provides otherwise). Because of certain limitations on itemized deductions and the deduction for personal exemptions applicable to higher income taxpayers, the effective rate of tax may be higher in certain circumstances. In general, any gain or loss realized upon a taxable disposition of Shares will be treated as long-term capital gain or loss if the Shares have been held for more than twelve (12) months. Otherwise the gain or loss on the taxable disposition of Shares will be treated as short-term capital gain or loss. Any loss realized upon a taxable disposition of Shares held for six (6) months or less but not disallowed as provided in the following sentence will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the Shareholder with respect to the Shares. All or a portion of any loss realized upon a taxable disposition of Shares will be disallowed if other Shares are purchased within thirty (30) days before or after the disposition. In such a case, the basis of the newly purchased Shares will be adjusted to reflect the disallowed loss.

From time to time the Investor Fund may offer to repurchase Shares. A tendering Shareholder who tenders all Shares held, or considered under certain attribution rules of the Code to be held, by such Shareholder will be treated as having sold its Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares, such Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Investor Fund. Likewise, if the Investor Fund redeems some but not all of the Shares held by a Shareholder and such Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that non-redeeming Shareholders will be treated as having received taxable distributions from the Investor Fund. To the extent that the Investor Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Investor Fund will be required to make additional distributions to its Shareholders.

Hedging Transactions.  If the Investment Funds engage in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Investor Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Investor Fund, defer losses to the Investor Fund, cause adjustments in the holding periods of the securities that the Investor Fund holds through an Investment Fund, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to Shareholders. The Investor Funds will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Investor Fund.

Certain of the Investor Fund’s hedging activities (e.g., through an Investment Fund) are likely to produce a difference between its book income and the sum of its net tax-exempt and taxable income. If the Investor Fund's book income exceeds the sum of its net tax-exempt and taxable income, the distribution (if any) of such excess will be treated as (i) a taxable dividend to the extent of the Investor Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the Shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Investor Fund's book income is less than the sum of its net tax-exempt and taxable income, the Investor Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Securities Issued or Purchased at a Discount.  Investments by the Investor Fund, the Master Fund or any Investment Fund in which it invests in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Investor Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Investor Fund may make such distributions from its cash assets, by entering into a line of credit or by liquidating its investments. The Investor Fund may realize gains or losses from such liquidations. To the extent that the Investor Fund realizes net capital gains from such transactions, its Shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Foreign Currency Transactions.  Transactions by any Investment Fund in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Foreign Taxation.  Income received by the Investment Funds from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

Passive Foreign Investment Companies.  Investments by the Investment Funds in an entity which is a "passive foreign investment company" (a "PFIC") could subject the Master Fund, and indirectly the Investor Fund, to a U.S. federal income tax (including interest charges) on distributions received from the PFIC (directly or through the Investment Fund), which tax cannot be eliminated by making distributions to Shareholders. If the Investor Fund invests in a PFIC through an Investment Fund that is not a U.S. person within the meaning of the Code, certain election may be made to treat a PFIC as a "qualified electing fund" ("QEF election"), in which case the Investment Fund will be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Investment Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Investment Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount ultimately required to be distributed for the Investor Fund to avoid taxation. If an Investment Fund makes these elections, it may result in the Investor Fund having to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Investor Fund's total return.

Non-U.S. Shareholders. Under U.S. federal tax law, dividends other than capital gains dividends paid on Shares beneficially held by a person who is a "foreign person" within the meaning of the Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. If a beneficial holder who is a foreign person has a permanent establishment in the United States, and the Shares held by such beneficial holder are effectively connected with such permanent establishment, and in addition, the dividends are effectively connected with the conduct by the beneficial holder of trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

Under U.S. federal tax law, a beneficial holder of Shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such Shares unless (i) the Shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

A beneficial holder of Shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

Withholding.  The Investor Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of Share sales, repurchases or redemptions made by, any individual Shareholder who fails to properly furnish the Investor Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Investor Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be 28% for amounts paid during 2007 through 2010. The backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Foreign investors in the Investor Fund should consult their tax advisors with respect to the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the backup withholding tax for reduced withholding tax rates under income tax treaties and, more generally, with respect to their investment in the Investor Fund.

CERTAIN ERISA CONSIDERATIONS

Prudence and Diversification.  Before authorizing an investment in Shares of the Investor Fund, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended,  (“ERISA Plans”) should consider (i) whether the investment in such Shares satisfies the prudence and diversification requirements of Section 404 of ERISA, and (ii) whether such fiduciaries have authority to acquire such Shares under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA).  If a fiduciary of an ERISA Plan breaches its responsibilities in selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.  Accordingly, the Adviser requires all ERISA Plans proposing to invest in the Investor Fund to represent, among other things, that: (i) it, and any fiduciaries responsible for the ERISA Plan’s investments are aware and understand the Investor Fund’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Investor Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Investor Fund; and (iv) it and any fiduciary responsible for the investment of the ERISA Plan’s assets specifically acknowledge that the Adviser is neither an ERISA fiduciary nor otherwise responsible for determining whether the initial and continuing investment in the Investor Fund satisfies the ERISA fiduciary responsibilities with respect to that ERISA Plan and that such investment is not a prohibited transaction with respect to the plan investor.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments, and may not engage in a transaction prohibited by the Code.  The fiduciaries of Tax-Qualified Plans acknowledge that they, and not the Adviser, are responsible for determining whether the initial and continuing investment in the Investor Fund satisfy the requirements of the Code with respect to such plans and have determined that such investment in fact satisfies those requirements.

ERISA imposes fiduciary obligations on any party that manages “plan assets” of an ERISA Plan.  Regulations under ERISA provide that the underlying assets of an investment company registered under the Investment Company Act are not treated as the assets of the individual ERISA Plan investors.  Accordingly, because the Trust is registered as an investment company under the Investment Company Act, the underlying assets of the Investor Fund will not be considered “plan assets” of any Plan investing in the Investor Fund for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code.  Thus, neither the Adviser nor any of its affiliates will be fiduciaries with respect to any ERISA Plans or Tax-Qualified Plans (collectively, “Plans”) investing in the Investor Fund based solely on the Adviser’s  investment management of the Investor Fund’s assets.

Decision to Invest in Shares.  Certain prospective Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with the Adviser (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan investor.  Generally, ERISA prohibits (and the Code imposes an excise tax on) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration.  Accordingly, fiduciaries of Plans will be required to represent that the decision to invest in the Investor Fund was made by a fiduciary independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Investor Fund.

In short, it is the responsibility of any fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the Shares of the Investor Fund to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in the Investor Fund should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code.

FINANCIAL STATEMENTS

As of the date of this SAI, the Investor Fund has no financial statements required to be filed as part of this registration statement amendment.

LEGAL AND ACCOUNTING MATTERS

Cipperman & Company, LLC, 500 East Swedesford Road, Suite 104, Wayne, PA 19087, has acted as counsel to the Investor Fund and the Adviser in connection with the preparation of this Memorandum and may serve as counsel to other investment funds sponsored or managed by the Adviser or their affiliates.  Should a future dispute arise between the Investor Fund and the Adviser, separate counsel may be retained as circumstances and professional responsibilities then dictate.  Counsel to the Investor Fund does not represent the investors.

The Investor Fund has retained McGladrey& Pullen, LLP as independent auditor for the Investor Fund.  The Adviser may at its sole and absolute discretion appoint another independent auditor for the Investor Fund without notice to the Shareholders.

ACCESS TO INFORMATION

Reports

The Adviser intends to furnish all Shareholders with annual reports and quarterly information.  The annual reports will contain audited (and, all other reports, unaudited) financial information.  The audited financial statements will be examined and reported upon by independent certified public accountants.  In addition, the Adviser will distribute additional information, including, without limitation, a Form 1099 or other appropriate information to enable the Shareholders to prepare their respective income tax returns, although the preparation of such returns will be the sole responsibility of each Shareholder and the Investor Fund makes no guarantee that any of the foregoing reports will be received by Shareholders by any particular time.  Costs incurred with respect to such reporting are treated as an expense of the Investor Fund.

DEFINITIONS

The following terms, as used in this SAI, have the following respective meanings.  Capitalized terms defined in the Declaration of Trust and not otherwise defined in this SAI shall have the meanings set forth in the Declaration of Trust.

“Accredited Investor” shall have the meaning set forth in Rule 501 of Regulation D, promulgated under the Securities Act.

“Administration Agreement” means a certain Administration, Fund Account and Recordkeeping Agreement by and between the Fund and the Administrator.

“Administrator” means JD Clark & Company, Inc. or any successor thereof.

“Adviser” means Persimmon Capital Management, LP, a Delaware limited partnership that is registered as an investment adviser with the SEC.

“Business Day” means any day, excluding Saturdays or Sundays, when the New York Stock Exchange is open for unrestricted trading.

“CEA” means the Commodity Exchange Act, as amended.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Purchaser Questionnaire” means the Confidential Purchaser Questionnaire that is included in the Subscription Materials and that must be delivered by each investor to the Investor Fund

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Interests” means the classes of limited partnership interests in Persimmon Growth Partners Fund, L.P.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Funds” means hedge fund limited partnerships and other pooled investment vehicles in which the Fund invests.

“IRS” means the Internal Revenue Service.

“Limited Partners” means the Persons admitted to the Master Fund as limited partners.

 “Managers” means hedge fund investment managers of Investment Funds in which the Master Fund invests.

“Master Fund” means Persimmon Growth Partners Fund, L.P., a Delaware limited partnership.

“Memorandum” means the Confidential Private Placement Memorandum dated August 24, 2010 as the same may be further amended or supplemented from time to time, relating to the offering of shares in the Investor Fund.

“Monthly Transaction Date” means the time as of (i.e., immediately preceding) the start of business on the first Business Day of each month on which the NYSE is open for unrestricted trading.

“NFA” means the National Futures Association.

“NRSRO” means a nationally recognized statistical rating organization.

“NYSE” means The New York Stock Exchange.

“Offering” means the offer and sale of an unlimited number of shares in the Investor Fund.

“Partners” means the General Partner and the Limited Partners of the Master Fund.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Master Fund, dated as of June 5, 2010, as the same may be further amended, modified or supplemented from time to time.

“Person” means an individual, corporation, partnership, association, joint stock company, trust or unincorporated organization.

“Quarterly Transaction Date” means the time as of (i.e., immediately preceding) the start of business on the first Business Day of each calendar quarter (i.e., January, April, July and October), on which the NYSE is open for unrestricted trading.

“Redeemption Fee” means the fees ranging from 5% to 2% of redemption proceeds charged upon a redemption of Shares within one year of an investment in the Investor Fund.

“Regulations” means regulations promulgated by the Department of Treasury of the United States with respect to the Code.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Signature Page and Power of Attorney” means the Signature Page and Power of Attorney accompanying the Subscription Agreement that is included in the Subscription Materials and that must be executed and delivered by each subscriber.

“Subscription Agreement” means the Subscription Agreement that is included in the Subscription Materials and that must be executed and delivered by each investor to the Investor Fund.

“Subscription Materials” means the documents provided as an enclosure with this Memorandum which must be executed by prospective investors in accordance with the instructions provided with such materials.

“UBTI” means unrelated business taxable income, as such term is used in the Code.

“Valuation Date” means the day the Net Asset Value of the Investor Fund is determined as of the close of regular trading on the NYSE on the last Business Day immediately preceding each calendar month or at such other times as determined by the Adviser in its sole and absolute discretion.

PERSIMMON GROWTH PARTNERS INVESTOR FUND

PART C:  OTHER INFORMATION

ITEM 25:	FINANCIAL STATEMENTS AND EXHIBITS.

1.	FINANCIAL STATEMENTS:

a.	None.

2.	EXHIBITS

a.	Charter
(1)   Certificate of Trust filed with the State of Delaware on June 2, 2010 is incorporated herein by reference to Exhibit 2.a. (1) to Registrant’s Registration Statement on Form N-2 as filed with the Securities and Exchange Commission on August 24, 2010 (Accession No. 0001144204-10-046431) (the “Registration Statement”) .
(2)   Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 2.a. (2) to the Registrant’s Registration Statement.

b.	By-laws	By-Laws are incorporated herein by reference to Exhibit 2.b. to the Registrant’s Registration Statement.
c.	Any Voting Trust Agreement	Not Applicable.
d.	All Instruments Defining	See Item 25(a)(2). Rights of Securities’ Holders.
e.	Dividend Reinvestment Plan	Not Applicable.
f.	Constituent Instruments Defining the Rights of the Holders of Long-Term Debt	Not Applicable.
g.	Investment Advisory Contracts
(1)   Form of Investment Advisory Agreement is incorporated herein by reference to Exhibit 2.g. to the Registrant’s Registration Statement.

(2)   Expense Limitation and Reimbursement Agreement is filed herewith.

h.	Underwriting or Distribution Contract	Not Applicable.
i.	Bonus, Profit Sharing, Pension or other Similar Contracts	Not Applicable.
j.	Custodian Agreements and Depository Contracts	Form of Custody Agreement is incorporated herein by reference to Exhibit 2.j. to the Registrant’s Registration Statement.

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k.	All other Material Contracts	Form of Administration, Fund Accounting and Recordkeeping Agreement is incorporated herein by reference to Exhibit 2.k.to the Registrant’s Registration Statement.
l.	Opinion and Consent of Counsel	Not Applicable.
m.	Consent to Service of Process	Not Applicable.
n.	Copies of Any Other Opinions	Not Applicable.
o.	Omitted Financial Statements	Not Applicable.
p.	Initial Capital Agreements	Form of Subscription Agreement is incorporated herein by reference to Exhibit 2.p. to the Registrant’s Registration Statement.
q.	Retirement Plan	Not Applicable
r.	Code of Ethics
(1)   Persimmon Growth Partners Investor Fund Code of Ethics is incorporated herein by reference to Exhibit 2.r. (1) to the Registrant’s Registration Statement.
(2)   Persimmon Capital Management, LP Code of Ethics is incorporated herein by reference to Exhibit 2.r. (2) to the Registrant’s Registration Statement.

ITEM 26.	MARKETING ARRANGEMENTS.

Not Applicable

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not Applicable

ITEM 28.	PERSONS CONTROLLED BY OR UNDER CONTROL WITH REGISTRANT

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Persimmon Capital Management, LP, a Delaware limited partnership (the “Adviser”), the investment manager to the Registrant.  Information regarding the Adviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-56210).

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ITEM 29.	NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders (as of 12/31/10)
Shares of Beneficial Interest in the Fund	29

ITEM 30.	INDEMNIFICATION

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust (the “Declaration of Trust”) filed with its Form N-2 on August 24, 2010 and to Paragraph 9 of the Registrant’s Investment Advisory Agreement (“Investment Advisory Agreement”) filed as an exhibit hereto.  The Registrant hereby undertakes that it will apply the indemnification provisions of the Declaration of Trust and the limitation of liability provisions of the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Investment Company Act”), so long as the interpretation therein of Securities 17(h) and 17(i) of the Investment Company Act remains in effect.

The Registrant, in conjunction with the Adviser and the Registrant’s directors, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, against certain liability asserted against and incurred by, or arising out of, his or her position.  However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Other business, profession, vocation, or employment of a substantial nature in which the Adviser of the Registrant and each director, executive officer or partner of the Adviser is or has been, at any time during the last two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee are as follows:

INVESTMENT MANAGER

Persimmon Capital Management, LP

Persimmon Capital Management, LP is the investment manager for the Registrant.  Persimmon Capital Management, LP is a Delaware limited partnership whose principal address is at 1777 Sentry Hall Parkway West Gwynedd Hall, Suite 102 Blue Bell, PA 19422. Persimmon Capital Management, LP is an SEC registered investment adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
Gregory S. Horn	1.	Persimmon Absolute Return Master Fund 1777 Sentry Parkway West, Gwynedd Hall, Ste. 102 Blue Bell, PA 19422 President
	2.	Persimmon Absolute Return Fund 1777 Sentry Parkway West, Gwynedd Hall, Ste. 102 Blue Bell, PA 19422 President
	3.	Persimmon Absolute Return QP Fund 1777 Sentry Parkway West, Gwynedd Hall, Ste. 102 Blue Bell, PA 19422 President
	4.	Persimmon Absolute Return Offshore Fund, Ltd. Walkers SPV Limited Walker House, 87 Mary Street George Town, Grand Cayman KY1-9002 President

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ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder are kept at the following locations:

1.	JD Clark & Company

2225 Washington Boulevard
Suite 300
Ogden, Utah 84401-1409

2.	Persimmon Capital Management, LP

1777 Sentry Hall Parkway West
Gwynedd Hall, Suite 102
Blue Bell, PA 19422

ITEM 33.	MANAGEMENT SERVICES

Not Applicable.

ITEM 34.	UNDERTAKINGS.

The Registrant hereby undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the census designated place of Blue Bell, and the Commonwealth of Pennsylvania, on the  14th day of  March, 2011.

PERSIMMON GROWTH PARTNERS INVESTOR FUND

By: /s/ Gregory S. Horn
Gregory S. Horn
President

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EXHIBIT INDEX

EXHIBIT

EX-99.2G(2)	Expense Limitation and Reimbursement Agreement.

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